SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Pall Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Pall Corporation

2014 Proxy Statement

Annual Meeting of Shareholders

Better Lives. Better Planet.℠

October 31, 2014

To Our Shareholders:

In September 2013, we publicly presented an aggressive fiscal year 2014 plan that depended on strong sales execution in a slow growth environment, continued SG&A improvement and a significant revenue pick up in the second half of the year. We are pleased to report that we delivered on our goals.

Our team generated reasonable top line growth, strong incremental margins and solid free cash flow despite significant macroeconomic and foreign exchange headwinds. We are very proud of our employees for this accomplishment.

While we are pleased with what we have achieved, we still have room to improve to meet the high expectations of our customers and our shareholders. Our fiscal year 2015 plan, which we presented publicly this past August, is similarly aggressive.

You can read more about our year-end results in the accompanying Summary Annual Report and Form 10-K.

The 2014 Annual Meeting of Shareholders will be held on December 10, 2014 at 1:00 p.m. at the JW Marriott, Essex House New York, 160 Central Park South, New York, New York 10019.

Details regarding admission to the meeting and information concerning the matters to be acted upon at the meeting are on page 2. In addition, our meeting will include an opportunity for questions of general interest to shareholders.

Whether or not you plan to attend the meeting, it is important that your shares be represented at the meeting in accordance with your wishes. Please either vote your shares through the internet, by telephone or by completing, signing and returning your proxy in the provided envelope as soon as possible.

The Board of Directors and our employees thank you for your continued support and interest in Pall Corporation.

Very truly yours,

Lawrence D. Kingsley Chairman and Chief Executive Officer	Ronald L. Hoffman Lead Director

Pall Corporation
25 Harbor Park Drive
Port Washington, New York 11050

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time and Date:	1:00 p.m., Eastern Standard Time, on Wednesday, December 10, 2014.

Place:	JW Marriott, Essex House New York 160 Central Park South New York, New York 10019

Purpose:	(1)	To elect 11 directors named in this proxy statement for a term expiring at the 2015 Annual Meeting of Shareholders;

	(2)	To ratify the appointment of KPMG LLP (“KPMG”) as Pall’s independent registered public accounting firm for fiscal year 2015;

	(3)	To approve an amendment to the Pall Corporation 2012 Stock Compensation Plan (the “2012 Stock Plan”);

	(4)	To approve, on an advisory basis, the compensation of Pall’s named executive officers (“NEOs”); and

	(5)	To transact any other business properly brought before the meeting.

Record Date:	You can vote if you were a shareholder of record at the close of business on October 14, 2014.

Voting by Proxy:

Your vote is very important. Please vote your proxy promptly so your shares can be represented at the meeting. You can vote your shares by internet, by telephone or by completing and returning your proxy card or voting instruction form. Please see “Proxy Statement – Questions and Answers About the Annual Meeting and Voting” for details.

Admission:

An admission ticket or proof of ownership of Pall stock, as well as a valid government-issued form of photo identification, must be presented in order to be admitted to the annual meeting. Please see “Proxy Statement – Questions and Answers about the Annual Meeting and Voting.”

Roya Behnia Senior Vice President, General Counsel and Corporate Secretary October 31, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 10, 2014
Copies of the proxy statement for the 2014 Annual Meeting and the 2014 Summary Annual Report
and the Form 10-K for the fiscal year ended July 31, 2014 are also available on the Company’s website at www.pall.com/annualreport

Pall Corporation
25 Harbor Park Drive
Port Washington, New York 11050

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Pall Corporation, a New York corporation, of proxies to be voted at Pall’s 2014 Annual Meeting of Shareholders and at any adjournment or postponement of the meeting. The meeting will be held on Wednesday, December 10, 2014 at 1:00 p.m., Eastern Standard Time, at the JW Marriott, Essex House New York, 160 Central Park South, New York, New York 10019.

The proxy materials will be available on the internet or mailed to shareholders starting on October 31, 2014.

Do I need a ticket to attend the annual meeting?

Yes, to enter the annual meeting you will need an admission ticket or proof of ownership of Pall stock, as well as valid government-issued photo identification. If your shares are registered in your name and you received a “Notice of Internet Availability of Proxy Materials” (the “Notice”), it will serve as proof of share ownership allowing you admission into the meeting. For those shareholders of record who received a printed copy of the proxy materials by mail, your admission ticket is attached to your proxy card. If you plan to attend the meeting, please vote your proxy but keep the admission ticket and bring it with you to the meeting. If your shares are registered in your name and you received proxy materials electronically via the internet, you will need to print an admission ticket after you vote by following the instructions on your screen.

If your shares are held beneficially in the name of a bank, broker or other nominee, you must present proof of your ownership of Pall common stock, such as your most recent bank or brokerage account statement, to be admitted to the meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the meeting.

Who is entitled to vote at the annual meeting?

Holders of Pall’s common stock at the close of business on October 14, 2014 are entitled to receive the Notice of Annual Meeting and to vote their shares at the meeting. As of that date, there were 106,855,105 shares of the Company’s common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered in your name with Pall’s transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered the “shareholder of record” with respect to those shares. The Notice or the printed proxy materials have been provided directly to you by Pall.

If your shares are held in a stock brokerage account or by a bank, broker or other nominee, you are considered the “beneficial owner” with respect to those shares because such shares are not held directly in your name. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares by using the voting instruction form or by following their instructions for voting by telephone or on the internet.

How do I vote?

Shareholders of record may vote using any of the following methods:

  By telephone or on the internet

Telephone and internet voting instructions are provided in the Notice, or if you requested or received printed proxy materials, on the proxy card.

  By mail

If you received printed proxy materials, you may vote by completing, signing and dating the proxy card and returning it in the postage-paid return envelope.

The shares represented by your properly completed proxy card will be voted in accordance with your instructions. If you properly sign, date and deliver your proxy card but mark no instructions on it, the shares represented by your proxy will be voted by the persons named in the proxy card as recommended by the Board of Directors.

  In person at the annual meeting

Shareholders who attend the annual meeting may vote in person at the meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person.

If your shares are registered in the name of a bank, broker or other nominee, follow the voting instructions on the form you receive from the nominee. The availability of telephone and internet voting will depend on the nominee’s voting processes. Beneficial owners may also vote in person at the meeting. To vote in person, you must obtain a legal proxy from your bank, broker or other nominee and present it to the inspectors of election with your ballot.

Can I change my vote?

Yes. Shareholders have the right to change or revoke their proxies at any time before a vote is taken at the meeting by:

  notifying the Corporate Secretary of the Company in writing at the Company’s corporate headquarters (25 Harbor Park Drive, Port Washington, New York 11050);

  voting by telephone or on the internet on a later date or by executing a new proxy card bearing a later date; or

  attending the meeting and voting in person.

If you are a beneficial owner, you may submit new voting instructions by contacting your bank, broker or other nominee.

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of printed proxy materials?

We have elected to provide our shareholders access to our proxy materials over the internet as an alternative to the traditional delivery of printed proxy materials. This “notice and access” delivery method conserves natural resources and reduces our costs of printing and distributing the proxy materials, while providing you with a convenient method of accessing the materials and voting. The Notice will instruct you as to how you may access and review all of the proxy materials on the internet, as well as how you may submit your proxy on the internet. If you received a Notice and would like to receive a printed copy of the proxy materials, please follow the instructions printed on the Notice to request that a printed copy be mailed to you.

Shareholders who did not receive a Notice should have received a printed copy of the proxy materials, unless you have previously elected to receive proxy materials by email.

What is “householding” and how does it affect me?

Under this practice, Pall will deliver only one copy of the Notice, and for those shareholders that received a printed copy of the proxy materials, one copy of our 2014 Annual Report and this Notice of Annual Meeting and Proxy Statement, to multiple shareholders sharing an address, unless the Company has received contrary instructions from one or more of the shareholders. Householding reduces duplicate mailings, saves paper and reduces printing costs. If any shareholder of record residing at a shared address wishes to receive an individual Notice or printed proxy materials or if you are receiving multiple copies of Pall’s Notice or printed proxy materials and would like to enroll in this service, please contact Computershare by calling 1-800-456-1169, or inform them in writing at Computershare Investor Services, P.O. Box 43078, Providence, Rhode Island 02940-3078. We undertake to deliver promptly upon written or oral request a separate Notice or printed copy of the proxy materials to a shareholder at a shared address to which a single Notice or printed copy of the materials was delivered.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

How can I access the proxy materials on the internet?

The Notice, proxy card and voting instruction form will contain instructions on how to view Pall’s proxy materials for the meeting on the internet. Our proxy materials are also available on Pall’s website at www.pall.com/annualreport.

Shareholders can help us reduce printing and mailing costs by opting to receive future proxy materials electronically by visiting the Computershare website. Shareholders of record may enroll in the electronic proxy delivery service at any time at www.computershare-na.com/green. Beneficial owners should contact their broker, bank or nominee regarding the availability of this service.

What is a broker non-vote?

Under New York Stock Exchange (“NYSE”) rules, brokerage firms may vote in their discretion on certain matters on behalf of beneficial owners who have not furnished voting instructions. These are called “discretionary” items. In contrast, brokerage firms may not vote on certain other matters for which they have not received voting instructions from the beneficial owner. These are called “non-discretionary” items and a lack of voting instructions for “non-discretionary” items results in “broker non-votes.”

What is a quorum for the annual meeting?

A quorum is required in order to hold a valid meeting. The holders of a majority of the shares issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy will constitute a quorum at the meeting.

Abstentions and broker non-votes are counted as present for purposes of determining a quorum.

What are the voting requirements to elect the directors and to approve each of the proposals discussed in this Proxy Statement?

Broker Discretionary
	Vote Required	Voting Allowed	Effect of Abstentions
Election of directors	Majority of votes cast	No	No effect
Ratification of KPMG	Majority of shares present	Yes	Count as a vote “against”
	and entitled to vote		proposal
Approval of an amendment to the	Majority of shares present	No	Count as a vote “against”
2012 Stock Plan	and entitled to vote		proposal
Approval, on an advisory basis, of	Majority of shares present	No	Count as a vote “against”
the compensation of the named	and entitled to vote		proposal
executive officers

Pursuant to Pall’s by-laws, in any uncontested election of directors, a nominee will be elected by the affirmative vote of the majority of votes cast with respect to such nominee. A “majority of votes cast” means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” such nominee.

How will my shares be voted at the annual meeting?

At the meeting, the persons indicated on your proxy card or voting instruction form will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like your shares voted, your shares will be voted as the Board of Directors recommends, which is:

  FOR the election of each of the director nominees named in this proxy statement,

  FOR the ratification of the appointment of KPMG as Pall’s independent registered public accounting firm for the 2015 fiscal year,

  FOR the approval of an amendment to the 2012 Stock Plan, and

  FOR the approval, on an advisory basis, of the compensation of Pall’s named executive officers.

Could other matters be decided at the annual meeting?

The Board of Directors is not aware of any other matters to be presented for action at the meeting, but if other matters are properly brought before the meeting, shares represented by properly completed proxies will be voted in accordance with the judgment of the persons named as proxies.

Who will count the votes?

Representatives of Pall’s transfer agent, Computershare, will tabulate the votes and act as inspectors of election.

How can I find the voting results?

We will disclose the final results of the voting in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) within four business days of the annual meeting.

Who will pay for the cost of this proxy solicitation?

Pall will pay the cost of soliciting proxies on behalf of the Board of Directors. The solicitation is to be made primarily by mail but may be supplemented by telephone calls and personal solicitation by the firm of Morrow & Co., LLC (“Morrow”), which has been retained for this purpose by the Company. Morrow will be paid an estimated fee for its services not to exceed $8,000, plus reasonable out-of-pocket expenses estimated at $4,500.

GOVERNANCE OF THE COMPANY

Corporate Governance Policy

The Board of Directors (the “Board”) has adopted a policy that provides the framework for the governance of the Company and contains general principles regarding the function of the Board and the Board committees. The Board reviews the policy and other aspects of Pall’s governance on an annual basis. The corporate governance policy is available on the Company’s website, www.pall.com, by clicking on “Investor Relations” and then “Corporate Governance.”

Board Leadership Structure

One of the key responsibilities of the Board is to continuously evaluate its leadership structure with the aim of high engagement in fulfilling its responsibilities and providing appropriate independent oversight of management. Pall’s corporate governance policy grants the Board the flexibility to select the appropriate leadership structure of the Company. In determining such structure, the Board considers many factors in how to fulfill its duties, including the specific needs of the business and the best interests of Pall’s shareholders at any given time.

Our Chief Executive Officer, Lawrence D. Kingsley, also serves as the Chairman of the Board. Ronald L. Hoffman, an independent director, was selected by our independent directors to serve as the Board’s Lead Director with broad authority and responsibility over board governance and operations. The Board believes that this structure is appropriate for the Company because it allows the Company to present its strategy to shareholders, employees and customers through a single voice and provides even more focus on and accountability for the Company’s performance.

The Board believes that a strong Lead Director helps to maintain effective Board oversight of management, notwithstanding that the offices of Chairman and Chief Executive Officer are held by the same individual. This oversight is further enhanced by the requirement that the non-management directors meet regularly in executive sessions and by the full independence of each of the Board’s key committees.

Responsibilities of Lead Director
Leadership: Calls and presides at all meetings of independent directors and presides at Board meetings in the absence of the Chairman.

Agenda: Prepares the agendas for and establishes the frequency of independent directors’ meetings. Approves materials for meetings of the independent directors and approves all board agendas and meeting schedules.

Communication: Briefs the Chairman about the results of deliberations among the independent directors, as appropriate, and serves as a liaison between the Chairman and the other independent directors.

Collaboration: Collaborates with the Chairman on information sent to the Board, including the quality, quantity, appropriateness and timeliness of the materials. Consults with the Chairman regarding meeting agendas and schedules for the Board.

Shareholder Communication: Is available, when appropriate, for consultation and direct communication with shareholders.

Meetings of the Board of Directors

Directors are expected to participate in all meetings of the Board and each committee on which they serve. In fiscal year 2014, the Board held 11 meetings. During fiscal year 2014, no incumbent director attended less than 90% of the total number of meetings of the Board and relevant committees on which such director served. The Company’s corporate governance policy requires all directors to attend Pall’s annual meetings of shareholders and all of Pall’s incumbent directors attended the 2013 Annual Meeting of Shareholders.

Pall’s non-management directors are all independent and meet at regularly scheduled executive sessions held during meetings of the Board and each committee without any employee directors or members of management present. During fiscal year 2014, the non-management directors met in executive session eight times. Mr. Hoffman, who served as Lead Director during fiscal year 2014, chaired all of the non-management director meetings held in fiscal year 2014. Each non-employee director has full access to the Company’s management.

Investor Engagement

Pall conducts extensive investor outreach throughout the year to ensure that management and the Board understand and consider the issues that matter most to the Company’s shareholders and enable the Company to address them effectively. Management, including the Chairman and Chief Executive Officer and Chief Financial Officer, meet frequently with investors during the course of the year. Every quarter, the Board reviews the Company’s investor profile and investor relations program.

Communication with the Board

Shareholders or other interested parties who wish to communicate with the Board as a group, the non-management directors as a group, or any individual director, including the Chairman or the Lead Director, may mail correspondence to the Corporate Secretary at Pall Corporation, 25 Harbor Park Drive, Port Washington, New York 11050. The Corporate Secretary will forward all communications unless the Corporate Secretary determines that a communication is a business solicitation, an advertisement or requests general information about Pall. This centralized process assists the Board in reviewing and responding to shareholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication.

Director Independence

Pall’s corporate governance policy provides for director independence standards consistent with those of the NYSE. These standards require the Board to affirmatively determine that each independent director has no material relationship with the Company other than as a director or shareholder. The Board evaluates the materiality of any director relationships with the Company to assure itself that the director independence standards have been met. The Board considers relationships involving directors and their immediate family members that may implicate any of these standards or the listing standards of the NYSE and relies on information derived from Company records, questionnaires completed by the directors and inquiries of other relevant parties.

The relationships reviewed by the Board as part of its independence determinations consisted principally of donations Pall made to not-for-profit organizations, including educational and health organizations (such as hospitals and laboratories) with which Board members were affiliated by service as employees, directors or trustees (Mr. Travaglianti). The Board also reviewed commercial relationships between the Company and organizations with which directors or their immediate family members were affiliated by service as outside directors (Ms. Grisé and Ms. Plourde), executive officers (Mr. Owens and Mr. Wise), or trustees (Mr. Travaglianti). The relationships with these organizations involved the Company’s sale or purchase of products or services in the ordinary course of business that were made on arm’s-length terms in amounts and under other circumstances that did not affect the relevant directors’ independence under Pall’s director independence standards or under applicable law and listing standards.

The Board has determined that the following directors have no material relationship with the Company and, therefore, are independent: Amy E. Alving, Robert B. Coutts, Mark E. Goldstein, Cheryl W. Grisé, Ronald L. Hoffman, Dennis N. Longstreet, B. Craig Owens, Katharine L. Plourde, Edward Travaglianti and Bret W. Wise.

All members of the audit committee, the compensation committee and the nominating/governance committee are independent directors under the NYSE listing standards and Pall’s director independence standards. Pall’s director independence standards are available in the corporate governance policy on the Company’s website, www.pall.com, by clicking on “Investor Relations” and then “Corporate Governance.” Additionally, each member of the audit committee and the compensation committee meets the independence requirements of the SEC and NYSE applicable to service on such committees and the Board has determined that each member of the audit committee is an “audit committee financial expert” as defined by the rules of the SEC.

Codes of Conduct

The Company has adopted codes of conduct that apply to every employee and to the directors. These codes are designed to ensure that Pall’s business is conducted in a consistently legal and ethical manner. The codes consist of employee codes of conduct, a financial code of ethics and a directors’ code of business conduct and ethics. The codes are available on the Company’s website at www.pall.com/policies. The Company will disclose any amendments to, or waivers from, the codes applicable to Pall’s executive officers and directors on its website in accordance with applicable law and NYSE rules.

Oversight and Management of Risk

Board Oversight

The Board has overall oversight of risk management. The Board oversees the Company’s risk assessment processes and Enterprise Risk Management Program (the “ERM Program”) and, with the assistance of the committees, the Company’s procedures to manage risk. The ERM Program enables Pall to develop and implement a systematic process of identifying and managing risks it faces. The Board fulfills its responsibilities through reviews of the Company’s strategies and business plans, the ERM Program and regular management reports on financial risk and exposure. The Board also reviews specific risks as needed.

Committee Responsibilities

The Board committees have responsibility for the oversight of specific risks that fall within each committee’s area of responsibility.

Audit Committee: The audit committee oversees Pall’s risk policies and processes related to the Company’s financial risk exposures and the steps management undertakes to control such exposures, including review of the controls and procedures relating to derivatives, swaps, hedges and similar financial instruments. At least quarterly, the committee evaluates the Company’s exposure to and management of customer credit. The audit committee also reviews the Company’s ERM Program as it relates to business continuity risk and the procedures in place to manage such risks as well as the activities of the Company’s ethics and compliance program. In addition, both the Chief Compliance Officer and the Vice President of Global Internal Audit and SOX Compliance (“VP of Internal Audit and SOX”) report directly to the audit committee regarding risk management activities.

Compensation Committee: The compensation committee oversees risk assessment and risk management relative to the Company’s compensation structure.

Nominating/Governance Committee: The nominating/governance committee oversees the corporate governance policies and practices instituted to minimize ethical and certain regulatory risks.

Company Management of Risk

The Company’s management is charged with managing risk on a day-to-day basis. The Company’s ERM Program is a key management tool to minimize exposure to loss and ensure that risk is within acceptable limits. A steering committee, chaired by the Chief Executive Officer and comprised of the executive management team and the VP of Internal Audit and SOX, oversees the program.

Identifying and Evaluating Nominees for Directors

The nominating/governance committee is responsible for recruiting and recommending director candidates to the Board. The committee considers candidates suggested by other directors, executive management and shareholders and may, at the Company’s expense, seek the assistance of search firms and other advisors.

In its assessment of each potential candidate, the nominating/governance committee will review such person’s (a) skills and experience, (b) character and integrity including the possession of an inquiring mind, vision, a willingness to ask hard questions and the ability to work well with others, (c) ability to devote sufficient time to the affairs of the Company and diligence in fulfilling the responsibilities of the position, (d) capacity and desire to represent the balanced, best interests of the Company shareholders as a whole and not primarily a special interest group or constituency and (e) such other factors that the nominating/governance committee determines are pertinent in light of the current needs of the Company. Candidates with appropriate qualifications are interviewed, typically by the Chief Executive Officer and the Lead Director, the members of the nominating/governance committee and other available directors.

Although Pall does not have a formal diversity policy applicable to the Board, in accordance with the criteria for director selection (set out in the annexes of the corporate governance policy), diversity of race, ethnicity, gender, professional experience, education and skill among the directors are factors in identifying and evaluating nominees for Board membership.

Shareholders who wish to recommend a director nominee should follow the procedures described in Annex A of the corporate governance policy. The corporate governance policy is available on the Company’s website, www.pall.com, by clicking on “Investor Relations” and then “Corporate

Governance.” Recommendations that are made by shareholders in accordance with the procedures described in the corporate governance policy will receive the same consideration as recommendations received from other sources.

Board and Committee Information

The Board has an audit committee, a compensation committee, an executive committee and a nominating/governance committee. The Board has adopted a written charter for each of these committees available on the Company’s website, www.pall.com, by clicking on “Investor Relations” and then “Corporate Governance.”

The composition and key responsibilities of each committee and the number of meetings held by each committee during fiscal year 2014 are described below. Under Pall’s corporate governance policy, each committee may retain consultants to assist it in carrying out its responsibilities.

Committee	Responsibilities
B. Craig Owens (Chair) Katharine L. Plourde Edward Travaglianti Bret W. Wise Meetings in fiscal year 2014: 10
  Assists the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements, the financial reporting process, the systems of disclosure controls and procedures and internal controls over financial reporting
  Assists the Board in the performance of the internal audit function and the annual independent audit of the financial statements
  Reviews the Company’s information technology functions that relate to financial reporting and activities
  Oversees the Company’s compliance and ethics program
  Responsible for the selection, retention, termination and oversight of the Company’s independent registered public accounting firm
  Reviews the Company’s policies and practices with respect to risk assessment and risk management and reviews and evaluates the Company’s ERM Program
  Meets in regular closed sessions with the independent auditors and VP of Internal Audit and SOX

Robert B. Coutts Mark E. Goldstein Cheryl W. Grisé (Chair) Ronald L. Hoffman Meetings in fiscal year 2014: 8
  Determines and oversees the execution of the Company’s executive compensation program
  Reviews and approves the goals and objectives relevant to the compensation of executive officers (other than the Chairman and Chief Executive Officer) as well as the elements of their compensation
  Evaluates and approves compensation plans, policies and programs for executive officers in which they participate, including any employment contracts, bonus plans and equity plans
  Solely responsible for retaining and terminating executive compensation consultants
  Responsible to review and make recommendations to the Board with respect to the compensation of the Chief Executive Officer and the non-employee members of the Board and its committees

Committee	Responsibilities
Ronald L. Hoffman (Chair) Lawrence D. Kingsley Dennis N. Longstreet Edward Travaglianti Bret W. Wise Meetings in fiscal year 2014: 9
  Acts within pre-approved monetary limits during the intervals between meetings of the full Board on matters that do not require approval of the full Board or that could not be postponed until the next scheduled Board meeting, except as to those matters that by law or Company policy may not be delegated
  Reviews the mechanics of issuance and repurchase of debt or equity
  Reviews banking and rating agency relationships
  Reviews the Company’s insurance policies
  Reports all actions by the committee to the full Board

Amy E. Alving Robert B. Coutts Mark E. Goldstein (1) Dennis N. Longstreet Katharine L. Plourde (Chair) Meetings in fiscal year 2014: 5
  Develops policy on the size and composition of the Board
  Develops criteria for director nomination and procedures for the nomination process
  Identifies and recommends candidates for election to the Board and committees
  Annually reviews Pall’s corporate governance policy, each committee’s charter and other corporate governance policies and practices
  Oversees the Board and committee self-assessments
  Reviews and makes recommendations to the Board and/or management with respect to corporate governance issues and management succession plans

(1)	Appointed to the nominating/governance committee effective February 20, 2014.

Board Self-Assessment

The Board and each committee conduct an annual self-assessment to review the sufficiency of resources and time to fulfill their respective obligations, to review the composition of the Board and each committee and evaluate the performance of their respective responsibilities. During the year, the nominating/governance committee receives input on the Board’s and each committee’s performance from the directors. The Chair of the nominating/governance committee then discusses the evaluations (without attribution) with the entire Board and recommends any changes, which may be adopted by the Board.

Political Spending

The Company does not engage in political spending and does not make contributions to organizations that engage primarily in political activity.

Compensation of Directors

The Company’s non-employee directors receive both cash compensation and equity compensation. Because Mr. Kingsley also serves as Chief Executive Officer of the Company, he did not receive any compensation for his service as a director during fiscal year 2014.

NON-EMPLOYEE DIRECTORS COMPENSATION

During fiscal year 2014, the compensation committee retained Aon Hewitt as its independent compensation consultant for the purpose of benchmarking director compensation. Aon Hewitt analyzed each component of director compensation across Pall’s expanded peer group (as described in the “Compensation Discussion and Analysis” section). After reviewing the comparison of total director compensation to the peer group, Aon Hewitt recommended that the Company increase the annual board retainer. As a result, the compensation committee determined to increase non-employee directors’ annual cash retainer by $10,000 and the value of the annual equity grant by $5,000, in each case effective as of August 1, 2014. Prior to the increase, compensation for the Company’s non-employee directors consisted of the following:

Annual Cash Compensation (1)
Board Member: $55,000
Lead Independent Director: $25,000
Audit Committee Chair: $25,000 – Member: $14,000
Compensation Committee Chair: $15,000 – Member: $7,500
Executive Committee Member: $7,500
Nominating/Governance Committee Chair: $15,000 – Member: $7,500

(1)	Paid quarterly and prorated for directors serving partial periods on the Board or a committee. Directors may defer 100% of their cash fees until they cease to be members of the Board for any reason. Deferred fees are credited to the directors as units under the 2012 Stock Plan, with each unit representing one share of Pall’s common stock. Dividends are credited as additional units. Directors may elect to receive shares representing deferred fees in a lump sum or in five annual installments.

Equity Compensation (1)
Annual grant: Stock units equal to $130,000.
Initial grant: Stock units equal to $100,000 at the time a director is first elected.

(1)	The units are awarded under the 2012 Stock Plan, with each unit representing one share of Pall’s common stock. The units vest immediately following the date of the award. Directors may defer receipt of the shares underlying annual award units.

FISCAL YEAR 2014 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash (1) ($)		Stock Awards (2)(3) ($)	All Other Compensation (4) ($)	Total ($)
Amy E. Alving	62,500		130,284	—	192,784
Robert B. Coutts	70,000		130,284	3,000	203,284
Mark E. Goldstein	66,250	(5)	130,284	—	196,534
Cheryl W. Grisé	77,500		130,284		207,784
Ronald L. Hoffman	100,625		130,284	—	230,909
Dennis N. Longstreet	70,000	(5)	130,284	3,000	203,284
B. Craig Owens	94,000		130,284	3,000	227,284
Katharine L. Plourde	91,500		130,284	3,000	224,784
Edward Travaglianti	76,500		130,284	3,000	209,784
Bret W. Wise	76,500	(5)	130,284	—	206,784

(1)	The annual cash retainer of non-employee directors was increased from $55,000 to $65,000, effective August 1, 2014.
(2)	Reflects the grant date fair value, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”), of stock units granted in fiscal year 2014 by the Company under its 2012 Stock Plan. For additional information regarding the assumptions made in calculating these amounts, see Note 15, Common Stock, to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for fiscal year 2014.
(3)	The number of stock units, including any units deferred, held by each non-employee director at the end of fiscal year 2014 is as follows: Dr. Alving—5,767; Mr. Coutts—12,914; Mr. Goldstein—5,317; Ms. Grisé—19,533; Mr. Hoffman—13,941; Mr. Longstreet—21,518; Mr. Owens—5,582; Ms. Plourde—21,985; Mr. Travaglianti—19,890 and Mr. Wise—5,317.
(4)	The amounts reported in this column reflect Company contributions made under the Company’s charitable matching gift program. Under the program, which is available to Pall employees and directors, the Company will match any contributions to eligible organizations up to a maximum of $3,000 per participant per year and a Company maximum of $1,000,000 per year.
(5)	The cash fees earned by Mr. Goldstein and Mr. Wise, from August 1, 2013 through July 31, 2014, and by Mr. Longstreet, from January 1, 2014 through July 31, 2014, were used to purchase units under the 2012 Stock Plan. As of the end of fiscal year 2014, Mr. Coutts held 2,417 units, Mr. Goldstein held 1,376 units, Mr. Longstreet held 416 units and Mr. Wise held 1,629 units that were purchased by these directors.

Director Stock Ownership Guidelines

To encourage ownership of Pall’s common stock and to further align the directors’ interests with those of Pall’s shareholders, the Board established director stock ownership guidelines. The guidelines require each non-employee director to own Pall common stock, restricted stock units (“RSUs”) or performance units (“PRSUs”) equivalent in value to five times such director’s annual cash retainer (“Ownership Level”). Directors have three years from the time a director is first appointed or elected to the Board to meet the Ownership Level. Once a non-employee director reaches the Ownership Level, he or she will not be considered to fall out of compliance solely due to subsequent stock price declines. As of August 1, 2014, each non-employee director has met his or her Ownership Level.

Securities Ownership

The table below sets forth information with respect to the beneficial ownership of common stock and units as of October 2, 2014 for the following: (a) each current director and director nominee, (b) each NEO and (c) all current directors, director nominees and executive officers as a group. In each case (except as otherwise indicated in the notes to the table), the shares are owned directly by the named individual, with sole voting and dispositive power.

Name of Beneficial Owner	Common Shares
	Shares (1)	Percent of	Units (3)
		Class (2)
Amy E. Alving	7,344	—	5,787
Yves Baratelli	44,363	—	20,436
Ruby Chandy	13,818	—	14,492
Robert B. Coutts	3,222	—	15,384	(4)
Mark E. Goldstein	2,060	—	6,974	(4)
Cheryl W. Grisé	1,732	—	19,601
Ronald L. Hoffman	7,594	—	13,989
Akhil Johri	30,258	—	39,479
Lawrence D. Kingsley	507,666	—	249,544
Dennis N. Longstreet	5,033	—	22,269	(4)
B. Craig Owens	6,544	—	5,602
Wolfgang Platz	34,565	—	10,983
Katharine L. Plourde	1,941	—	22,062
Edward Travaglianti	10,344	—	19,959
Bret W. Wise	3,949	—	7,250	(4)
All directors, director nominees and executive officers	774,468	0.72%	670,567
of the Company as a group (26 people)

(1)	Includes shares covered by stock options currently exercisable or becoming exercisable within 60 days of October 2, 2014 as follows: Dr. Alving—2,250 shares; Mr. Baratelli—15,107 shares; Ms. Chandy—11,587 shares; Mr. Hoffman—3,000 shares; Mr. Johri—30,258 shares; Mr. Kingsley—456,419 shares; Mr. Platz—12,030 shares; and the current directors, director nominees and executive officers of the Company as a group (26 people)—585,804 shares. The following individuals do not have any stock options currently exercisable or becoming exercisable within 60 days of October 2, 2014: Mr. Coutts, Mr. Goldstein, Ms. Grisé, Mr. Longstreet, Mr. Owens, Ms. Plourde, Mr. Travaglianti and Mr. Wise. Also includes shares that would be immediately receivable upon termination of board service on October 2, 2014 or within 60 days thereafter by those directors who have so elected to defer receipt of their annual award units or have elected to defer their cash fee in the form of units, as follows: Mr. Coutts—2,222 shares, Mr. Goldstein—1,060 shares; Ms. Grisé—732 shares; Mr. Longstreet—2,233; Mr. Owens—1,557 shares; Mr. Wise—2,949 shares; and the current directors, director nominees and executive officers of the Company as a group (26 people)—10,752 shares. Also includes 5,014 shares upon the vesting of bonus units under the Management Stock Purchase Plan (“MSPP”) that vest within 60 days of October 2, 2014 for an executive officer included in the group of current directors, director nominees and executive officers of the Company as a group (26 people).
(2)	Percentages are shown only for shareholders owning at least 1% of the class. Percentage of a class is based on the 106,834,568 shares outstanding on October 2, 2014.
(3)	With respect to the executive officers, each RSU is converted, when it vests, into one share of common stock unless the holder elects to defer conversion, as permitted by the MSPP, 2005 Stock Compensation Plan (the “2005 Stock Plan”) and the 2012 Stock Plan. With respect to each non-employee director, each unit awarded under the 2005 Stock Plan or prior to December 31, 2012 under the 2012 Stock Plan is converted into one share of common stock upon the director’s termination of Board membership for any reason other than removal for cause or at such time selected by the director, and each unit awarded after December 31, 2012 under the 2012 Stock Plan is converted into one share of common stock immediately following the date of the award, unless deferred by the non-employee director. Other than those RSUs reflected in footnote (1) above, none of such persons has a right to acquire beneficial ownership of shares underlying these units within 60 days of October 2, 2014.
(4)	Includes 2,425 units and related dividends with respect to Mr. Coutts, 1,639 units and related dividends with respect to Mr. Goldstein, 677 units and related dividends with respect to Mr. Longstreet and 1,914 units and related dividends with respect to Mr. Wise under the director fee deferral program. Each unit is converted into one share of common stock upon the director leaving the Board.

Beneficial Ownership

The table below sets forth information with respect to each shareholder who, to Pall’s knowledge, is the beneficial owner of more than 5% of Pall’s outstanding shares of common stock as of October 2, 2014.

Name and Address of Beneficial Owner	Common Shares
	Number of Shares		Percent of Class (1)
ClearBridge Investments, LLC	7,560,096	(2)	7.1%
620 8th Avenue
New York, New York 10018
The Vanguard Group	7,486,596	(3)	7.0%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
T. Rowe Price Associates, Inc.	7,189,905	(4)	6.7%
100 E. Pratt Street
Baltimore, Maryland 21202
Waddell & Reed Financial, Inc.	6,992,928	(5)	6.5%
6300 Lamar Avenue
Overland Park, Kansas 66202

(1)	Percentage of class is based on the 106,834,568 shares outstanding on October 2, 2014.
(2)	In an amended Schedule 13G filed with the SEC on February 14, 2014, ClearBridge Investments, LLC (“ClearBridge”) reported beneficial ownership of 7,560,096 shares. ClearBridge reported sole power to vote or direct the voting of 7,365,364 shares and sole power to dispose or to direct the disposition of 7,560,096 shares.

(3)	In an amended Schedule 13G filed with the SEC on February 12, 2014, The Vanguard Group (“Vanguard”) reported beneficial ownership of 7,486,596 shares. Vanguard reported sole power to vote or direct the voting of 180,845 shares, sole power to dispose or to direct the disposition of 7,314,051 shares and shared power to dispose or to direct the disposition of 172,545 shares.
(4)	In an amended Schedule 13G filed with the SEC on February 11, 2014, T. Rowe Price Associates, Inc. (“T. Rowe Price”) reported beneficial ownership of 7,189,905 shares. T. Rowe Price reported sole power to vote or direct the voting of 1,724,173 shares and sole power to dispose or to direct the disposition of 7,189,905 shares.
(5)	Information is based on an amended Schedule 13G filed jointly on February 7, 2014, with the SEC by Waddell & Reed Financial, Inc., Waddell & Reed Financial Services, Inc., Waddell & Reed, Inc., Waddell & Reed Investment Management Company and Ivy Investment Management Company. Each of Waddell & Reed Financial Services, Inc., Waddell & Reed, Inc. and Waddell & Reed Investment Management Company is deemed to have sole voting power and sole power to dispose of 4,705,710 shares. Waddell & Reed Financial, Inc. is deemed to have sole voting power and sole power to dispose of 6,992,928 shares. Ivy Investment Management Company reported sole voting power and sole power to dispose of 2,287,218 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors, executive officers and persons who own more than 10% of Pall’s common stock are required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to: (a) file reports of their ownership and changes in ownership of Pall’s equity securities with the SEC and the NYSE and (b) furnish the Company with copies of the reports. Personnel of the Company generally prepare these reports for directors and executive officers on the basis of information obtained from each director and executive officer. Based on such information, we believe all reports that were required by Section 16(a) to be filed during fiscal year 2014 were timely filed.

Policies and Procedures for Related Person Transactions

A written policy sets out procedures for the reporting, review and ratification of related person transactions. Related person transactions involving directors are also subject to Board approval or ratification in accordance with New York law.

The Board is responsible for the oversight and approval (or ratification) of any transaction, relationship or arrangement in which the Company is a participant and that involves Pall’s Board members, director nominees, executive officers, beneficial owners of more than 5% of Pall’s common stock, the immediate family members of any of the foregoing individuals, any individual (other than tenants and employees) who shares that person’s home and companies controlled by directors, nominees and executive officers or their immediate family members or in which they have a substantial beneficial ownership interest. The Company refers to these as “related person transactions.” The audit committee is responsible for evaluating each related person transaction that involves an amount in excess of $120,000 and making recommendations to the Board with respect to the ratification and approval of such transactions.

Related Party Procedures
Audit committee receives information on each related person transaction required to be disclosed by Item 404 of Regulation S-K and evaluates each transaction.
Audit committee presents to disinterested Board members on whether the transactions are fair, reasonable and within Company policies for approval.
Directors and executive officers periodically confirm information about related person transactions.
Management reviews books and records regularly and makes other inquiries to confirm the existence, scope and terms of related person transactions.

Pre-Approved Transactions
The Board has pre-approved certain types of related person transactions as not presenting material concerns about conflicts of interest:
Compensation paid to directors and executive officers approved by the Board or the compensation committee, as applicable,
Company charitable contributions made in accordance with Company policy on charitable contributions and
Transactions in which the related person’s interest arises solely from ownership of the Company’s common stock and all holders of the common stock receive the same benefit on a pro rata basis.

Transactions Not Within The Pre-Approved Criteria
The audit committee considers the appropriateness of any related person transaction not within the pre-approved classes in light of all relevant factors and controls implemented to protect the interests of the Company and shareholders, including:
The benefits of the transaction to the Company,
The terms of the transaction and whether they are at arms-length and in the ordinary course of business,
The direct or indirect nature of the related person’s interest in the transaction,
The size and expected term of the transaction and
Other facts and circumstances that bear on the materiality of the transaction and any conditions to or requirements for approval under applicable law and listing standards.

Related Person Transactions

There were no related person transactions in fiscal year 2014 that are required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

PROPOSALS REQUIRING YOUR VOTE

Proposal 1: Election of Directors

Pall’s Board of Directors currently consists of 11 members, 10 of whom are non-employee directors. The nominating/governance committee recommended and the Board nominated each current director for re-election at the meeting. The director nominees are: Amy E. Alving, Robert B. Coutts, Mark E. Goldstein, Cheryl W. Grisé, Ronald L. Hoffman, Lawrence D. Kingsley, Dennis N. Longstreet, B. Craig Owens, Katharine L. Plourde, Edward Travaglianti and Bret W. Wise. The term of office of each person elected as a director will expire at the 2015 Annual Meeting of Shareholders or until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

Directors will be elected by the affirmative vote of the majority of the votes cast with respect to such nominee. A majority of votes cast means that the number of votes cast “for” a nominee exceeds the number of votes cast “against” the nominee. Under Pall’s corporate governance policy, an incumbent nominee must tender a resignation if the nominee does not receive a majority of the votes cast at the meeting. The nominating/governance committee will act on an expedited basis to determine whether to accept the nominee’s resignation and will submit such recommendation for prompt consideration by the Board. The nominating/governance committee and the Board may consider any factors they deem appropriate and relevant in deciding whether to accept a nominee’s resignation.

All nominees are expected to serve if elected and each of them has consented to being named in the proxy statement and to serve if elected. If a nominee is unable or unwilling to serve at the time of the election, the persons named as proxies in the form of proxy shall have the right to vote according to their judgment for a substitute nominee nominated by the Board to fill the vacancy, unless the Board chooses to reduce the number of directors on the Board.

INFORMATION REGARDING NOMINEES

As described in the section entitled “Governance of the Company – Identifying and Evaluating Nominees for Directors,” the Board has established certain criteria the Company nominees must meet in order to serve on the Board. The nominating/governance committee and the Board believe that each of the nominees below meets the established criteria. In addition, each nominee brings to the Board a unique and diverse background, particular expertise, knowledge and experience that provide the Board with the necessary and appropriate mix of skills, characteristics and attributes required for the Board to fulfill its responsibilities.

Set forth below is a brief biography of each nominee and additional information about the specific attributes, experience and skills considered by the nominating/governance committee and the Board as relevant to each nominee’s candidacy for director.

Dr. Amy E. Alving, age 52

Position, Principal Occupation, Business Experience and Directorships:

Dr. Alving was the Chief Technology Officer and a Senior Vice President at Science Applications International Corporation (“SAIC”), an engineering and technology applications company until September 2013. Prior to joining SAIC in 2005, she served as the Director of the Special Projects Office at the Defense Advanced Research Projects Agency where she was also a member of the Senior Executive Service. Earlier, Dr. Alving was a White House Fellow serving at the Department of Commerce. Dr. Alving has been a member of or advisor to the Army Science Board, the Naval Research Advisory Committee, the National Academies Studies and the Georgia Tech Advisory Board. She is currently a member of the Council on Foreign Relations and the Defense Science Board, and has been a member of the Board of Directors of Fannie Mae since October 2013. She has been a director of the Company since April 2010 and is a member of the nominating/governance committee.

Key Attributes, Experience and Skills:

Dr. Alving brings a unique blend of business, government and academic experience in operations, strategy and policy to the Board. From her tenure at SAIC, Dr. Alving also offers the Board valuable insight into the scientific and technical aspects of Pall’s business and, based on her engineering background, provides an in-depth understanding of and valuable guidance to the Industrial segment of Pall’s business.

Robert B. Coutts, age 64

Position, Principal Occupation, Business Experience and Directorships:

Mr. Coutts was Executive Vice President of Lockheed Martin, a large and diversified industrial, defense and aerospace company from October 1998 until his retirement in April 2008. While serving in this capacity, he was elected Chairman of the Board of Sandia Corporation, a subsidiary of Lockheed Martin that manages Sandia National Laboratories for the U.S. Department of Energy’s Nuclear Security Administration. Prior to this, Mr. Coutts ran Lockheed Martin’s Electronic Systems business, was Executive Vice President of the Systems Integration business, and President and Chief Operating Officer of the former Electronics Sector. Earlier in his career, Mr. Coutts was President of Martin Marietta Aero & Naval Systems and General Manager of the GE Aerospace Operations Division in Syracuse-Utica, New York. Mr. Coutts serves on the board of Hovnanian Enterprises, Inc. and Stanley Black & Decker. He has been a director of the Company since July 2009 and is a member of the compensation committee and the nominating/governance committee.

Key Attributes, Experience and Skills:

As a former Executive Vice President of Lockheed Martin responsible for the global electronic systems business that had sales of over $11 billion and 32,000 employees, Mr. Coutts has valuable senior leadership, management and regulatory experience. He possesses broad knowledge of the technology and aerospace fields, both of which are important to the Company’s business. In addition, Mr. Coutts’ service on the board of two other public companies has allowed him to offer the Board great insight in evaluating current governance, compensation and strategic issues facing public companies.

Mark E. Goldstein, age 58

Position, Principal Occupation, Business Experience and Directorships:

Mr. Goldstein is President and CEO of Actuant Corporation (“Actuant”), a NYSE-listed diversified industrial company that designs and manufactures products and services for a variety of markets. Mr. Goldstein joined Actuant in 2001 as President of the Gardner Bender business and was promoted to Executive Vice President, Tools & Supplies in January 2003 before being named Executive Vice President and Chief Operating Officer in 2007. He was named President in August 2013. Prior to joining Actuant, he held various executive positions of increasing responsibility during a 22-year career with The Stanley Works, ending as President, North American Hand Tools and President, Door Systems. He is a director of Actuant, has been a director of the Company since December 2012 and is a member of the Company’s compensation committee and the nominating/governance committee.

Key Attributes, Experience and Skills:

As a result of his current senior executive role and his tenure at The Stanley Works, Mr. Goldstein brings senior leadership, mergers and acquisitions, strategic planning and general management experience to the Board as well as deep knowledge of industrial markets. In addition, Mr. Goldstein has significant experience in industrial manufacturing operations across multiple sectors, a business format that is similar to Pall’s, as well as international business and operational experience.

Cheryl W. Grisé, age 62

Position, Principal Occupation, Business Experience and Directorships:

Ms. Grisé was Executive Vice President of Northeast Utilities, a public utility holding company, from December 2005 until her retirement in July 2007. Ms. Grisé also served in various senior management positions at Northeast Utilities since 1998, including President-Utility Group and Chief Executive Officer of all Northeast Utilities operating subsidiaries. Ms. Grisé was a director of Dana Corporation from December 2002 until February 2008 and currently serves on the boards of MetLife, Inc., a global multi-line insurance carrier (where she is lead director), Pulte Group, Inc., a large commercial home builder, and ICF International, a technology, policy and management consulting firm. Ms. Grisé has been a director of the Company since August 2007. She is a member of the compensation committee and has served as Chair of that committee since August 2009.

Key Attributes, Experience and Skills:

Ms. Grisé brings to the Board senior leadership and extensive business, operating, finance, legal and policy experience acquired during her service as an executive at Northeast Utilities. Ms. Grisé’s service on other public company boards and committees has afforded the Board a broad view of corporate governance, financial, compensation and related matters and other current issues facing public companies.

Ronald L. Hoffman, age 66

Position, Principal Occupation, Business Experience and Directorships:

Mr. Hoffman was Chief Executive Officer and a director of Dover Corporation (“Dover”), a public company that manufactures industrial products, until his retirement in December 2008. He joined Dover in 1996 when it acquired Tulsa Winch, of which he was President and part owner. Mr. Hoffman continued to serve as President of Tulsa Winch until 2000 and as Executive Vice President of Dover Resources Inc. (“Dover Resources”) from 2000 to 2002. He became Vice President of Dover in 2002 then Chief Operating Officer from July 2003 to December 2004 during which time he continued to serve Dover Resources as President and Chief Executive Officer. He assumed the role of Chief Executive Officer in 2005. Mr. Hoffman joined the board of Enovation Controls, LLC in October 2013. He has been a director of Pall since October 2008, Chairman of the Board from March 2011 until October 2013 and Lead Director since October 2013. Mr. Hoffman is a member of the compensation committee and serves as Chair of the executive committee.

Key Attributes, Experience and Skills:

Mr. Hoffman’s service as President, Chief Executive Officer and Director of Dover, in addition to his other senior executive positions, provides him with significant senior leadership, operations and management experience with respect to the challenges and complex issues facing major international corporations competing in technology-driven markets.

Lawrence D. Kingsley, age 51

Position, Principal Occupation, Business Experience and Directorships:

Mr. Kingsley was elected Chief Executive Officer of the Company effective October 2011 and Chairman in October 2013. Prior to his election, Mr. Kingsley served as Chairman and Chief Executive Officer of IDEX Corporation (“IDEX”), a public company specializing in the development, design and manufacture of fluid and metering technologies and health and science technologies products from March 2005 to August 2011. Mr. Kingsley remained Chairman of IDEX until the end of 2011. Before joining IDEX, Mr. Kingsley held management positions of increasing responsibility with Danaher Corporation, Kollmorgen Corporation and Weidmuller Incorporated. Mr. Kingsley served as a director of Cooper Industries plc (“Cooper Industries”), an industrial electrical components company, from April 2007 until November 2012, when Cooper Industries was acquired. Mr. Kingsley served on the audit committee and the compensation committee of Cooper Industries. He currently serves as a director of Rockwell Automation, Inc., a global provider of industrial automation power, control and information solutions publicly traded on the NYSE and is a member of its audit and compensation committees. Mr. Kingsley has been a director of the Company since October 2011 and is also a member of the executive committee.

Key Attributes, Experience and Skills:

As Chairman and Chief Executive Officer of public companies for nine years, Mr. Kingsley brings strong executive leadership and broad business management skills. Mr. Kingsley also brings in-depth knowledge and experience in financial reporting, corporate finance, strategic planning, corporate development and operations analysis which is valuable to the Company. Moreover, his service on another public company board gives him insight into current issues facing public companies and corporate governance practices.

Dennis N. Longstreet, age 69

Position, Principal Occupation, Business Experience and Directorships:

From 1998 until his retirement in late 2005, Mr. Longstreet was Company Group Chairman of Johnson & Johnson Medical Devices, the culmination of a 36-year career in operations and sales management roles with Johnson & Johnson, a manufacturer of health care products and provider of related services for the consumer, pharmaceutical and medical devices and diagnostic markets. He is a former Chairman of the AdvaMed Industry Association. Mr. Longstreet also serves on the board of Avalign Technologies, Inc., a manufacturer and supplier of implants, specialty instruments and other items for medical device original equipment manufacturers. He has been a director of the Company since July 2006 and is a member of the nominating/governance committee and the executive committee.

Key Attributes, Experience and Skills:

As a result of his tenure at Johnson & Johnson, Mr. Longstreet brings to the Board extensive senior executive expertise in the healthcare industry, of major relevance to the Company’s Life Sciences business. Mr. Longstreet also brings business, senior leadership, mergers and acquisitions, and executive management experience to the Board.

B. Craig Owens, age 60

Position, Principal Occupation, Business Experience and Directorships:

Mr. Owens was the Chief Financial Officer, Chief Administrative Officer and Senior Vice President of Campbell Soup Company until his retirement on April 30, 2014. Prior to joining Campbell in 2008, Mr. Owens served for seven years as the Chief Financial Officer and Executive Vice President of Delhaize Group, an international food retailer headquartered in Belgium. From 1998 to 2001, Mr. Owens served in various management positions with The Coca-Cola Company and its bottlers. Mr. Owens joined the board of United States Cold Storage, Inc. in June 2014 and of J.C. Penney Company, Inc. in October 2014. Mr. Owens has been a director of the Company since December 2011 and is a member of the audit committee. He has served as Chair of the audit committee since January 2013.

Key Attributes, Experience and Skills:

As a result of his current and previous roles as a senior executive officer of a large international company, including as a chief financial officer, Mr. Owens brings significant financial expertise to the Board, including all aspects of financial reporting, accounting, corporate finance and capital markets. As a senior executive, Mr. Owens has significant experience in strategic planning, business integration and operations.

Katharine L. Plourde, age 62

Position, Principal Occupation, Business Experience and Directorships:

Ms. Plourde was a principal and analyst at the investment banking firm of Donaldson, Lufkin & Jenrette, Inc. (“DLJ”) until November 1997. Since that time, she has engaged in private investing. She currently serves on the boards of OM Group Inc., a company that develops, produces and markets specialty chemicals, advanced materials and electrochemical energy storage products, and Albany International Corp., a global advanced textile and material processing company, both companies publicly traded on the NYSE. Ms. Plourde has been a director of the Company since October 1995 and is a member of the audit committee and the nominating/governance committee. Ms. Plourde has served as Chair of the nominating/governance committee since 2006.

Key Attributes, Experience and Skills:

As a result of her tenure at DLJ and two other investment firms, Ms. Plourde brings significant financial expertise to the Board, including all aspects of financial reporting, accounting, corporate finance and capital markets. As an analyst, Ms. Plourde has covered specialty chemical, specialty material and industrial gas companies, which provides her with additional insight into the Company’s business. Ms. Plourde’s service on the boards of other public companies has given her experience with current issues facing public companies and corporate governance and compensation practices.

Edward Travaglianti, age 66

Position, Principal Occupation, Business Experience and Directorships:

Mr. Travaglianti serves as the President of the Long Island, New York region of TD Bank N.A. (“TD Bank”), a financial services organization, a position he has held since TD Bank acquired Commerce Bank in 2008. From 2004 to 2008, Mr. Travaglianti was President of the Long Island, New York region of Commerce Bank. Earlier in his career, he was an executive at European American Bank (“EAB”), becoming Chairman and Chief Executive Officer. Upon the acquisition of EAB by Citibank N.A. (“Citibank”) in 2001, Mr. Travaglianti served as President of Commercial Markets, heading Citibank’s national middle-market and small business activities. He has been a director of the Company since November 2001 and is a member of the audit committee and the executive committee.

Key Attributes, Experience and Skills:

As a result of his current executive experience leading the Long Island region of TD Bank, as well as his executive experiences with EAB and Citibank, Mr. Travaglianti brings significant financial expertise to the Board, including all aspects of financial reporting, accounting, corporate finance and capital markets. Mr. Travaglianti also has significant business and senior management experience as a result of his executive positions.

Bret W. Wise, age 54

Position, Principal Occupation, Business Experience and Directorships:

Mr. Wise is the Chairman and Chief Executive Officer of DENTSPLY International Inc. (“DENTSPLY”), a company that designs, develops and manufactures a broad range of products for the dental market. He joined DENTSPLY in November 2002 as Senior Vice President and Chief Financial Officer. He was promoted to Executive Vice President in January 2005 and to President and Chief Operating Officer in January 2006. He became Chairman and CEO in January 2007. Prior to DENTSPLY, from 1999 to 2002, Mr. Wise served as Senior Vice President and Chief Financial Officer of Ferro Corporation. He has also served in senior management positions at WCI Steel, Inc. and KPMG LLP. Mr. Wise has been a director of IMS Health, Incorporated from 2006 to 2010 when the company was taken private. He has been a director of DENTSPLY since August 2006 and of the Company since December 2012 and is a member of the audit committee and the executive committee.

Key Attributes, Experience and Skills:

As a result of his current and prior senior executive roles, Mr. Wise brings to the Board experience in operations, finance, business development and capital allocation, in a life sciences manufacturing environment. Mr. Wise’s current and prior experience as a public company board member has given him insight into corporate governance, financial and strategic issues facing public companies.

The Board of Directors unanimously recommends a vote FOR the election of each of the director nominees.

Proposal 2:	Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2015

The audit committee has selected KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for fiscal year 2015 based on the committee’s evaluation of KPMG’s performance during fiscal year 2014.

Shareholder ratification of the selection of KPMG as the Company’s independent registered public accounting firm is not required by Pall’s by-laws or otherwise. However, as a matter of good corporate practice, the audit committee is submitting the selection of KPMG to shareholders for ratification. If the selection is not ratified, the audit committee will reconsider whether or not to retain KPMG. Even if the selection is ratified, the audit committee may, in its discretion, select a different independent registered public accounting firm at any time during the fiscal year if it is determined that such a change would be in the best interests of the Company and its shareholders.

Representatives of KPMG will be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Board of Directors and the Audit Committee unanimously recommend a vote FOR the ratification of KPMG as the Company’s independent registered public accounting firm for fiscal year 2015.

AUDIT AND NON-AUDIT FEES

The following table presents fees billed or expected to be billed for professional audit services rendered by KPMG for the audit of the Company’s annual consolidated financial statements for the fiscal years 2014 and 2013 and fees billed or expected to be billed for other services rendered to the Company by KPMG.

Fee	Fiscal Year
	2014	2013
Audit fees (1)	$4,505,613	$4,958,000
Audit-related fees (2)	180,000	180,000
Tax fees	0	0
All other fees	0	0
Total	$4,685,613	$5,138,000

(1)	Includes fees for the audit of the effectiveness of the Company’s internal control over financial reporting, review of the Company’s quarterly reports and statutory audits.
(2)	Consisted principally of fees for audits in both fiscal years of financial statements of certain employee benefit plans that are not included in audit fees above.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMITTED NON-AUDIT SERVICES

The audit committee has implemented a policy for the pre-approval of all audit and permitted non-audit services proposed to be provided to the Company by KPMG. Under the policy, each engagement to provide audit or non-audit services must be documented in writing and the terms of the engagement, including any fees payable, are subject to pre-approval by the audit committee. Services are generally subject to budgets and fee overages in excess of $5,000 require specific audit committee approval. All audit and permitted non-audit services provided by KPMG during fiscal year 2014 were pre-approved in accordance with the Company’s policy.

For purposes of the policy, services are categorized as either “recurring” or “non-recurring.” Recurring services are approved by the audit committee at regularly scheduled meetings and include services such as the annual audit of the Company’s financial statements and the financial statements of certain employee benefit plans and statutory audits for certain subsidiaries. Non-recurring non-audit services must be pre-approved on a case-by-case basis. Non-recurring services with a cost of less than $100,000 may be pre-approved by the chairperson of the audit committee and must be ratified by the full audit committee at its next regularly scheduled meeting. Services with a cost of $100,000 or more must be pre-approved by the full audit committee.

The Company’s Chief Financial Officer is responsible for confirming that individual proposals for audit and non-audit services comply with the Company’s policy.

AUDIT COMMITTEE REPORT

Management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements, the Company’s accounting and financial reporting principles, and the Company’s internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. KPMG, the Company’s independent registered public accounting firm, is responsible for auditing the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to their conformity with U.S. generally accepted accounting principles and auditing the effectiveness of the Company’s internal control over financial reporting.

In the performance of its duties for fiscal year 2014, the audit committee (a) reviewed and discussed the audited consolidated financial statements with management and the independent auditors, (b) discussed with KPMG the matters required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees), (c) received the written disclosures from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the audit committee concerning independence and discussed with KPMG the firm’s independence, (d) considered whether the provision of certain non-audit services to the Company by KPMG is compatible with maintaining KPMG’s independence and (e) reviewed the structure of the Company’s finance and accounting organization, among other things.

The audit committee reviewed with management and KPMG management’s assessment of the Company’s internal control over financial reporting. Based on these reviews, discussions and activities, the audit committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2014.

The undersigned, being all the members of the audit committee, submit this report to the Company’s shareholders.

Audit Committee
B. Craig Owens (Chair)
Katharine L. Plourde
Edward Travaglianti
Bret W. Wise
October 31, 2014

Proposal 3:	Approval of an amendment to the Pall Corporation 2012 Stock Compensation Plan

INCREASE SHARES AVAILABLE FOR EQUITY GRANTS

Under the Pall Corporation 2012 Stock Compensation Plan (the “2012 Stock Plan”) as originally adopted by shareholders at the 2011 annual meeting, 7,100,000 shares were authorized and were expected to meet the Company’s stock compensation requirements for approximately three to five years depending on the price of the Company’s common stock. There are presently 3,307,193 shares available for grant under the 2012 Stock Plan.

On September 23, 2014, the Board, upon the recommendation of the compensation committee, unanimously approved an amendment to the 2012 Stock Plan to increase the shares of common stock available for grant under the plan by 8,000,000 shares, for an aggregate of 15,100,000 shares (the “Amendment”). The Amendment is subject to shareholder approval at the 2014 Annual Meeting. If the Amendment is not approved by shareholders, no additional shares will be added to the 2012 Stock Plan, which may result in the inability of the Company to make further grants under the 2012 Stock Plan by approximately December 2015.

Included in Appendix A is a copy of the 2012 Stock Plan, along with all amendments thereto, including the Amendment.

If the Amendment is approved by shareholders, the Company believes the new share reserve would be sufficient to meet the Company’s equity needs for approximately three to four additional years. The compensation committee believes that Pall has used equity in a reasonable manner, with a three-year average burn rate of approximately 1.7% of common shares outstanding as calculated using the Institutional Shareholder Services (“ISS”) methodology.

REAPPROVAL OF MATERIAL TERMS OF PERFORMANCE MEASURES

Approval of the Amendment will also constitute reapproval of the material terms of the performance measures included in the 2012 Stock Plan (described below) that are used in connection with awards that are intended to qualify as “performance-based” compensation for purposes of Section 162(m) of the United States Internal Revenue Code (the “Code”). Section 162(m) of the Code limits the tax deductibility of compensation in excess of $1 million paid to a corporation’s chief executive officer and to each of the corporation’s other three highest-paid executive officers, other than the chief financial officer, but exempts from this limitation compensation that qualifies as performance-based compensation that is granted under a plan approved by shareholders and meets other regulatory requirements. In order for remuneration to be treated as qualified performance-based compensation under Section 162(m) of the Code, the material terms of the plan pursuant to which the performance-based compensation is paid must be disclosed to and approved by the shareholders at least every five years. The material terms subject to shareholder approval include: (i) the employees eligible to receive compensation, (ii) the business criteria upon which the performance goal is based and (iii) the maximum amount of compensation that may be paid during a specified period. These material terms are described below and have not changed since the 2012 Stock Plan was submitted to shareholders for approval at the 2011 annual meeting. Although shareholder reapproval of the material terms of the performance measures of the 2012 Stock Plan will provide flexibility to continue to grant awards that qualify as “performance-based” compensation under Section 162(m) of the Code, the Company retains the ability to grant awards under the 2012 Stock Plan that do not qualify as “performance-based” compensation.

The Board believes that the Amendment to the 2012 Stock Plan is in the best interests of the shareholders and will give the Company the flexibility to continue to attract, retain and motivate key talent and align the interests of award recipients with those of shareholders.

The Board of Directors unanimously recommends a vote FOR the approval of an amendment to the Pall Corporation 2012 Stock Compensation Plan.

CORPORATE GOVERNANCE ASPECTS OF THE 2012 STOCK PLAN

The 2012 Stock Plan includes several provisions that promote good governance, including as follows:

  Options may not be granted with exercise prices lower than the market value of the underlying stock at the time of grant.

  The compensation committee is not permitted to reprice awards without shareholder approval.

  There is no “evergreen” feature, rather, shareholder approval is required to increase the number of shares available for grant under the plan.

  Tax gross-ups are not allowed.

Significant provisions of the 2012 Stock Plan are summarized below but these summaries are qualified in their entirety by reference to the text of the entire plan (including all amendments) included on Appendix A. Capitalized terms used but not defined in these summaries have the meanings assigned to such terms in the 2012 Stock Plan.

SIGNIFICANT PROVISIONS OF THE 2012 STOCK PLAN

Purpose

The purpose of the 2012 Stock Plan is to attract and retain individuals of outstanding ability to serve as employees in positions of responsibility with the Company and its subsidiaries, and individuals who are not employees of the Company or its subsidiaries to serve as directors of the Company, by providing them with the opportunity to acquire or increase a proprietary interest in the Company and to provide them with incentives and awards that will motivate their efforts towards the success of the Company.

In fiscal year 2014, approximately 9,800 employees of the Company and its subsidiaries and ten non-employee directors of the Company were eligible to participate in the 2012 Stock Plan. On October 2, 2014, the closing price of a share of the Company’s common stock on the NYSE was $82.67.

Eligibility and Grant of Awards

Awards under the 2012 Stock Plan may be made to any employee of the Company or any of its direct or indirect subsidiaries (an “Eligible Employee”) in the form of stock options, restricted shares, restricted units (“RSUs”), performance shares and performance units (“PRSUs”). Awards are also made to each member of the Company’s board of directors who is not an employee of the Company or any of its direct or indirect subsidiaries (an “Eligible Director”) in the form of initial award units upon becoming a director and, thereafter, annual award units.

Eligible Employees who are Elected Officers pursuant to the Company’s by-laws (“Elected Officers”) and other executive officers are identified by the compensation committee to receive awards. The Chief Executive Officer identifies other Eligible Employees from among Company employees who are not Elected Officers or other executive officers to receive awards.

Limits on Awards

The total number of shares with respect to which options may be granted to any Eligible Employee during any calendar year may not exceed 900,000 shares (subject to adjustment in case of certain events identified in the 2012 Stock Plan, including stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations or split-ups).

The total number of shares for which any award of performance shares may be made, and the total number of units for which any award of PRSUs may be made to any Eligible Employee (exclusive of any dividend equivalent units in the case of PRSUs), may not exceed 900,000 shares or units (determined without regard to the application of the Full Value Award Multiple described under “Shares Available for Awards” below), for each calendar year included in the performance period established for such award. These numbers are subject to adjustment in case of certain events identified in the 2012 Stock Plan, including stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations or split-ups.

Shares Available for Awards

An aggregate of 7,100,000 shares of common stock may presently be distributed or issued as awards under the 2012 Stock Plan. The Amendment, if approved by the shareholders, would increase the shares available under the 2012 Stock Plan to 15,100,000.

In order to calculate availability under the 2012 Stock Plan, the following are subtracted from the aggregate number of shares available for grant of awards:

  A “Full Value Award Multiple” multiplied by each share or unit that is the subject of a “Full Value Award.” A Full Value Award is any award other than an option or other award for which the participant pays the intrinsic value of the award (whether directly or by forgoing a right to receive a cash payment from the Company). The “Full Value Award Multiple,” which is multiplied by the number of Full Value Awards to determine reduction (or increase) of available shares, is currently 2.31 in the 2012 Stock Plan. The Board has amended the 2012 Stock Plan to increase this multiple to 3.39, subject to shareholder approval of the Amendment, with respect to future awards and their forfeiture or other termination without a delivery of shares,

  Upon the grant of any award other than a Full Value Award, the number of shares subject to the award granted, and

  Upon the grant of performance shares or PRSUs, the Full Value Award Multiple multiplied by the maximum number of shares that may be issued with respect to the award.

The following are added back to the aggregate number of shares available for the grant of awards (taking into account the Full Value Award Multiple, if applicable, as in effect at the time of grant of the underlying award):

  Any shares as to which a stock option granted has not been exercised at the time of its expiration, cancellation or forfeiture,

  Any shares included in any form of award granted other than stock options, to the extent that a participant’s right to receive such shares is forfeited, cancelled, settled in cash or otherwise terminated without a delivery of shares, and

  In the case of a performance-based award, the number of shares subject to such award that are not actually issued.

Shares that are withheld or tendered by a participant as full or partial payment for an award or for taxes are not added back to the aggregate number of shares available for grant.

The compensation committee may adjust these limitations to prevent substantial dilution or enlargement of participants’ rights upon any change in the shares of common stock, including a stock dividend, stock split, recapitalization, reorganization, merger, consolidation or split-up.

Vesting Limitations

Subject to provisions relating to forfeiture or acceleration upon termination of employment by death, disability, retirement or following a change in control, discussed under “Material Terms of Equity Awards” below, Full Value Awards for Eligible Employees vest over a period of not less than three years or, in the case of performance-based vesting, over a period of not less than one year. However, these minimum vesting limitations do not apply in the case of Full Value Awards granted to Eligible Employees that result in the issuance of an aggregate of up to 5% of the shares available for issuance. None of the awards during fiscal year 2014 lowered these minimum vesting periods.

Forfeiture upon Termination

All unvested awards are immediately cancelled and forfeited in the event an Eligible Employee’s employment is terminated for cause. Vested awards are subject to forfeiture in certain instances. See “Material Terms of Equity Awards” below. Additionally, the instrument evidencing the respective award (a “grant instrument”) may specify that an Eligible Employee’s award is subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of specified events.

Administration of the 2012 Stock Plan

Administrator (1)
Awards made to Eligible Directors	The Board
Awards made to Eligible Employees who are not Elected Officers or executive officers	The Chief Executive Officer
Awards made to Elected Officers or executive officers	Compensation Committee
Awards made to other Eligible Employees which are not within the scope of the authority and powers specifically granted to the Chief Executive Officer	Compensation Committee

(1)	Although pursuant to the 2012 Stock Plan awards to Eligible Employees other than Elected Officers are to be granted and administered by the Chief Executive Officer, in the interests of Board and committee oversight, in practice, the compensation committee grants and administers awards to other executive officers as well.

Awards under the 2012 Stock Plan

The table below sets forth the number of awards (including, where applicable, dividend equivalent units) granted over the lifetime of the 2012 Stock Plan to the individuals and groups below as of October 2, 2014.

Name and Position	Stock Options	RSUs	PRSUs	Director Award Units	Director Deferred Fee Units
Lawrence Kingsley	351,855	95,432	65,044	—	—
Chairman & Chief Executive Officer
Akhil Johri	144,957	39,479	17,551	—	—
Chief Financial Officer
Yves Baratelli	54,674	14,738	19,242	—	—
President, Pall Life Sciences
Ruby Chandy	47,634	16,126	19,146	—	—
President, Industrial
Wolfgang Platz	40,696	10,983	13,214	—	—
President, Pall Europe
All executive officers	885,107	248,253	210,364
(16 people)
All non-executive directors	—	—	—	59,093	6,655
(10 people)
All employees (other than current	598,323	474,156	50,050	—	—
executive officers) (623 people)

Material Terms of Equity Awards

Key Provisions
May be Awarded to	Eligible Employees and Eligible Directors
Terms

The term of option awards is determined by the compensation committee, and is currently 7 years. The vesting period and exercise price is set forth in the grant instrument. In no event may the exercise price be less than the fair market value of a share as of the date of grant.

Payment of Exercise Price	Payable in cash, by surrender of shares, through a cashless exercise or by any other method the compensation committee may approve.
May be Awarded to	Eligible Employees
Restricted Period	Determined at the time of grant by the compensation committee (with respect to Elected Officers and executive officers) or the Chief Executive Officer (with respect to other Eligible Employees).
Payment

Upon lapse of restrictions, payment is made by deposit of an equivalent number of shares in a brokerage account (or, if the grant instrument provides, solely in cash, in an amount equal to the fair market value of all RSUs). The grant instrument may permit deferral.

Dividends prior to Vesting	Dividend equivalent units are credited to participants in the form of additional RSUs for dividends declared during the restricted period.
May be Awarded to	Eligible Employees
Performance Goals

The grant instrument specifies the performance goals/performance period, level or levels of achievement of the performance goals required for payment of all or a portion of the award, and any other terms of the grant.

The compensation committee (with respect to Elected Officers and executive officers), or the Chief Executive Officer (with respect to other Eligible Employees) establishes the corporate or individual performance goals. See also “Performance Criteria” below.

Payment

Payment made by delivery of a stock certificate (or, if the grant instrument provides, solely in cash, in an amount equal to the fair market value of all PRSUs). Payment may also be made by deposit of an equivalent number of shares in a brokerage account. The grant instrument may permit deferral of payment.

Dividends prior to Vesting	Grant instrument may provide for dividend equivalent units to be credited to the participant’s account during the applicable restricted period.

Key Provisions
May be Awarded to	Eligible Directors
Awards	Annual awards are granted each year, currently $135,000 per Director since August 1, 2014. Initial awards are granted upon first being elected to the Board, currently $100,000.
Payment

Shares represented by annual award units are paid immediately following the date of the award by deposit of an equivalent number of shares into a brokerage account.

Eligible Directors may elect to defer payment, and may also elect to have the shares delivered in a single delivery or in as many annual installments as the compensation committee may permit, which is currently five annual installments.

Dividends prior to Vesting	Dividend equivalent units are credited to the Eligible Director’s account prior to payment of the annual award units.

Other Awards

The 2012 Stock Plan also permits the Company to issue restricted shares, performance shares and incentive stock options. The Company has not issued restricted shares, performance shares or incentive stock options to date and does not currently intend to do so. The material terms of these awards are discussed below.

Restricted Shares: The terms relating to restricted shares in the 2012 Stock Plan are similar to those relating to RSUs, except in a few instances. Restricted shares will be issued as uncertificated shares. Upon lapse of restrictions, payment will be made by delivery of a stock certificate for the number of such restricted shares, free and clear of all restrictions. A holder of restricted shares will have all the rights of a shareholder of the Company, including voting rights and the right to receive dividends and other distributions. The grant instrument may provide for cash dividends to instead be applied to the purchase or crediting of additional shares for the participant’s account, which are treated as restricted shares.

Performance Shares: The terms relating to performance shares in the 2012 Stock Plan are similar to those relating to PRSUs, except in a few instances. Payment of performance shares is made by issuance and delivery of a stock certificate. The grant instrument for performance shares may permit dividends that would have been payable since the date of grant in the form of a cash payment. There are limits on the number of performance shares that may be issued. See “Limits on Awards” above.

Incentive Stock Options: In addition to the other provisions applicable to non-qualified stock options described above, incentive stock options are subject to the following limitations:

  No incentive stock option may be granted under the 2012 Stock Plan on or after the ten-year anniversary of the date the plan was approved by shareholders, unless the shareholders of the Company have approved an extension of the period for granting incentive stock options under the plan beyond that date, and

  To the extent that the aggregate fair market value of shares with respect to which incentive stock options granted under the 2012 Stock Plan and under all other stock option plans maintained by the Company are exercisable for the first time by a participant during any calendar year exceeds $100,000, such incentive stock options will not be treated as incentive stock options and will instead be treated as non-qualified stock options. The fair market value of shares as to which any incentive stock option may be exercised will be determined as of the date the option is granted.

The maximum aggregate number of shares that may presently be issued upon exercise of incentive stock options granted under the 2012 Stock Plan may not exceed 7,100,000 shares.

Performance Criteria

The 2012 Stock Plan provides for the grant of performance shares or PRSUs that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. The performance goals established in connection with such awards to Eligible Employees who are or could be “covered employees” for purposes of Section 162(m), as determined by the compensation committee (“Covered Executives”), are based on one or more of the following business criteria, as determined by the compensation committee in its discretion: (a) consolidated earnings, net income or net profit (either in the aggregate or on a per-share basis, reflecting dilution of shares as the committee deems appropriate and, if the committee so determines, net of or including dividends) before or after interest and taxes, or before or after interest, taxes, depreciation and amortization; (b) return on equity; (c) return on assets; (d) gross or net revenue or changes in annual revenues; (e) cash flow(s) (including either operating or net cash flows); (f) financial return ratios; (g) total stockholder return, stockholder return based on growth measures or the attainment of a specified share price, or share price appreciation; (h) earnings per share (“EPS”) or earnings growth or growth in EPS; (i) return measures, including return or net return on assets, net assets, equity, capital, investment, or gross sales; (j) adjusted pre-tax margin; (k) pre-tax profits; (l) operating margins; (m) operating profits; (n) operating expenses; (o) dividends; (p) net income or net operating income; (q) growth in operating earnings or growth in EPS; (r) value of assets; (s) market share or market penetration with respect to specific products or product groups and/or specific geographic areas; (t) aggregate product price and other product measures; (u) expense or cost levels, in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more specified divisions; (v) reduction of losses, loss ratios or expense ratios; (w) reduction in fixed costs; (x) operating cost management; (y) cost of capital; (z) debt reduction; (aa) productivity improvements; (bb) average inventory turnover; or (cc) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures.

The performance criteria may be applied to the Company as a whole, or to an individual participant, or to a subsidiary, department, business unit, division or function within Pall or its subsidiaries.

The compensation committee does not have any authority to increase the number of shares or the amount of cash payable with respect to any award to a Covered Executive; however, if the grant instrument provides, it has the discretion to reduce this number or amount.

The compensation committee has the discretion to include in any performance goal, the attainment of which depends on a determination of net earnings or income of the Company (or any of its subsidiaries, divisions or other business units), provisions which require such determination to be made by eliminating the effects of any decreases in or charges to earnings for (a) the effect of foreign currency exchange rates, (b) acquisitions, divestitures, discontinuances of business operations, restructurings or other special charges, (c) the cumulative effect of accounting changes and (d) “extraordinary items” as determined under generally accepted accounting principles, to the extent that such decreases or charges referred to above are separately disclosed in the Company’s Annual Report for each fiscal year within the applicable performance period.

In the case of awards of performance shares or PRSUs to Eligible Employees who are not Covered Executives, the performance goals will be such corporate or individual goals as the compensation committee (with respect to awards to Elected Officers and other executive officers) or the Chief Executive Officer (with respect to other Eligible Employees) determines.

Change in Control

A “Change in Control” is defined as the occurrence of any of the following:

  Acquisition of 30% or more “beneficial ownership” of the combined voting power of the Company’s outstanding shares by any “person” or “group” (each such term as described in the Exchange Act), with enumerated exceptions for certain categories of beneficial ownership, acquisition of which does not constitute a Change in Control;

  Consummation by the Company of a merger, consolidation, reorganization, statutory share exchange or exchange offer unless either: (a) the shareholders of the Company immediately prior to the transaction would, immediately thereafter (i) be the “beneficial owners,” directly or indirectly, of securities of the resulting or acquiring entity entitled to elect a majority of the members of the board or other governing body of the resulting or acquiring entity and (ii) be “beneficial owners” of the resulting or acquiring entity in substantially the same proportion as their beneficial ownership of the voting stock of the Company immediately prior to such transaction; or (b) directors of the Company immediately prior to the transaction would, immediately thereafter, constitute a majority of the directors of the resulting entity;

  The sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” (as defined above) other than any of the Company’s subsidiaries; or

  The number of qualified directors who were not either elected by the Board or nominated by its nominating/governance committee constitute a majority of the total number of directors of the Company as fixed by its by-laws.

However, no Change in Control will be deemed to have occurred, and in general no rights arising upon a Change in Control will exist, to the extent that the Board determines prior to the Change in Control.

With respect to any Eligible Employee who incurs an involuntary termination of employment other than for cause, death or disability, or who resigns for good reason, within 24 months following a Change in Control, the following provisions will apply unless his or her employment agreement or grant instrument otherwise provides:

Effect of Termination following Change in Control

Options: Each option held by the Eligible Employee will become exercisable on the date of termination of employment and will remain fully exercisable until the date on which the option otherwise would have expired.

Restricted Shares and RSUs: The restricted periods applicable to all restricted shares and RSUs (including any related dividend equivalent units) outstanding on the date of the termination of employment will expire, all corresponding restrictions will lapse, and the Eligible Employee’s corresponding rights to payment will become nonforfeitable as of such date.

Effect of Termination following Change in Control

Performance Shares and PRSUs: The performance periods applicable to all performance shares and PRSUs (including any related dividend equivalent units) outstanding on the day immediately prior to the termination of employment will end and all performance goals will be deemed to have been attained to the fullest extent as if the Eligible Employee had achieved his or her performance goals at the target level. Under the current form of PRSU grant instrument, the employee would then be deemed to have earned and be vested in a number of units equal to the greater of the target number of units specified in the grant agreement or the number of units that would have been earned by applying the specified performance criteria to the Company’s actual performance from the beginning of the performance period to the date of the Change in Control.

If a Change in Control would be treated as having occurred but for a determination by the Board that no Change in Control shall be deemed to have occurred, the Board may (a) direct that all options outstanding be cancelled on a date fixed by the Board; however, participants must receive at least 30 days written notice of such date and each participant shall have the right during such period, irrespective of the participant’s termination of employment during the period, to exercise options, including any options that have not yet become exercisable or (b) authorize the substitution of a new option for each outstanding option, as long as the new option has a value at the time of grant at least equal to the value of the outstanding option for which it is substituted, and contains terms and conditions no less favorable to the participant than those contained in the outstanding option, and, in the case of any incentive stock options, the requirements of Section 424(a) of the Code are met.

Clawback of Awards and Gains following a Breach

The compensation committee has the discretion to terminate, rescind or recapture awards or have awards reimbursed to the Company if the granting, vesting or payment of the award (or a portion of the award) was predicated upon the achievement of certain financial results or other performance criteria, in the committee’s view, the participant either benefited from a calculation that later proves to be materially inaccurate or engaged in one or more material acts of fraud or misconduct that caused or partially caused the need for financial restatement by the Company or its subsidiaries, and a lower granting, vesting or payment of or with respect to the award would have occurred based on a correct calculation or upon restated financial results or other performance criteria.

In addition, any amounts paid under the 2012 Stock Plan are subject to recoupment under the Dodd-Frank Act (and any regulations thereunder), any clawback policy adopted by the Company or other requirement by applicable law or stock exchange listing conditions.

If, following termination of employment for any reason, an Eligible Employee engages in any conduct or activity that is in breach of any agreement, obligation or duty to the Company, then the Eligible Employee is required to pay the Company any income or gain realized upon or after termination of employment in connection with the vesting of an award or sale of shares following such breach.

Amendment or Termination of the 2012 Stock Plan

The Board may, with prospective or retroactive effect, amend, suspend or terminate the 2012 Stock Plan or any portion thereof at any time; subject to:

  Receipt of shareholder approval if necessary and desirable to comply with any applicable law, regulation, or stock exchange rule;

  Receipt of shareholder approval if an amendment (i) increases the number of shares available for issuance under the plan, or (ii) results in a material increase in benefits under the plan or a change in eligibility requirements of the plan; and

  No adverse effect to the rights of any participant with respect to any awards previously granted to the participant without his or her written consent.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a summary of the principal U.S. federal income tax consequences that generally will apply to awards made under the 2012 Stock Plan to individuals who are citizens or residents of the U.S. The summary is based on statutory authority and judicial and administrative interpretations as of the date of this proxy statement, which are subject to change at any time, possibly with retroactive effect. The discussion below is intended only as a general summary and does not purport to address all of the federal income tax consequences that may apply to a recipient’s award in the recipient’s own individual circumstances.

Incentive Stock Options

In general, the recipient of an incentive stock option will not realize any income either at the time the option is granted or at the time it is exercised. However, the amount by which the fair market value of the shares acquired on exercise exceeds the option exercise price for the shares will be treated as income realized in the year of exercise for “alternative minimum tax” purposes.

If shares acquired upon the exercise of an incentive stock option are sold more than two years after the date of grant of the option and more than one year after the date on which the shares were transferred to the recipient pursuant to his or her exercise of the option, the recipient generally will recognize long-term capital gain or loss on the sale, in an amount equal to the difference between the amount realized on the sale and the price paid for the shares upon exercise of the option. However, if the recipient sells any of the shares before the end of such periods, thereby making a “disqualifying disposition” of those shares, the excess, if any, of the fair market value of such shares on the date on which the option was exercised over the exercise price paid for the shares (or, if less, the excess of the amount realized on the sale over the exercise price paid for those shares) will be treated as ordinary income to the recipient in the year of the disqualifying disposition and the balance, if any, of the amount realized on the sale over the exercise price paid for the shares will be treated as a long-term or short-term capital gain depending on whether the shares were held for more than one year after the date on which they were acquired pursuant to the exercise of the option.

Non-qualified Stock Options

The recipient of a non-qualified stock option will not realize any income upon the grant of the option. Upon exercise of such option, the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of the shares acquired pursuant to the exercise of the option, determined as of the date of exercise, over the option exercise price for the shares. Upon a subsequent sale of the shares, the optionee will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the fair market value of the shares on the date on which they were acquired pursuant to the exercise of the option. The gain or loss recognized will be treated as a long-term or short-term capital gain or loss, depending on whether the shares were held for more than one year after the date on which they were acquired pursuant to the exercise of the option.

Restricted Shares

Unless a recipient of an award of restricted shares elects otherwise under Section 83(b) of the Code as described below, the recipient will not be subject to tax with respect to the shares awarded until the year in which the restrictions applicable to the shares lapse. The recipient will be required to include in his or her gross income for that year an amount equal to the fair market value of the shares at the time the restrictions on the shares lapse. The amount included will be subject to tax at ordinary income tax rates.

Any cash dividends paid on the shares while they remain subject to restrictions will be subject to tax in the year in which they are paid to the recipient. They will be subject to tax in that year at the regular rates applicable to compensation income and not at the special tax rates applicable to dividend income under current law. Any dividends payable on the recipient’s restricted shares that are not paid currently to the recipient but are instead applied to the purchase of additional restricted shares for the recipient will not be subject to tax until the year in which the restrictions on the additional shares so purchased lapse.

Pursuant to Section 83(b) of the Code, a recipient of an award of restricted shares may elect to include the fair market value of the shares, determined as of the date of grant and without regard to the restrictions on the shares, in his or her gross income for the year in which the restricted shares were awarded to the recipient. If this election is made, (i) no further amount will be included in the recipient’s gross income upon the lapse of the restrictions on the shares, (ii) any appreciation in the value of the shares after their date of grant will not be taxable as compensation, (iii) any cash dividends paid currently to the recipient with respect to the shares while they remain subject to restrictions will be taxable as dividend income and not as compensation, and (iv) if any of the shares are forfeited due to the recipient’s termination of employment before the restricted period applicable to the shares has expired, the forfeiture will be treated as a sale or exchange of the shares forfeited, and the recipient will therefore realize a capital loss in an amount equal to the amount that was included in his or her gross income with respect to the forfeited shares pursuant to his or her election under Section 83(b).

Other Awards

An Eligible Employee receiving an award of PRSUs or RSUs and an Eligible Director receiving annual award units generally will not be subject to tax with respect to the shares or units included in the award until the year in which payment with respect to such shares or units is made by the Company, either by delivery of unrestricted shares or in cash or a combination thereof. The recipient will be required to include in his or her gross income for such year an amount equal to the fair market value of any shares (determined as of the date on which the unrestricted shares are issued to the recipient), plus the amount of any cash which is all or part of such payment. The amount so includible in the recipient’s income will be subject to tax at ordinary income rates.

Change in Control Payments

In the case of recipients of awards under the 2012 Stock Plan who are officers or “highly compensated” employees of the Company within the meaning of Section 280G(c) of the Code, if the total amount of the payments made to such individual under the 2012 Stock Plan, and under all other compensation plans maintained by the Company, that are treated under Section 280G as contingent on a change in the ownership or control of the Company, equal or exceed three times the recipient’s “base amount” (generally defined under Section 280G as the individual’s average annual compensation for the five calendar years ending before the change in control), then, subject to certain exceptions, the portion of such total payments that exceed the recipient’s base amount will be treated as “excess parachute payments” and as such, will be subject to a 20% excise tax in addition to regular income tax.

Deductibility of the Company’s Payments

In general, the Company will be entitled to an income tax deduction for all amounts which recipients of awards under the 2012 Stock Plan are required to include in their gross income as compensation with respect to their awards. However, no deduction will be allowed to the Company for any amounts that are treated as “excess parachute payments” under Section 280G of the Code in the event of a Change in Control.

In addition, under Section 162(m) of the Code the Company generally will not be allowed a deduction for the compensation it pays to its Chief Executive Officer and each of the other named executive officers (not including the chief financial officer) during any taxable year to the extent that the compensation so paid to the executive exceeds $1,000,000. However, compensation paid under certain qualified performance-based compensation arrangements is not considered in determining whether an executive’s compensation exceeds the $1,000,000 limit under Section 162(m). However, awards of restricted shares or restricted units that vest on the basis of the passage of time generally will not qualify for the performance-based exclusion.

Section 409A

To the extent applicable, it is intended that the 2012 Stock Plan and all awards comply with the requirements of Section 409A or an exception to the requirements of Section 409A. The 2012 Stock Plan and all written instruments evidencing awards shall be interpreted and applied by the committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A. If a provision of the 2012 Stock Plan or instrument evidencing an award, is determined by the committee not to comply with Section 409A, the committee has the authority to take actions and to make such interpretations and changes to the 2012 Stock Plan or instrument that are necessary to comply with such requirements, while preserving the economic value of the award for the participant.

Equity Compensation Plans

The following table sets forth information regarding the Company’s equity compensation plans as of July 31, 2014, the end of the Company’s most recently completed fiscal year:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	3,949,394	(1)	$60.53	5,270,757	(2)
Equity compensation plans not approved by security holders	0		0	0
Total	3,949,394		$60.53	5,270,757

(1)	Consists of 2,022,485 shares of common stock issuable upon exercise of outstanding options, and 1,926,909 shares issuable upon conversion of outstanding restricted or deferred units under the Management Stock Purchase Plan (“MSPP”), the 2005 Stock Plan and the 2012 Stock Plan. Since the aforementioned outstanding restricted and deferred units have no exercise price, they are not included in the weighted average exercise price calculation in column (b).
(2)	Consists of 3,926,576 shares of common stock available for future grants of options and/or restricted units under the MSPP and the 2012 Stock Plan and 1,344,181 shares remaining available for issuance under the Pall Corporation Employee Stock Purchase Plan, a plan intended to qualify under Section 423 of the Code. Excludes 8,000,000 shares that will be added to the 2012 Stock Plan if Proposal 3 is approved.

Proposal 4:	Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers

As required by Section 14A of the Exchange Act, the Company is submitting to the shareholders a vote, on an advisory basis, to approve the compensation of Pall’s named executive officers (“NEOs”) as described in the “Executive Compensation” section, including the Compensation Discussion and Analysis, the tabular disclosure and accompanying narrative disclosure of this proxy statement. The advisory vote on NEO compensation will be held on an annual basis at least until the next non-binding shareholder vote on the frequency with which the advisory vote on NEO compensation should be held.

The compensation committee believes that Pall’s executive compensation program achieves the goals of Pall’s compensation philosophy, as established by the committee, which is to align each executive’s compensation with Pall’s short-term and long-term performance and to provide competitive compensation incentives to attract, motivate and retain key executives who are essential to Pall’s long-term success.

As discussed in the “Compensation Discussion and Analysis” section, Pall’s executive compensation policies implement Pall’s compensation philosophy and are designed to align each executive’s compensation with shareholder interests and to motivate Pall’s executives to deliver superior business performance that balances annual results and long-term sustained performance.

Although the vote is advisory and non-binding, the Board and compensation committee value Pall’s shareholders’ opinion and will take into account the outcome of the vote with their ongoing evaluation of Pall’s executive compensation principles and policies.

Accordingly, the following resolution will be submitted for a shareholder vote:

“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the executive compensation tables and the narrative discussion, is approved.”

The Board of Directors unanimously recommends a vote FOR approval of the advisory resolution relating to the compensation of the Company’s NEOs.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

EXECUTIVE SUMMARY

Pall has become a leader in the high-tech filtration, separation and purification industry by helping customers solve complex fluid management and other challenges. The Company’s people, processes and technology are the formula for our success. The strength of the management team, the efforts of employees, the efficiency of processes and the effectiveness by which Pall leverages and applies its technology form the foundation for our growth. The Company continues to build on this foundation.

For fiscal year 2014, we set aggressive targets that depended on strong sales execution in a slow growth environment, continued SG&A improvement and significant revenue pick up in the second half of the year. We are pleased to report that we delivered on what we set out to do, meeting or exceeding almost every metric announced publicly at the beginning of the fiscal year. Excluding the effect of foreign exchange translation, we delivered 6% sales growth over last year with 3% growth on an organic basis, strong organic incremental margins and solid free cash flow, despite significant foreign exchange headwinds. We also reduced SG&A by 140 basis points. We delivered pro forma diluted EPS of $3.44, compared to $3.04 for the same period last year, a 13% increase. While we are pleased with what we have achieved, we have more to do to meet the high expectations of our customers and shareholders.

Please see Appendix B to this proxy statement for a reconciliation of non-GAAP measures to the most closely comparable GAAP measure.

SAY-ON-PAY VOTE

The Company sought shareholder feedback through an advisory vote on executive compensation at its 2013 annual meeting. More than 95% of the votes cast at the meeting approved the compensation of the Company’s NEOs as described in the 2013 proxy statement. The compensation committee reviewed the voting results and determined that, given the significant level of support, no changes to the Company’s executive compensation principles and policies were necessary at that time based on the voting results. Nevertheless, the compensation committee may make changes to the executive compensation program to support the Company’s on-going commitment to enhance and refine its pay for performance philosophy and principles.

Pay for Performance Philosophy and Principles

Pall’s compensation philosophy, set by the compensation committee, is to align each executive’s compensation with shareholder interests by tying compensation to specific measures that reward the executive team on the basis of its contribution to the achievement of Pall’s short-term and long-term performance objectives. The measures are intended to keep Pall’s executives focused on business goals to drive the success of the business, as well as to provide competitive compensation incentives.

Pall ties short-term bonuses to financial measures designed to drive stronger financial performance year over year, as well as measurable progress on strategic business initiatives that enable sustainable profitable growth. Pall’s annual long-term incentive awards are designed to be aligned with the interests of shareholders because they deliver value based on shareholder return, encourage stock ownership and promote retention of key talent.

The following discussion describes the Company’s executive compensation program as it relates to Lawrence Kingsley, Akhil Johri, Yves Baratelli, Ruby Chandy and Wolfgang Platz. These individuals are referred to as the “named executive officers” or NEOs.

Executive Compensation Principles

Core Principles

Strong Oversight: The compensation committee reviews and approves the principles and policies for executive compensation annually. The compensation committee periodically reviews and annually approves compensation of executive officers and the Board reviews and approves compensation of the Chief Executive Officer.

Compensation Tied to Performance: Short-term incentives are directly linked to Company, business unit and individual performance. Long-term incentives are performance-based and tied to multi-year improvement in Company performance.

Alignment with Shareholders: Significant amounts of pay at risk for executives, routinely enforced share ownership guidelines and in-depth analysis to ensure incentive plans do not encourage unnecessary risk all work together to align the interests of the executive with the interests of shareholders.

Appropriate Pay Mix: The Company’s pay mix is appropriately allocated between fixed and variable pay to ensure it is not overly weighted towards short-term performance at the expense of long-term value creation.

Market Competitive: The compensation committee generally targets total direct compensation to a range around the market median of the Company’s compensation peer group in order to yield competitive remuneration versus the market for superior performance by the individual and the Company. The committee has the discretion to deviate from this range when business conditions warrant, particularly to ensure the availability and retention of critical talent through a strong payout-performance linkage.

Retention: A significant amount of pay delivered via equity awards, coupled with multi-year vesting on these awards, drives the critical retention of talent needed to sustain long-term business growth.

Motivation: Incentive awards reward executives with higher payouts for exceptional Company and individual performance and foster a culture of excellence.

To set total direct compensation, the compensation committee utilizes a multi-step process that begins with targeting a range around the market median of the Company’s compensation peer group. With respect to the Chief Executive Officer and Chief Financial Officer, the market data is based upon the peer group and for the other executives, market data is based upon a combination of peer group and survey data.

Compensation can be adjusted, positively or negatively, based on a number of factors including, but not limited to, Company performance and individual performance. When individual or Company performance is strong, senior executives may receive pay outcomes that are above the targeted total direct compensation range. When individual or Company performance does not meet objectives, senior executives may receive pay outcomes that are below the targeted total direct compensation range. Incentive compensation for all executives, including the NEOs, is based on the financial performance of the Company with specific metrics approved each year by the compensation committee. These metrics are more fully described in the section on “Fiscal Year 2014 PICP Performance Targets and Actual Results” and “Fiscal Year 2014 Performance Restricted Stock Unit Awards.”

Compensation Practices and Risk Management

The compensation committee believes that Pall’s approach to compensation encourages its executives to dedicate themselves to improving the Company’s long-term prospects and financial results. The Company’s compensation program also links a substantial portion of total compensation to Company performance in a way that contributes to prudent decision-making while achieving results.

During fiscal year 2014, management conducted a review of all compensation policies and practices for all employees. In addition, the committee’s independent compensation consultant, Towers Watson, conducted a review of all compensation policies and practices pertaining to NEO compensation. The assessment of the incentive compensation programs included the program’s philosophy, design, structure, characteristics, performance measurements, targets and the effectiveness of Company-wide controls on mitigating the risk of inappropriate incentives and misconduct. Based upon the analysis by management and Towers Watson, the compensation committee concluded that the design and operation of Pall’s compensation programs do not encourage excessive risk taking and are not reasonably likely to have a material adverse effect on the Company as a whole.

Compensation Governance Factors

The Company’s pay mix is appropriately allocated and incentive compensation is not overly weighted towards short-term performance at the expense of long-term value creation. A substantial portion of incentive compensation for the NEOs and other senior executives is delivered in the form of long-term stock awards.

As further described under “Pay Mix Aligned to Company Performance,” a substantial portion of total compensation for NEOs is tied to short-term and long-term performance, and is not fixed, which promotes alignment of the NEOs’ interests with those of shareholders.

The maximum bonus opportunity under the short-term bonus plans, including the bonus plan for the NEOs, is capped, thereby limiting payout potential for short-term achievements.
Multi-functional approvals are required in the administration of all compensation to mitigate the risk of inappropriate payouts.

There are no tax “gross-ups” for any compensation, benefits or perquisites provided to our executive officers or any employee (other than a one-time tax gross-up for one NEO as detailed in the “Summary Compensation Table”).

Senior executives and NEOs are required to meet specified stock ownership guidelines. The Company also has stock ownership requirements for directors, as outlined in the section on “Director Stock Ownership Guidelines.” All NEOs and directors have met the ownership guidelines, or are within the accepted grace period.

The Company’s 2012 Stock Plan prohibits the repricing of option awards.

The Company strictly prohibits employees and directors from hedging or engaging in any derivatives trading with respect to Company stock. The Company strictly prohibits employees and directors from selling Company stock short or selling Company securities of the same class for at least six months after purchase.

The Company strictly prohibits employees and directors from holding Company stock in margin accounts or otherwise pledging Company stock as collateral.

Compensation Governance Factors

To the extent permitted by law, the Company can recover cash or equity-based compensation paid to executives in various circumstances, including where compensation was based upon the achievement of specified financial results that become the subject of a subsequent restatement.

All employees based in the U.S., including applicable NEOs and executive officers, are “at will” employees and do not have employment contracts with the Company that provide any guarantee of employment for any specified period.

The compensation committee has engaged an independent compensation consultant to advise the committee on NEO compensation actions, regulatory requirements such as the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as prevalent market practices. The independent consultant, Towers Watson, also conducts an annual independent risk assessment of plans involving NEO compensation.

Peer Group Review

The compensation committee reviews at least annually the competitiveness of both the type and the amount of compensation paid to NEOs using data provided by Towers Watson that is comprised of a comparator group of competitors and industrial companies similar in size and profile to Pall. The committee reviews the composition of the peer group from time to time to ensure it remains an appropriate comparison for the Company.

In fiscal year 2014, the committee asked Towers Watson to review the composition of the peer group and propose any changes. Towers Watson began by reviewing companies based on the following criteria:

  Comparable size: Due to the limited number of companies in comparable industries within a range of 1x to 2x Pall’s revenue, Towers Watson expanded the range to peer companies with approximately 0.5x to 3.0x Pall’s revenues and approximately 0.25x to 4.0x Pall’s market capitalization;

  Comparable industry: Primarily industrial machinery companies, with consideration given to electrical components and equipment, healthcare equipment and life sciences tools and services companies;

  Public companies: Publicly traded, U.S.-based companies, to ensure availability of information regarding executive pay levels, practices and financials; and

  Other factors: Critical business profiles such as a global footprint and high-mix product portfolios.

After applying the criteria set forth above, seven companies from a pool of 10,000 were recommended by Towers Watson as additions to the Company’s peer group and were approved by the compensation committee. The compensation committee elected to expand the peer group in order to minimize the year over year volatility of a smaller group and reflect the Company’s market for talent.

The compensation committee believes that the new peer group is an appropriate comparator group to the Company. It represents approximately the same ratio between industrial machinery companies, life sciences companies and healthcare/electronics companies as the fiscal year 2013 peer group.

Pall is appropriately positioned within the new peer group from a revenue (40th percentile) and market capitalization (62nd percentile) perspective. The compensation committee determined that the expanded peer group continues to position Pall within the appropriate range near the median.

Ametek Inc.	Donaldson Co. Inc.	Pentair Inc.	Teleflex Incorporated
Bio-Rad Laboratories Inc.	Flowserve Corporation	PerkinElmer Inc.	The Timken Company
Bruker Corporation (1)	Hubbell Incorporated	Roper Industries, Inc. (1)	Xylem Inc. (1)
CareFusion Corporation (1)	IDEX Corporation (1)	Sigma-Aldrich Corporation (1)	Zimmer Holdings Inc.
C.R. Bard Inc.	Mettler-Toledo International Inc. (1)	SPX Corporation	Waters Corp.
Life Technologies Corporation (2)

(1)	Signifies new addition to the Company’s 2014 Peer Group
(2)	Life Technologies Corporation subsequently was acquired by Thermo Fisher Scientific Inc.

Role of Compensation Consultant

The compensation committee adopted a policy formalizing its practice of using an independent compensation consultant in 2010. Under the policy, the committee has the sole authority to select, retain and terminate a consultant and to approve the terms of the consultant’s engagement. The compensation committee engages Towers Watson as the committee’s independent consultant to fulfill the following responsibilities:

  Review the Company’s compensation philosophy, peer group and competitive position and advise the committee on their reasonableness and appropriateness.

  Review the executive compensation program and advise the committee of changes to be considered to improve effectiveness.

  Oversee and review survey data on executive pay practices and amounts for competitive comparisons.

  Review the Compensation Discussion and Analysis, compensation tables and other compensation-related disclosures included in the Company’s proxy statements.

  Review committee materials and attend compensation committee meetings.

  Proactively advise the committee on best practice approaches for governance of executive compensation, areas of concern and risk in the Company’s programs and general trends in executive compensation.

Independence Assessment of Compensation Consultant

The compensation committee assessed Towers Watson’s independence as a compensation consultant in accordance with the NYSE listing standards. The committee determined that the engagement did not raise any conflict of interest within the meaning of the SEC rules. In reaching this conclusion, the compensation committee considered factors relevant to Towers Watson’s independence from management, including the six factors set forth in the NYSE listing standards.

During fiscal year 2014, Towers Watson provided the services outlined above and additionally advised the committee on the recommendation to increase the shares available for grant under the 2012 Stock Plan.

Company management is required to seek the committee’s approval for additional consultant services in excess of $120,000 per year. For fees incurred that are less than $120,000 per year, management is required to keep the committee informed. In fiscal year 2014, Company management paid Towers Watson for market data surveys. The committee determined that such fees, which were significantly below $120,000, did not impact Towers Watson’s independence.

Compensation Framework

The Company and the compensation committee believe that Pall’s compensation plans achieve the goals of its philosophy to align each executive’s compensation to Pall’s short-term and long-term performance and provide incentives to attract, motivate and retain key executives essential to Pall’s long-term success. Each of the elements of executive compensation listed below serves a specific purpose and the total remuneration aligns with Pall’s short-term and long-term performance objectives.

ELEMENTS OF EXECUTIVE COMPENSATION

Pay Type/Mix	Total Reward Component/Objective	Key Provisions
Salary Fixed amount of compensation associated with the duties and responsibilities of the position.
  Compensation committee reviews executive officer salaries annually.
  Salary increases determined based upon individual performance, market position and internal equity.
  Ensure alignment to market in order to attract and retain talent.

Bonus Provides the opportunity for competitively-based annual incentive awards for achieving short-term financial goals and other business objectives for the current fiscal year.
  The 2012 Executive Incentive Bonus Plan (“EIB Plan”) establishes the Pall Incentive Compensation Plan (“PICP”), which sets forth the annual business objectives that must be met to determine actual individual bonus amounts.
  PICP includes both quantitative and qualitative objectives as well as an individual performance component.
  Each individual PICP participant has a threshold, target and maximum bonus opportunity expressed as a percentage of base pay.
  For the NEOs, compensation targets are benchmarked against the market data and approved by the committee as a component of total direct compensation.

Equity Compensation

A substantial proportion of total direct compensation for the NEOs and other senior executives is granted as equity to align their incentives to long-term shareholder value, as measured by absolute shareholder return.

2012 Stock Plan allows a variety of equity vehicles that can be administered flexibly to keep pace with changing developments in executive compensation and to align the Company’s equity program with business strategy.

The fiscal year 2014 equity award granted to NEOs was comprised of one-third RSUs, one-third options and one-third PRSUs.

Restricted Stock Units (RSUs)

  Time-based equity awards that are equal to the full value of a share of Pall common stock that must be held for a specific period of time before converting from a unit to a share.
  Generally vest at the end of three years.

Options The right to purchase a specified number of shares of Pall common stock at a fixed grant price for a set period of time. Generally vest ratably over three years.

Performance Restricted Stock Units (PRSUs)

  Stock units for which the payout is contingent upon achievement of established performance metrics over the performance period. The payout level can vary based on performance results.
  The following metrics apply to the fiscal year 2014 grant: (a) The attainment of specific Operating Return on Operating Capital (“OROC”) results in the third year of the award, and (b) EPS achievement on a cumulative basis for three years. Both metrics require multi-year, sustainable performance to receive payment.
  Intended to further align compensation with the long-term interests of shareholders and with competitive market practices.

Pay Type/Mix	Total Reward Component/Objective	Key Provisions
Tax Qualified and Non-Qualified Benefits Plans Retirement plans are consistent with competitive pay practices and are an important element in attracting and retaining talent in a competitive market.
  The Company offers both a tax-qualified defined benefit pension plan (the “Cash Balance Pension Plan”) and defined contribution plan (the “401(k) Plan”) in the U.S. and several non-U.S. retirement plans covering two of the NEOs.
  On a non-qualified basis, several NEOs are covered under the Supplementary Pension Plan (which is now effectively closed to new participants). The Company replaced the existing Supplementary Pension Plan with the Executive Defined Contribution Plan.
  Benefit plans are described more fully after the Pension Benefits Table and Non-Qualified Deferred Compensation Table.

	Perquisites Limited perquisites are provided as part of an overall compensation package that is competitive.	Company-paid annual health examination, which is believed to benefit not only the senior executives, but also the Company and shareholders. Car allowance for one NEO outside the U.S.

PAY MIX ALIGNED TO COMPANY PERFORMANCE

A substantial portion of total compensation for NEOs is tied to short-term and long-term performance, and is not fixed. For example, 85% of the Chief Executive Officer’s salary is at risk. To better illustrate, set forth below are graphical depictions of the Chief Executive Officer’s and the average of all other NEOs’ pay mix for 2014.

CEO Pay Mix	All Other NEOs Average Pay Mix

Common Stock Ownership Guidelines

The Company has adopted stock ownership guidelines for NEOs and other senior executives to encourage ownership of Pall’s common stock. The stock ownership guidelines further align the interests of Pall’s executives with the interests of shareholders and promote Pall’s commitment to sound corporate governance. The executives must achieve this level of ownership within five years from the date of appointment. The guidelines are as follows:

Chief Executive Officer	5 times annual base salary
All other NEOs	3 times annual base salary
Other Executives Officers subject to Section 16	2 times annual base salary

Each of the NEOs has met his or her target ownership level.

NEO Compensation Actions in Fiscal Year 2014

FISCAL YEAR 2014 ANNUAL BASE SALARIES

The compensation committee approved modifications to base salaries based upon individual performance, market position and internal equity. The committee’s independent consultant presents market data and the Chief Executive Officer, Mr. Kingsley, presents his assessment of each individual NEO’s performance, including his own. The committee then independently approved compensation for the NEOs based on its evaluation of each NEO’s performance. The Board of Directors approved the compensation of Mr. Kingsley.

FISCAL YEAR 2014 ANNUAL SHORT-TERM INCENTIVE AWARDS

The EIB Plan provides for the establishment of a threshold performance metric that must be met in order to allow eligible participants, including the NEOs, the opportunity to be paid an annual cash bonus. The threshold performance metric established for fiscal year 2014 was EPS attainment of $2.00. This threshold performance metric was established in order to meet the requirements of Section 162(m) of the Code and actual bonus payouts are not determined solely on the basis of achieving this target. Actual results were $3.48, exceeding the threshold for the year. See also “Fiscal Year 2014 PICP Performance Targets and Actual Results” for the EPS threshold established for the NEOs to be eligible to receive a bonus under the plan.

The PICP establishes further metrics that link individual bonus amounts to both quantitative and qualitative financial and business measures and includes a personal performance component applicable to each individual’s achievement of results. The bonus payment opportunities for the NEOs are outlined in the table below. Actual bonus payments are based on the performance against the measures set forth in the table entitled “2014 PICP Metrics and Results,” and potential upward or downward adjustments are based on individual performance.

Fiscal Year 2014 Annual Incentive Payment Opportunities

Name	Annual Base	Short Term Incentive ($)			Short Term Incentive as a Percentage
	Salary (1)				of Annual Base Salary (%)
		Threshold	Target	Maximum (2)	Threshold	Target	Maximum (2)
	($)	($)	($)	($)	(%)	(%)	(%)
Lawrence Kingsley	1,000,000	625,000	1,250,000	2,600,000	62.5%	125.0%	260.0%
Akhil Johri	550,000	220,000	440,000	858,000	40.0%	80.0%	156.0%
Yves Baratelli	515,200	180,320	360,640	703,248	35.0%	70.0%	136.5%
Ruby Chandy	512,500	179,375	358,750	699,563	35.0%	70.0%	136.5%
Wolfgang Platz (3)	502,768	175,969	351,937	686,278	35.0%	70.0%	136.5%

(1)	Short term incentive amounts are calculated based on annualized salary as of July 31, 2014. See also the “Grants of Plan Based Awards for Fiscal Year 2014” table in which the non-equity incentive plan award amounts are calculated based on earnings of eligible compensation as defined in the EIB Plan.
(2)	Maximum represents the bonus payable to the NEO under the EIB Plan if highest performance results are achieved including adjustments for personal performance.
(3)	Mr. Platz's salary is paid in Euros (375,480 Euros converted at 1.339 Euro to USD as of July 31, 2014).

In connection with its evaluation of both short-term and long-term goals, the compensation committee reviewed each individual’s accomplishments in the context of overall Company performance. In addition, the committee evaluated the performance of each individual to determine whether performance and accomplishments were consistent with his or her role. See “Individual NEO Performance against Fiscal Year 2014 Objectives” for a discussion of the committee’s process for evaluation. Based on the evaluation, the committee determined that these NEOs had exceeded the personal goals and objectives outlined for fiscal year 2014 (as discussed below) and that the Company had exceeded its EPS and free cash flow conversion targets.

FISCAL YEAR 2014 ANNUAL LONG-TERM INCENTIVE AWARDS

The long-term annual equity grant is awarded at the compensation committee meeting each December. The value of the equity grant is determined by benchmarking competitive market practice and adjusting this figure, positively or negatively, based on individual performance and overall Company performance. In addition, the committee evaluates the performance of each NEO to determine that performance and accomplishments were consistent with such individual’s role.

As described elsewhere, the 2012 Stock Plan permits the Company to grant to its employees a variety of stock-based compensation including stock options, RSUs and PRSUs. Historically, NEO annual equity grants were split equally between RSUs and stock options. In fiscal year 2014, the committee approved adding PRSUs to the annual equity grants to focus executives on delivering exceptional and sustainable business results over a multi-year period. Annual awards are now generally comprised of one-third RSUs, one-third stock options and one-third PRSUs.

FISCAL YEAR 2014 PERFORMANCE RESTRICTED STOCK UNITS AWARDS

PRSUs are tied to specific Operating Return on Operating Capital (“OROC”) results and cumulative three-year EPS attainment, which are designed to require multi-year, sustainable performance to receive payment. OROC will be measured at the end of fiscal year 2016. EPS attainment will be measured each year for the three-year period beginning fiscal year 2014 and ending fiscal year 2016 and aggregated to arrive at the total cumulative EPS attainment. EPS is calculated on a pro forma basis and excludes the impact of translational foreign exchange and any acquisitions in the year of acquisition. OROC is defined as earnings before interest, taxes and amortization (“EBITA”) calculated on a pro forma basis, divided by net operating capital (defined as the sum of net working capital plus net fixed assets.) OROC also excludes the impact of acquisitions in the year of acquisition.

The performance goals were designed to be challenging and capable of being achieved only through exceptional performance. The Company believes that OROC is the most comprehensive measure to assess management’s performance during this time period because it incorporates and balances investment for growth, profitability improvement and operating capital reduction. OROC performance correlates strongly with shareholder return. PRSUs vest after three years only if performance goals are met. Payouts may be higher if performance goals are exceeded or, if performance goals do not meet minimum levels, no payout is made.

INDIVIDUAL NEO PERFORMANCE AGAINST FISCAL YEAR 2014 OBJECTIVES

To set compensation for each NEO, in addition to peer group and market benchmark data, the compensation committee uses Company and individual performance as measured by specific business results. Mr. Kingsley presents to the compensation committee his assessment of each individual NEO’s performance as well as his own accomplishments for the fiscal year. The committee then discusses with Mr. Kingsley each NEO’s performance and approves his or her compensation based on a combination of Company and individual performance and market data. The committee then meets in executive session to assess the Chief Executive Officer’s performance against his objectives for the year and to recommend his compensation to the Board of Directors.

Below are the individual objectives and results for each NEO in fiscal year 2014.

Lawrence Kingsley, Chief Executive Officer and Chairman of the Board

  Drive greater shareholder return by delivering fiscal year 2014 earnings per share within the guide range

  Build upon the established culture of integrity and drive the highest standard of ethics

  Expand the culture of innovation by increasing the number of inventions, patent applications and product vitality

  Improve commercial excellence by delivering higher on-time delivery, quality and overall growth

  Drive operational excellence and reduce costs by lowering capital expenditures, improving free cash flow and improving SG&A

  Drive a high performance organization by building bench strength and improving communications at all levels

Akhil Johri, Chief Financial Officer

  Drive top line and bottom line performance through timely financial forecasting, SG&A improvement, and achieving an effective global tax rate

  Drive growth in free cash flow, and reduce accounts receivable and capital expenditures

  Accelerate Finance transformation through process improvements and cost reduction

  Further develop financial resources through internal development opportunities

  Promote operational excellence and the highest standards for ethics and integrity

Yves Baratelli, President - Pall Life Sciences

  Achieve fiscal year 2014 operating plan for Life Sciences

  Implement the strategic and tactical plan for sustainable business growth

  Execute key Life Sciences initiatives to improve profitability and reduce cost

  Further product portfolio management and business development initiatives and increase sales and on-time delivery of new products

  Continue to build a high performance Life Sciences leadership team and sales force

  Promote the highest standards for ethics and integrity

Ruby Chandy, President – Pall Industrial

  Achieve fiscal year 2014 operating plan for Pall Industrial

  Implement the strategic and tactical plan for sustainable business growth

  Achieve key Industrial initiatives to improve profitability and reduce cost

  Continue to effectively manage the product portfolio through product rationalization and overall product vitality

  Drive talent management through leadership development

  Promote the highest standards for ethics and integrity

Wolfgang Platz, President – Pall Europe

  Achieve fiscal year 2014 operating plan for Pall Europe, Middle East and Africa

  Increase sales efficiency and reduce cost to serve

  Expand strategic and key account programs

  Strengthen organizational effectiveness

  Advance cross-functional alignment

  Promote the highest standards for ethics and integrity

The committee discussed each of Mr. Kingsley’s, Mr. Johri’s, Mr. Baratelli’s, Ms. Chandy’s and Mr. Platz’s personal objectives for fiscal year 2014 and whether these objectives had been achieved. The committee reviewed each individual’s accomplishments in the context of overall Company performance. In addition, the committee evaluated the performance of each individual to determine whether performance and accomplishments were consistent with his or her role. This analysis is utilized in determining the individual performance component for each of the NEOs with regard to their short term incentive bonus.

The short-term incentive bonus is driven primarily by overall company performance, but may be modified up or down to reflect individual performance against objectives. The range of allowable adjustments under the plan is from no payout at the low end and to up to 130% of the payout at the high end as calculated strictly on overall company performance. Calculation of overall company performance is described in the table below, “2014 PICP Metrics and Results.” In 2014, with strong company performance, and strong individual performance against goals, short term incentive plan bonuses were adjusted upward on the basis of individual performance in the range of 5% to 20%, with an average adjustment of 11%. Individual performance was assessed as exceeding expectations in some critical areas: revenue growth in Life Sciences, margin growth in Industrial through strong SG&A control, successful acquisitions for both lines of business, and faster than expected improvement in cash flow, due to operational discipline in reducing receivables and managing capital expenditure.

FISCAL YEAR 2014 PICP PERFORMANCE TARGETS AND ACTUAL RESULTS

At the beginning of fiscal year 2014, the compensation committee approved the financial or quantitative targets and the qualitative objectives for fiscal year 2014 for all NEOs. The committee determined that EPS and free cash flow conversion were the appropriate financial metrics to align the NEOs and employees with shareholder value and represent growth, profitability and operational efficiency.

The committee believes that EPS is strongly correlated to total shareholder return and is a key determinant of profitability and growth. Accordingly, as described above, the committee set a threshold performance measure for Section 162(m) purposes of $2.00 per share and in addition established the EPS performance levels below to determine, in part, the amounts that would actually be paid. Free cash flow conversion, defined as cash flow from operations minus capital expenditures divided by net income, is also viewed by the committee as a key determinant of operational efficiency. The EPS target was defined by the committee to exclude the effect of translational foreign exchange and the impact of acquisitions in the year of acquisition. For purposes of the fiscal year 2014 PICP, the committee calculated EPS of $3.48 by adjusting the pro forma earnings per share from continuing operations of $3.44 for the negative impact of foreign exchange translation. There was no impact on pro forma EPS from acquisitions made in fiscal year 2014.

Please refer to Appendix B for a reconciliation of pro forma diluted EPS from continuing operations to the most comparable GAAP measure. The table below sets forth the target ranges for EPS, free cash flow conversion, the qualitative targets and actual results for fiscal year 2014.

2014 PICP Metrics and Results

Quantitative Goals
Metric	Weighting	Threshold	Target	Maximum	Actual	Weighted
						Percentage
						of Target
EPS	50%	$3.15	$3.37	$3.59	$3.48	62.50%
Free Cash Flow Conversion	30%	0.80	1.0	1.2	1.18	43.50%
Qualitative Goals (1)	20%					22.02%
Overall Achievement as a
Percentage of Target						128.02%

(1)	The qualitative goals were: product vitality, inventory reduction, talent management and operational effectiveness. These goals were exceeded overall.

As described above under “Individual NEO Performance Against Fiscal Year 2014 Objectives,” the actual payout amounts under the 2014 PICP may be adjusted on the basis of the performance by NEOs against individual performance objectives.

Compensation Committee Report

The compensation committee reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based on this review and discussion, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The undersigned, being all the members of the compensation committee, submit this report to the Company’s shareholders.

Compensation Committee
Cheryl W. Grisé (Chair)
Robert B. Coutts
Mark E. Goldstein
Ronald L. Hoffman
October 31, 2014

COMPENSATION TABLES

The tables, footnotes and narratives below provide information regarding the compensation, benefits and outstanding equity awards holdings in the Company for each of the NEOs.

Summary Compensation Table

The following table sets forth the compensation of each of the NEOs for the fiscal years shown. For further information regarding the compensation set forth in the “Summary Compensation Table,” see “Compensation Discussion and Analysis” and “Pension Benefits for Fiscal Year 2014.”

Name and	Year	Salary	Bonus (1)	Stock	Option	Non-Equity	Change in Pension	All Other	Total
Principal Position				Awards (2)	Awards (3)	Incentive Plan	Value and Non-	Compensation (6)
						Compensation (4)	Qualified Deferred
							Compensation
							Earnings (5)
		($)	($)	($)	($)	($)	($)	($)	($)
Lawrence Kingsley Chief Executive Officer & Chairman	2014	993,919		2,973,868	1,500,001	1,827,811	2,160,829	15,150	9,471,578
	2013	968,635		5,281,617	2,375,000	1,400,000	1,271,071	7,650	11,303,973
	2012	767,308	1,500,000	12,387,213	7,866,702	1,025,000	10,144,829	171,457	33,862,509
Akhil Johri	2014	550,000		793,032	400,009	675,946	0	70,643	2,489,630
Chief Financial Officer	2013	122,692	300,000	3,066,097	2,250,003	103,900	0	86,046	5,928,738

Yves Baratelli	2014	512,728		495,644	250,014	528,775	557,607	11,800	2,356,568
President, Pall	2013	502,600		1,352,966	349,993	395,500	0	23,966	2,625,025
Life Sciences	2012	483,831		352,864	349,999	356,267	4,033,705	181,050	5,757,716
Ruby Chandy	2014	510,048		495,644	250,014	480,270	18,741	100,647	1,855,364
President,	2013	500,000		1,346,997	349,993	327,900	0	39,303	2,564,193
Industrial	2012	140,385		470,112	225,008	105,017	0	291,848	1,232,370
Wolfgang Platz	2014	499,934	215,579	363,528	183,335	470,404	247,609	161,416	2,141,805
President, Pall	2013	482,574	61,189	955,175	275,009	395,601	499,114	71,847	2,740,509
Europe (7)	2012	487,000	61,066	252,046	250,002	349,735	147,914	67,925	1,615,688

(1)	For fiscal year 2014, the amount reflects a bonus (46,000 euros) paid to Mr. Platz in accordance with his Assignment Contract, filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2012. In addition, Mr. Platz received a one-time contingent bonus (net 115,000 euros) in recognition of certain expenses incurred with the transition of his assignment, subject to clawback within one year of payment for voluntary resignation or involuntary termination for cause.
(2)	The amounts reflect the grant date fair value, calculated in accordance with FASB ASC Topic 718 for each NEO for the RSUs and PRSUs granted to the NEO in each fiscal year under the 2012 Stock Plan or the 2005 Stock Plan, as applicable. Assuming the highest level of performance is achieved for the fiscal year 2014 PRSUs, the maximum grant date fair value of the PRSUs is $2,230,401 for Mr. Kingsley; $594,774 for Mr. Johri; $371,734 for Mr. Baratelli; $371,734 for Ms. Chandy and $272,646 for Mr. Platz. For additional information regarding the assumptions made in calculating these amounts, see the consolidated financial statements of the Company’s Annual Report on Form 10-K, Note 15.
(3)	The amounts reflect the grant date fair value, calculated in accordance with FASB ASC Topic 718 for each NEO for stock options granted to the NEO in each fiscal year under the 2012 Stock Plan and the 2005 Stock Plan, as applicable. For additional information regarding the assumptions made in calculating these amounts, see the consolidated financial statements of the Company’s Annual Report on Form 10-K, Note 15.
(4)	Reflects annual bonus paid to the NEO under the Company’s EIB Plan.
(5)	The amounts represent the aggregate increase in the actuarial present value of accumulated benefits under the Company’s tax-qualified Cash Balance Pension Plan, non-qualified Supplementary Pension Plan, non-qualified Additional Pension Benefits Plan and in the case of Mr. Platz, the VO 2005. See, “Pension Benefits for Fiscal Year 2014” for further information.

(6)	The amounts represent the aggregate incremental cost to the Company in fiscal year 2014 of other compensation, including the following:
	Lawrence Kingsley	Company contributions to the 401(k) Plan Physical examination Charitable matching contributions
	Akhil Johri	Company contributions to the 401(k) Plan Company contributions to Executive Defined Contribution Retirement Plan ($45,928) Relocation related expenses ($15,288) Physical examination
	Yves Baratelli	Fees for tax preparation and planning related to international assignments ($11,800)
	Ruby Chandy	Company contributions to the 401(k) Plan Company contributions to Executive Defined Contribution Retirement Plan ($83,074) Relocation related expenses
Wolfgang Platz
  Company contributions to Versorgungsordnung 2005 ($44,871)
  Company car allowance ($20,422)
  Fees for tax advice and tax assistance ($11,949)
  Estimated tax gross-up subject to adjustment with actual Swiss tax filing ($84,173)

The amounts for All Other Compensation for Mr. Platz were converted from Euro to USD based on the exchange rate of 1.339 as July 31, 2014, other than fees for tax advice and tax assistance, which were paid in USD, and the estimated tax gross up, which was converted from Swiss francs to USD based on the exchange rate of 1.1003 as of July 31, 2014.
(7)	For fiscal year 2014, Mr. Platz’s base salary earnings, bonus, change in pension value and non-qualified deferred compensation earnings were made in Euros and are converted at 1.339 Euro to USD as of July 31, 2014.

Grants of Plan-Based Awards for Fiscal Year 2014

The following table provides information concerning equity and non-equity incentive awards granted to the NEOs under the EIB Plan and the 2012 Stock Plan during fiscal year 2014. There can be no assurance that the grant date fair value of stock and option awards reported below will ever be realized by the NEOs.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3)	All Other Option Awards: Number of Securities Underlying Options (4)	Exercise or Base Price of Option Awards (5)	Grant Date Fair Value of Stock and Option Awards (6)
		Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	($)	($)	($)	(#)	(#)	($/Sh)	($)
Lawrence Kingsley	12/11/2013				9,015	18,030	27,045				$1,486,934
	12/11/2013								89,713	$82.47	$1,500,001
	12/11/2013							18,030			$1,486,934
		621,762	1,243,524	2,586,530
Akhil Johri	12/11/2013				2,404	4,808	7,212				$396,516
	12/11/2013								23,924	$82.47	$400,009
	12/11/2013							4,808			$396,516
		220,000	440,000	858,000
Yves Baratelli	12/11/2013				1,503	3,005	4,508				$247,822
	12/11/2013								14,953	$82.47	$250,014
	12/11/2013							3,005			$247,822
		179,583	359,166	700,374
Ruby Chandy	12/11/2013				1,503	3,005	4,508				$247,822
	12/11/2013								14,953	$82.47	$250,014
	12/11/2013							3,005			$247,822
		178,644	357,288	696,711
Wolfgang Platz	12/11/2013				1,102	2,204	3,306				$181,764
	12/11/2013								10,965	$82.47	$183,335
	12/11/2013							2,204			$181,764
		174,974	349,948	682,400

(1)	Threshold represents the bonus payable to the NEO under the EIB Plan if the threshold, or lowest possible achievement that would yield a bonus payment, is obtained. Target represents the bonus payable to the NEO under the EIB Plan if the performance target is obtained. Maximum represents the bonus payable to the NEO under the EIB Plan if highest performance results are achieved including adjustments for personal performance. These amounts are calculated based on earnings of eligible compensation as defined in the EIB Plan. Amounts actually paid are subject to adjustment as discussed in “Compensation Discussion and Analysis.”
(2)	Represents the number of PRSUs at the threshold, target and maximum payout under the 2012 Stock Plan for the three-year performance period ending July 31, 2016. Dividend equivalent units are earned on all PRSUs outstanding at the time the Company’s quarterly dividend is paid, based on the closing stock price on the dividend payment date, and vest at the same time as the PRSUs to which they relate.
(3)	Represents the number of RSUs granted to the NEO as an annual award under the 2012 Stock Plan. These RSUs will vest in full and be settled in common stock on a one-for-one basis on the third anniversary of the date of grant. Dividend equivalent units are earned on all RSUs outstanding at the time the Company’s quarterly dividend is paid, based on the closing stock price on the dividend payment date, and vest at the same time as the RSUs to which they relate.
(4)	Represents the number of non-qualified stock options granted to the NEO under the 2012 Stock Plan. The options granted vest one-third on each of the first three anniversaries of the date of grant. All stock options will expire on the seventh anniversary of the date of grant.
(5)	Exercise price is based upon the closing price of a share of common stock as reported in the NYSE Composite Transactions on the date of grant.
(6)	Represents the grant date fair value of the RSUs and PRSUs and the Black Scholes value ($16.72) for the stock option awards granted to the NEO, each computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at End of Fiscal Year 2014

The following table provides information regarding unexercised options and unvested RSUs, PRSUs and restricted units outstanding for each NEO as of July 31, 2014.

Name	Option Awards (1)					Stock Awards (1)
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Grant Date (2)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (3)	Scheduled Vesting Date	Number of Unearned Shares or Units of Stock (PRSU) That Have Not Vested		Value of Unearned Shares or Units of Stock (PRSU) That Have Not Vested (3)
	(#)	(#)		($)		(#)		($)		(#)		($)
Lawrence Kingsley	84,900	84,900	10/3/2011	$41.00	10/3/2018	102,872	(4)	$7,969,494	10/3/2015
	153,500	153,500	10/3/2011	$41.00	10/3/2018	50,708	(4)	$3,928,349	10/3/2015
	66,568	66,568	1/18/2012	$59.75	1/18/2019	39,318	(4)	$3,045,965	1/18/2016
	32,251	96,755	1/16/2013	$64.80	1/16/2020	37,638	(4)	$2,915,816	1/16/2017
	—	89,713	12/11/2013	$82.47	12/11/2020	18,146	(4)	$1,405,771	12/11/2016
										46,673	(6)	$3,615,757
										18,146	(7)	$1,405,771
Akhil Johri	10,086	30,258	5/1/2013	$66.12	5/1/2020	11,501	(4)	$890,982	5/1/2017
	20,172	60,517	5/1/2013	$66.12	5/1/2020	23,002	(4)	$1,781,965	5/1/2017
	—	23,924	12/11/2013	$82.47	12/11/2020	4,839		$374,877	12/11/2016	12,651	(6)	$980,073
										4,839	(7)	$374,877
Yves Baratelli	—	4,652	2/3/2011	$54.09	2/3/2018	5,679	(4)	$439,952	2/3/2015
	10,355	10,355	1/18/2012	$59.75	1/18/2019	6,116	(4)	$473,807	1/18/2016
	4,752	14,259	1/16/2013	$64.80	1/16/2020	5,547	(4)	$429,726	1/16/2017
	—	14,953	12/11/2013	$82.47	12/11/2020	3,024		$234,269	12/11/2016
										16,152	(6)	$1,251,295
										3,024	(7)	$234,269
Ruby Chandy	6,835	6,835	4/11/2012	$57.78	4/11/2019	3,982	(4)	$308,486	4/11/2016
	4,752	14,259	1/16/2013	$64.80	1/16/2020	5,547	(4)	$429,726	1/16/2017
	—	14,953	12/11/2013	$82.47	12/11/2020	1,888	(5)	$146,263	7/31/2016
						3,024	(4)	$234,269	12/11/2016
										16,055	(6)	$1,243,781
										3,024	(7)	$234,269
Wolfgang Platz	2,000	—	7/16/2009	$28.11	7/16/2016	4,369	(4)	$338,466	1/18/2016
	3,850	—	7/14/2010	$36.64	7/14/2017	4,358	(4)	$337,614	1/16/2017
	7,396	7,397	1/18/2012	$59.75	1/18/2019	2,218	(4)	$171,828	12/11/2016
	3,734	11,204	1/16/2013	$64.80	1/16/2020
	—	10,965	12/11/2013	$82.47	12/11/2020
										10,950	(6)	$848,297
										2,218	(7)	$171,828

(1)	Stock options and RSUs were granted under the 2005 Stock Plan and 2012 Stock Plan. Restricted units were granted under the MSPP. RSUs and restricted units include any associated dividend equivalent units.
(2)	Stock options granted prior to December 11, 2013 are scheduled to vest 25% on each of the first four anniversaries of the date of grant. Stock options granted on December 11, 2013 are scheduled to vest one-third on each of the first three anniversaries of the date of grant.
(3)	Represents the number of units multiplied by the closing price of common stock on July 31, 2014 ($77.47) (with rounding of fractional RSUs and restricted units).

(4)	Represents RSUs (including associated dividend equivalent units) granted to the NEO pursuant to 2005 Stock Plan and the 2012 Stock Plan.
(5)	Represents restricted units (including associated dividend equivalent units) granted Ms. Chandy under the MSPP as a result of pretax base salary and employer matching units granted with respect to restricted units acquired by Ms. Chandy with pretax contributions.
(6)	Represents target PRSU awards granted September 28, 2012 (other than for Mr. Johri’s award which was granted on May 1, 2013), with a three-year performance period from August 1, 2012 through July 31, 2015. These PRSUs vest on July 31, 2015, the last day of the performance period, subject to the level of achievement with respect to the applicable performance targets.
(7)	Represents target PRSU awards granted December 11, 2013 with a three-year performance period from August 1, 2013 through July 31, 2016. These PRSUs vest on July 31, 2016, the last day of the performance period, subject to the level of achievement with respect to the applicable performance targets. Please see “Long-Term and Short-Term Incentives” for further description of PRSUs.

Stock Option Exercises and Stock Vested for Fiscal Year 2014

The following table sets forth information regarding the shares acquired upon vesting of RSUs and the value realized from stock option exercises under Pall’s equity plans by the NEOs during fiscal year 2014.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting (2)	Value Realized on Vesting (1)(2)
	(#)	($)	(#)	($)
Lawrence Kingsley	—	—	101,872	7,784,046
Akhil Johri	—	—	—	—
Yves Baratelli	18,105	631,693	—	—
Ruby Chandy	—	—	3,529	303,278
Wolfgang Platz	7,840	322,370	5,220	429,017

(1)	Value based on the closing stock price as reported in the NYSE Composite Transactions on the vesting/exercise date.
(2)	RSUs were granted under the 2005 Stock Plan and 2012 Stock Plan.

Pension Benefits for Fiscal Year 2014

The following table sets forth the present value as of July 31, 2014 of accumulated benefits under each plan that provides for pension benefits to the NEOs at, following or in connection with retirement. Please see the narrative following the “Non-Qualified Deferred Compensation for Fiscal Year 2014” table for further information regarding the pension benefits provided to the NEOs.

Name	Plan Name	Number of Years Credited Service (1)	Present Value of Accumulated Benefit (2)	Payments During Last Fiscal Year
		(#)	($)	($)
Lawrence Kingsley	Supplementary Pension	2.827	$13,565,682	$0
	Cash Balance Pension	2.827	$11,047	$0
Akhil Johri	Cash Balance Pension (3)	0	$0	$0
Yves Baratelli	Supplementary Pension	9	$3,927,096	$0
	Cash Balance Pension	9	$17,328	$0
Ruby Chandy	Cash Balance Pension	2.31	$5,703	$0
	Additional Pension Benefits Plan	2.31	$13,038	$0
Wolfgang Platz	Versorgungsordnung 2005 (4)	25.75	$1,927,557	$0

(1)	The number of years of credited service and actual service do not differ for any NEO for any plan.
(2)	“Present value of accumulated benefit” is a calculation that estimates the cash value as of July 31, 2014 of the pension benefit that has been earned by each NEO. It is based on various assumptions, including assumptions about future interest rates, inflation, mortality and retirement dates as follows:

  Discount rate: 4.20% for all but Mr. Platz and 2.90% for Mr. Platz,
  Mortality: Combined healthy white collar RP2000 generational table for males and females, for all but Mr. Platz, and Heubeck RT 2005 G for Mr. Platz, and
  Assumed retirement/commencement of benefits date:
    Supplementary Pension Plan: the later of age 60 and the age of the NEO at July 31, 2014
    Cash Balance Pension Plan and Additional Pension Benefits Plan: 65

(3)	Mr. Johri did not participate in the Cash Balance Pension Plan during fiscal year 2014 and commenced participation in the plan on August 1, 2014.
(4)	The retirement age under the Versorgungsordnung 2005 is 65. The Euro to USD exchange rate of 1.339 as of July 31, 2014 was used for Mr. Platz’s amount.

Non-Qualified Deferred Compensation for Fiscal Year 2014

The following table summarizes transactions and balances with respect to each NEO’s account under the Company’s non-qualified deferred compensation plans, other than defined benefit arrangements, for fiscal year 2014.

Name	Plan Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY (1)(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE (3)
		($)	($)	($)	($)	($)
Lawrence Kingsley
Akhil Johri	Executive Defined Contribution	—	45,928	596	—	46,524
	Retirement Plan
Yves Baratelli	Versorgungsordnung 2006 (4)(5)	—	—	2,337	—	76,549
	Money Purchase Agreement (6)(7)	—	—	236	152,662	—
Ruby Chandy	Executive Defined Contribution		83,074	4,177	—	113,777
	Retirement Plan
Wolfgang Platz	Versorgungsordnung 2005 (4)	—	44,871	(4,139)	—	306,406

(1)	Includes (a) interest, dividend, and unrealized gain income earned on the NEO’s account balance under the Plans less any unrealized loss.
(2)	The amounts listed in this column are not included in the “Summary Compensation Table.”
(3)	The aggregate balance includes the value of the NEO’s account balance under the Plans
(4)	The Euro to USD exchange rate of 1.339 as of July 31, 2014 was used for Mr. Baratelli’s and Mr. Platz’s amounts.
(5)	The Company maintains the Versorgungsordnung 2006 (the “VO 2006”) which is a defined contribution plan for certain Germany-based employees. Employees of Pall GmbH and Pall Deutschland Holding GmbH & Co KG hired after July 1, 2006 are generally eligible to participate in the VO2006. Mr. Baratelli has not been an active participant in this plan since 2009 at which time the Company ceased contributing to his VO 2006 plan. The residual balance in this plan is reflected in the table above and will be paid upon normal retirement (age 65), early retirement, disability or death. Payment may be in the form of a life annuity or a lump sum.
(6)	The British pound to USD exchange rate of 1.6885 of July 31, 2014 was used for Mr. Baratelli’s amounts.
(7)	The Company maintains the Money Purchase Arrangement (the “MPA”) which is the defined contribution component of the Pall (UK) Pension Fund. The Pall (UK) Pension Fund was initially a defined benefit plan that was later closed to new entrants. At that time, the MPA was established as a replacement defined contribution plan. The MPA was closed to future contributions at the end of December 2008 and replaced by a Group Personal Pension arrangement. Mr. Baratelli is no longer an active participant in the MPA. During fiscal year 2014, Mr. Baratelli’s residual balance in the MPA was transferred to a separate master trust in accordance with a bulk transfer of all MPA assets as directed by the MPA trustees.

A description of certain benefit plans are set forth below:

The Cash Balance Pension Plan is a funded, tax-qualified defined benefit plan that covers eligible employees in the United States and Puerto Rico.

Pensionable Compensation

Eligible compensation under this plan includes the total compensation received by a participant for the plan year, including overtime pay and bonuses, subject to a limit under Section 401(a)(17) of the Code (which limit was $255,000 for fiscal year 2014). Annual benefits may not exceed the limits in Section 415 of the Code. This limit is indexed annually. For fiscal year 2014, the limit was $205,000.

Benefit Formula

Pension benefits are based on a participant’s hypothetical account balance. Each year the account balance is increased by compensation credits and interest credits.

  The compensation credit is calculated by multiplying eligible compensation by a percentage. This percentage is determined by reference to age and years of service as of the first day of each plan year, and ranges from 2.5% to 5%. In addition, those participants who were participants as of August 1, 1999 and who were age 50 with at least ten years of service at such time will receive an additional compensation credit of 2% for each plan year that the participant remains an employee.

  Interest credits are based on the average of the constant maturity one-year Treasury Bill rate for the month of June preceding the plan year in which the account is to be credited, not less than the minimum interest crediting rate of 1.68%. In addition, interest credits on one-half of the compensation credit earned during the plan year are also added to the account balance at the end of the plan year.

Vesting	A participant becomes 100% vested in his or her benefits after three years of service or, while in service, the participant attains the normal retirement age (age 65), dies or becomes disabled.
Form and Timing of Benefit Payments

If the participant is married, the normal form of payment is a joint and 50% survivor annuity. If the participant is not married, the normal form is a life annuity. Participants may also elect to receive a lump sum payment. Benefits will be paid upon the participant’s termination of employment.

The Additional Pension Benefits Plan is a non-qualified pension plan that covers eligible employees in the United States and Puerto Rico.

Pensionable Compensation

Eligible compensation under this plan is limited to total compensation received by a participant for the plan year, including overtime pay and bonuses, in excess of the limit under Section 401(a)(17) of the Code ($255,000 for fiscal year 2014).

Benefit Formula

Pension benefits are based on a participant’s hypothetical account balance. Each year the account balance is increased by compensation credits and interest credits.

  The compensation credit is calculated by multiplying eligible compensation by a percentage. This percentage is determined by reference to age and years of service as of the first day of each plan year, and ranges from 2.5% to 5%. In addition, those participants who were participants as of August 1, 1999 and who were age 50 with at least ten years of service at such time, will receive an additional compensation credit of 2% for each plan year that the participant remains an employee.

  Interest credits are based on the average of the constant maturity one-year Treasury Bill rate for the month of June preceding the plan year in which the account is to be credited, not less than the minimum interest crediting rate of 1.68%. In addition, interest credits on one-half of the compensation credit earned during the plan year are also added to the account balance at the end of the plan year.

Vesting	A participant becomes 100% vested in his or her benefits after three years of service or, while in service, the participant attains the normal retirement age (age 65), dies or becomes disabled.
Form and Timing of Benefit Payments	Benefits will be paid in a lump sum upon termination of employment.

The purpose of the Supplementary Pension Plan is to assure certain executives approved by the compensation committee participation in a specified level of retirement benefit over and above what would be payable under the Company’s tax-qualified Cash Balance Pension Plan. In fiscal year 2013, the compensation committee approved an alternative defined contribution plan for current and newly-hired senior management level employees who are not members of the Supplementary Pension Plan. The Supplementary Pension Plan is effectively closed to new members, and at the end of fiscal year 2014 had less than ten active members.

Pensionable Compensation	Eligible compensation is based on a participant’s final average compensation. Final average compensation means one-third of the participant’s aggregate compensation for the three years in which his or her compensation was the highest out of the last five years in which he or she participated in the plan.
Normal Retirement Benefit	The plan provides a pension benefit to vested members who have separated from service. The benefit is payable monthly and commences on the first day of the month following the member’s normal retirement date (the last day of the month coinciding with or immediately following attainment of age 65), and is equal to 1/12 of 50% of the member’s final average compensation, reduced by the sum of the total monthly pension benefits payable under all other Company pension programs and the participant’s primary social security benefit.
Vesting	A participant is vested in his or her benefit under the plan if he or she (a) is employed by the Company on either his or her 60th birthday or, if later, the fifth anniversary of his or her participation in the plan, or (b) has been employed by the Company for a period of at least 25 years, or (c) holds the position of Executive Vice President of the Company. A participant also becomes fully vested in his or her account in the event of a termination of employment (other than death) following a change in control (as defined in the plan).
Form of Benefit Payments	A participant may elect to take the actuarial equivalent of his or her account in any form of payment offered under the Cash Balance Pension Plan (or other retirement plan) other than a single lump sum.

The Executive Defined Contribution Retirement Plan provides benefits to certain members of senior management approved by the compensation committee and who were not eligible for participation in the Supplementary Pension Plan.

Company Contributions	As of the last day of each plan year, each Participant’s account shall be credited with an amount equal to 10% of eligible compensation. The compensation committee in its sole discretion may alter the percentage contribution.
Compensation	Eligible compensation includes the total of all salary and executive bonus payments paid during the plan year.
Vesting	A participant is vested in his or her account after five years of service, termination due to death or disability, or involuntary termination within 24 months following a change in control (as defined in the plan).
Investment Earnings	The plan credits participants with earnings on their account balances based on participant-directed investments in the range of mutual funds offered under the plan.
Form of Benefit Payments	The amount of the participant’s vested account balance is paid from the plan in a lump sum upon separation from service with the Company.

The Company maintains the Versorgungsordnung 2005 (the “VO 2005”), a defined contribution plan which covers certain employees based in Germany, including Mr. Platz. The VO 2005 replaced the Versorgungsordnung July 31, 1989 defined benefit arrangement. This plan provides a monthly pension (with an option to choose a lump sum) and benefits in case of early retirement (before age 65), disability and death. At the time the VO 2005 was implemented, the original benefits from the old defined benefit plan were grandfathered and indexed with future salary growth.

Grandfathered Defined Benefits
Pensionable Compensation:	Eligible compensation used for determining benefits under this plan was 13 times monthly base salary that was in effect in November of each plan year.
Benefit Formula:	Benefits under the defined benefit portion of the VO 2005 increase only with salary growth indexation.
Vesting:	Mr. Platz is fully vested in the defined benefits portion of the VO 2005 plan.
Form of Benefit Payments:	Under the plan, retirement benefits are paid to employees in the form of a life annuity or the employee may choose to receive payment in a lump sum. The plan also provides for a surviving spouse or child benefit of 60% and 10%, respectively, of the participant’s pension.
Timing of Benefit Payments:	Payments under the VO 2005 are paid upon early retirement (with a reduction factor equal to 0.5% per month of early retirement with a maximum reduction of 18%), upon reaching the retirement age of 65, or upon disability.
Defined Contribution Benefits
Company Contributions:	Company contributions are based on a formula that takes into account the prior year’s actual contribution, as well as a percentage of the current year’s base salary increase (inclusive of a weighting factor applicable to certain levels of base salary increase and an individual factor multiplier).
Vesting:	Mr. Platz is fully vested in his benefits under the VO 2005.

Potential Payments Upon Termination or Change in Control

All U.S. employees, including the NEOs, are “at will” employees and do not have employment agreements or contracts with the company that provide any guarantee of employment for any specific period of time. The Company does provide the NEOs and a limited number of executives and senior managers post-employment compensation in order to ensure adherence to policies and restrictive covenants. There are no provisions for any gross-up or for any other payment of excise taxes that may be owed by the employee, including the NEOs.

None of the NEOs are eligible for any post-employment payments upon a voluntary termination other than what they would otherwise be entitled to upon retirement, death and disability as defined in the 2012 Stock Plan and in the 2012 EIB Plan. In the event of involuntary termination without cause and upon a Change in Control (as defined in the 2012 Stock Plan), NEOs are provided a severance payment that is equal to a multiplier of their annual salary and target bonus and is conditioned upon a signed separation agreement which includes a release and restrictive covenants including non-competition, non-solicitation, non-disparagement and confidentiality.

Unless otherwise provided in an individual agreement between the Company and a NEO, upon termination of employment for any reason other than death, disability or eligible retirement, all unvested RSUs are forfeited. Upon termination for death or disability, all RSUs vest and become payable in full. Upon termination of employment by reason of eligible retirement (defined as reaching age 65), a pro rata portion of unvested RSUs vest and the remaining units are forfeited. In the event of an involuntary termination of employment without cause or for “good reason” (as defined in the 2012 Stock Plan), or as a result of death or disability, in each case, within 24 months of a Change in Control, all RSUs vest.

Unless otherwise provided in an individual agreement between the Company and a NEO, upon termination of employment for any reason other than death, disability or eligible retirement, all unvested stock options will be forfeited and vested options will remain exercisable for 90 days (or 30 days after the end of a blackout period, if later). Upon termination of employment by reason of eligible retirement (defined as reaching age 65) all stock options remain in full force and effect and may be exercised in accordance with their terms until they expire. Upon termination due to death, all unvested stock options become exercisable and all outstanding options remain exercisable for one year to the employee’s estate or heirs. In the event of an involuntary termination of employment without cause or for “good reason” (as defined in the 2012 Stock Plan), or as a result of death or disability, in each case within 24 months of a Change in Control, all stock options vest. Under the 2005 Stock Plan, upon termination due to death, all unvested stock options are forfeited and all vested stock options remain exercisable for one year to the employee’s estate or heirs unless otherwise provided in an individual agreement between the Company and a NEO.

PRSU awards will be cancelled upon the employee’s termination of employment for any reason prior to the end of the performance period, with the exception of an involuntary termination without cause or for “good reason” (as defined in the 2012 Stock Plan), in each case, within 24 months following a Change in Control. Under the current form of PRSU grant instrument, the employee would then be deemed to have earned and be vested in a number of units equal to the greater of the target number of units specified in the grant agreement or the number of units that would have been earned by applying the specified performance criteria to the Company’s actual performance from the beginning of the performance period to the date of the Change in Control.

Details regarding the possible payments under the employment arrangements for the NEOs upon termination of employment or Change in Control of the Company may be found in the “Potential Payments upon Termination or Change in Control” table below.

Mr. Kingsley

Upon termination by the Company without cause or by Mr. Kingsley for “good reason” (as defined below) prior to a Change in Control (as defined in Mr. Kingsley’s offer letter), Mr. Kingsley will receive two times base salary plus two times target bonus amount, paid ratably over 24 months, and reimbursement for any COBRA premiums paid during his period of COBRA eligibility, subject to the execution of a general release and compliance with restrictive covenants. If such termination occurs within 12 months after a Change in Control, Mr. Kingsley will receive a lump sum payment of three times base salary and three times target bonus amount, as well as reimbursement for any COBRA premiums paid during his period of COBRA eligibility. In addition, Mr. Kingsley’s awards upon hire are subject to accelerated vesting in the event of termination by the Company without cause, by Mr. Kingsley for “good reason” or upon death, disability or termination following a Change in Control. All subsequent grants are subject to the terms of the 2012 Stock Plan.

The offer letter defines “good reason” as (a) any material breach by the Company of the terms of the offer letter or any agreement referred to in the offer letter, (b) any material reduction of Mr. Kingsley’s authority, duties or responsibilities, (c) a reduction by the Company of Mr. Kingsley’s base salary or target bonus percentage, (d) a material change in the geographic location of the Company’s principal headquarters, (e) a change in position to something other than Chief Executive Officer, (f) a requirement that Mr. Kingsley report to anyone other than the Board, (g) a failure of the Board to re-nominate Mr. Kingsley as a member of the Board or (g) a failure of a successor company to assume the Company’s obligations under the offer letter.

Mr. Johri

Upon termination by the Company without cause or by Mr. Johri for “good reason” prior to a Change in Control (as defined in the 2012 Stock Plan), Mr. Johri will receive severance in an amount equivalent to one times base salary plus one times his target bonus, paid ratably over 12 months, subject to the execution of a general release and compliance with certain restrictive covenants. If such termination occurs within 12 months after a Change in Control, Mr. Johri will receive severance in an amount equivalent to two times base salary plus two times his target bonus, paid ratably over 24 months, subject to the execution of a general release and compliance with certain restrictive covenants. In addition, Mr. Johri’s replacement grant (as described in the Company’s fiscal year 2013 proxy statement) is subject to accelerated vesting in the event of termination by the Company without cause. The employment offer defines “good reason” as (a) a material diminution of Mr. Johri’s responsibilities, position and/or title; (b) a material change in geographic location; or (c) a material reduction in base salary or target bonus opportunities.

Mr. Baratelli

Upon a separation from service due to termination by the Company without cause or by Mr. Baratelli for “good reason” (as defined below), Mr. Baratelli will receive monthly, for 24 months, a payment equal to 1/12 of annual base salary plus 70% of the maximum bonus percentage (without taking into account adjustment for personal performance) multiplied by base salary, and Mr. Baratelli’s unvested RSUs, any restricted units and stock options will continue to vest and settle or become exercisable, as appropriate, in the usual manner until the second anniversary of such executive’s separation from service, plus two years of age and service for purposes of the Supplementary Pension Plan, and reimbursement of COBRA premiums for 18 months. The employment agreement defines “good reason” as (a) a material diminution in base salary, (b) a material diminution in authority, duties or responsibilities of the executive or of the person to whom the executive is required to report, (c) a material change in geographic location or budget over which the executive retains authority, or (d) any action or inaction that constitutes a material breach by the Company of the contract. Upon a Change in Control (as such term is defined in the applicable plan), unvested RSUs, restricted units and stock options will immediately vest.

Upon separation from service due to death or disability, Mr. Baratelli (or his estate, as applicable) will be entitled to an amount equal to the executive’s base salary and prorated bonus compensation to the end of the month in which death or disability occurs, and for 12 months after the month in which death or disability occurs, monthly payments equal to 1/12 of the sum of 50% of base salary and 50% of maximum bonus percentage (without taking into account adjustment for personal performance) multiplied by base salary. Upon separation from service by the Company for cause or by Mr. Baratelli without good reason, Mr. Baratelli would not be entitled to any post-employment compensation.

Ms. Chandy

Upon termination by the Company without cause or by Ms. Chandy for “good reason” (as defined below) prior to a Change in Control (as defined in the 2012 Stock Plan), Ms. Chandy will receive one times base salary plus one times target bonus amount, paid ratably over 12 months, subject to the execution of a general release and compliance with restrictive covenants. If such termination occurs within 12 months after a Change in Control, Ms. Chandy will receive two times base salary plus two times target bonus amount, paid ratably over 24 months, subject to the execution of a general release and compliance with restrictive covenants. The employment offer defines “good reason” as (a) a material diminution of Ms. Chandy’s responsibilities, position and/or title; (b) a material change in geographic location or (c) a material reduction in base salary or target bonus opportunities.

Mr. Platz

Mr. Platz has an employment agreement based upon his employment in Germany and current assignment to Switzerland. With respect to Mr. Platz’s employment agreement, the Company or Mr. Platz may terminate the contract upon seven months’ notice to the other party, consistent with the terms of employment for senior executives in Europe where Mr. Platz currently resides.

The following table sets forth the payments and benefits that would be received by each NEO in the event a termination of employment or a Change in Control of the Company had occurred on July 31, 2014, over and above any payments or benefits he or she otherwise would already have been entitled to or vested in on such date under any employment contract or other plan of the Company. The NEOs would receive other payments and benefits as well upon termination of employment to which they were already entitled or vested in on such date, including amounts under the Company’s retirement programs and non-qualified deferred compensation plans in accordance with their terms (see “Pension Benefits for Fiscal Year 2014” and “Non-Qualified Deferred Compensation for Fiscal Year 2014”). None of the NEOs in the table below is currently eligible for retirement under their employment agreements or other plans of the Company.

Benefit (1)	Death	Disability (2)	Termination Following Change in Control (3)	Termination without Cause or by Executive for Good Reason (4)
	($)	($)	($)
Lawrence Kingsley
Salary Continuation	0	0	3,000,000	1,989,903
Annual Bonus	0	0	3,750,000	2,487,379
Welfare Benefits (COBRA)	0	0	30,492	30,492
Stock Options	11,099,919	11,099,919	11,099,919	8,694,448
Restricted Stock Units	19,265,389	19,265,389	19,265,389	11,897,838
Performance Restricted Stock Units	0	0	5,021,520	0
Total	30,365,308	30,365,308	42,167,320	25,100,060
Akhil Johri
Salary Continuation	0	0	1,094,447	548,670
Annual Bonus	0	0	875,557	438,936
Stock Options	1,030,296	1,030,296	1,030,296	686,868
Restricted Stock Units	3,047,871	3,047,871	3,047,871	1,782,000
Performance Restricted Stock Units	0	0	1,354,971	0
Total	4,078,167	4,078,167	7,403,142	3,456,474
Yves Baratelli
Salary Continuation	256,977	256,977	0	1,025,198
Annual Bonus	269,826	269,826	0	753,521
Supplementary Pension Plan	0	3,592,577	0	0
Welfare Benefits (COBRA)	0	0	0	30,778
Stock Options	364,152	472,916	472,916	412,695
Restricted Stock Units	1,577,733	1,577,733	1,577,733	913,740
Performance Restricted Stock Units	0	0	1,485,567	0
Total	2,468,688	6,170,029	3,536,216	3,135,932
Ruby Chandy
Salary Continuation	0	0	1,019,825	511,260
Annual Bonus	0	0	713,878	357,882
Management Stock Purchase Plan (5)	73,147	73,147	73,147	36,574
Stock Options	315,243	315,243	315,243	0
Restricted Stock Units	972,517	972,517	972,517	0
Performance Restricted Stock Units	0	0	1,478,104	0
Total	1,360,907	1,360,907	4,572,714	905,716
Wolfgang Platz
Salary Continuation	125,692	292,894	292,894	292,894
Severance	0	0	1,203,300	1,203,300
Non-compete contractual	0	436,505	436,505	436,505
Stock Options	273,030	273,030	273,030	0
Restricted Stock Units	847,904	847,904	847,904	0
Performance Restricted Stock Units	0	0	1,020,120	0
Total	1,246,626	1,850,333	4,073,753	1,932,699

(1)	For purposes of the calculations in the table, payments that would be made over time have been presented as a present value lump sum using certain assumptions (for Mr. Kingsley, two-year salary continuation and 125% bonus at a discount rate of 0.53%; for Mr. Baratelli, two-year salary continuation and 70% of maximum bonus percentage (without taking into account adjustments for personal performance) at a discount rate of 0.53%; for Mr. Kingsley and Mr. Baratelli, a discount rate of 4.20% for the Supplementary Pension Plan and for Mr. Platz, a discount rate of 0.53%). In addition, the closing price on July 31, 2014 of $77.47 was used for all equity-based compensation calculations. The amounts shown relating to stock options were calculated by multiplying the number of shares underlying each stock option vesting of which would be accelerated or that would vest during the notice period, as the case may be, by the excess of $77.47 over the exercise price of such stock option. The amounts shown related to RSU, PRSUs and restricted units were calculated by multiplying the number of shares underlying each RSU, PRSU or restricted unit vesting of which would be accelerated or that would vest during the notice period, as the case may be, by $77.47.
(2)	Mr. Baratelli’s employment agreement defines “disability” as the executive’s inability, by reason of physical or mental disability, to perform his principal duties under his employment agreement for an aggregate of 130 working days out of any period of 12 consecutive months. Mr. Kingsley’s employment agreement defines disability as the executive’s inability, by reason of physical or mental disability, to substantially perform his duties and responsibilities for a period of 120 days in any 12 consecutive month period.
(3)	A “Change in Control” is defined in the Plan as the occurrence of any of the following:

  any “Person,” including any group (each within the meaning set forth in the Securities Exchange Act of 1934 (the “Exchange Act”)) becomes the “Beneficial Owner”, as such term is defined under the Exchange Act, of 30% or more of the combined voting power of the Company’s outstanding shares, other than beneficial ownership by (i) the Company or any subsidiary of the Company, (ii) any employee benefit plan of the Company or any subsidiary of the Company or (iii) any entity of the Company for or pursuant to the terms of any such plan. However, a Change in Control shall not occur as the result of an acquisition of outstanding shares of the Company by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by a Person to 30%or more of the shares of the Company then outstanding. If a Person becomes the Beneficial Owner of 30% or more of the shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional shares of the Company, then a Change in Control shall be deemed to have occurred; or

  the Company shall consummate a merger or consolidation with another entity, or engage in a reorganization with or a statutory share exchange or an exchange offer for the Company’s outstanding voting stock of any class with another entity or acquire another entity by means of a statutory share exchange or an exchange offer, or engage in a similar transaction; provided that no Change in Control shall have occurred by reason of this paragraph unless either:

a.	the shareholders of the Company immediately prior to the consummation of the transaction would not, immediately after such consummation, as a result of their beneficial ownership of voting stock of the Company immediately prior to such consummation (I) be the Beneficial Owners, directly or indirectly, of securities of the resulting or acquiring entity entitled to elect a majority of the members of the Board of Directors or other governing body of the resulting or acquiring entity and (II) be Beneficial Owners of the resulting or acquiring entity in substantially the same proportion as their beneficial ownership of the voting stock of the Company immediately prior to such transaction; or
b.	those persons who were directors of the Company immediately prior to the consummation of the proposed transaction would not, immediately after such consummation, constitute a majority of the directors of the resulting entity.
the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any Person other than any of the Affiliated Companies; or

  the number of duly elected and qualified directors of the Company who were neither elected by the Board of Directors nor nominated by the Board or its nominating/governance committee for election by the shareholders shall constitute a majority of directors of the Company as fixed by its by-laws.

  However, no Change in Control will be deemed to have occurred, and in general no rights arising upon a Change in Control will exist, to the extent that the Board of Directors so determines prior to the Change in Control.

(4)	The amounts set forth represent the value on July 31, 2014 of future payments and benefits in the event a notice of termination of employment by the Company without cause, or other than with respect to Mr. Platz, by the executive for “good reason” as defined in the applicable employment agreement.
(5)	These amounts represent the value of all or a portion of unvested employer units and unvested employer dividends under the MSPP. Upon voluntary termination, these units would be forfeited. Upon involuntary termination or retirement, a pro rata portion of these units would be distributed.

SHAREHOLDER PROPOSALS FOR 2015
ANNUAL MEETING OF SHAREHOLDERS

Requirements for Shareholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials

To be considered for inclusion pursuant to Rule 14a-8 in the Company’s proxy statement and the proxy card for the 2015 Annual Meeting of Shareholders, shareholder proposals must be received by the Company’s Corporate Secretary no later than July 3, 2015, at the Company headquarters at Pall Corporation, 25 Harbor Park Drive, Port Washington, New York 11050.

Requirements for Shareholder Proposals to be Brought Before the Annual Meeting

For shareholder nominations to the Board or other proposals to be considered at the 2015 Annual Meeting of Shareholders, but not included in the Company’s proxy statement, shareholders must provide the Company with timely notice of their proposal no earlier than August 12, 2015 and no later than September 11, 2015. The notice must include the information required by Pall’s by-laws with respect to each matter the shareholder proposes to bring before the annual meeting.

APPENDIX A
2012 STOCK COMPENSATION PLAN AND AMENDMENTS

PALL CORPORATION
2012 STOCK COMPENSATION PLAN

1.	Purpose

This document sets forth the Pall Corporation 2012 Stock Compensation Plan as adopted by the Board of Directors of Pall Corporation on September 26, 2011.

The purpose of the Plan is to attract and retain individuals of outstanding ability to serve as employees in positions of responsibility with the Corporation and its Affiliated Companies, or to serve as non-employee directors of the Corporation, by providing them with the opportunity to acquire a proprietary interest (or to increase their proprietary interest) in the Corporation, and to provide them with incentives and awards that will motivate their efforts and contributions towards the success of the Corporation and its Affiliated Companies and the growth of their businesses.

2.	Definitions

As used herein, the following terms shall have the following meanings:

“Affiliated Companies” shall mean each direct or indirect subsidiary of the Corporation.

“Annual Award Units” shall mean Units awarded to an Eligible Director pursuant to Section 8.

“Annual Award Grant Date” shall mean, with respect to each calendar year beginning on or after January 1, 2012, January 10 of such year or, if January 10 of such year is not a Trading Day, then the next day following January 10 of such year that is a Trading Day.

“Award” shall mean the grant of any Option, Share or Unit to any Eligible Employee or Eligible Director under the Plan.

“Beneficiary” shall mean the person or persons designated by a Participant in accordance with Section 16 to receive any payment that is required to be made under the Plan upon or after the Participant’s death.

“Board of Directors” or “Board” shall mean the Board of Directors of the Corporation.

“Cause” shall mean, unless otherwise specifically defined in the instrument evidencing an Award, a Participant’s (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Corporation or any of its Affiliated Companies public disgrace or disrepute, or materially and adversely affects the Corporation’s or its Affiliated Companies’ operations or financial performance or the relationship the Corporation or any of its Affiliated Companies has with its customers, (ii) gross negligence or willful misconduct with respect to the Corporation or any of its Affiliated Companies, including, without limitation fraud, embezzlement, theft or dishonesty in the course of his or her employment; (iii) alcohol abuse or use of controlled drugs other than in accordance with a physician’s prescription; (iv) refusal to perform any lawful, material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (vi) below) to the Corporation or any of its Affiliated Companies (other than due to a Disability), which refusal, if curable, is not cured within 15 days after delivery of written notice thereof; (v) material breach of any agreement with or duty owed to the Corporation or any of its Affiliated Companies, which breach, if curable, is not cured within 15 days after the delivery of written notice thereof; or (vi) breach of any obligation or duty to the Corporation or any of its Affiliated Companies (whether arising by statute, common law or agreement) relating to confidentiality, noncompetition, nonsolicitation, proprietary rights or other policies and procedures of the Corporation or any of its Affiliated Companies. Notwithstanding the foregoing, if a Participant and the Corporation (or any of its Affiliated Companies) have entered into an employment agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall in all instances have the meaning defined in that employment agreement or other agreement. Further, notwithstanding anything herein to the contrary, following a Change in Control, “Cause” shall be limited to the matters set forth in clause (i) and (ii) above.

“CEO” shall mean the Chief Executive Officer of the Corporation.

“Change in Control” means the occurrence of any of the following:

(a)	any “Person”, within the meaning of Section 13(d) or 14(d) under the Securities Exchange Act of 1934 (the “Exchange Act”), including any group (within the meaning of Section 13(d)(3) under the Exchange Act), becomes the “Beneficial Owner”, as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of 30% or more of the combined voting power of the Corporation’s outstanding shares, other than beneficial ownership by (i) the Corporation or any subsidiary of the Corporation, (ii) any employee benefit plan of the Corporation or any subsidiary of the Company or (iii) any entity of the Corporation for or pursuant to the terms of any such plan. Notwithstanding the foregoing, a Change in Control shall not occur as the result of an acquisition of outstanding shares of the Corporation by the Corporation which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by a Person to 30% or more of the shares of the Corporation then outstanding; provided, however, that if a Person becomes the Beneficial Owner of 30% or more of the shares of the Corporation then outstanding by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the Beneficial Owner of any additional shares of the Corporation, then a Change in Control shall be deemed to have occurred;

(b)	the Corporation shall consummate a merger or consolidation with another entity, or engage in a reorganization with or a statutory share exchange or an exchange offer for the Corporation’s outstanding voting stock of any class with another entity or acquire another entity by means of a statutory share exchange or an exchange offer, or engage in a similar transaction; provided that no Change in Control shall have occurred by reason of this paragraph unless either:

	(i)	the stockholders of the Corporation immediately prior to the consummation of the transaction would not, immediately after such consummation, as a result of their beneficial ownership of voting stock of the Corporation immediately prior to such consummation (I) be the Beneficial Owners, directly or indirectly, of securities of the resulting or acquiring entity entitled to elect a majority of the members of the Board of Directors or other governing body of the resulting or acquiring entity and (II) be Beneficial Owners of the resulting or acquiring entity in substantially the same proportion as their beneficial ownership of the voting stock of the Corporation immediately prior to such transaction; or

	(ii)	those persons who were directors of the Corporation immediately prior to the consummation of the proposed transaction would not, immediately after such consummation, constitute a majority of the directors of the resulting entity.

(c)	the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Corporation to any Person (as defined in paragraph (a) above) other than any of the Affiliated Companies; or (d) the number of duly elected and qualified directors of the Corporation who were not either elected by the Corporation’s Board of Directors or nominated by the Board of Directors or its Nominating/Governance Committee for election by the shareholders shall constitute a majority of the total number of directors of the Corporation as fixed by its by-laws; provided, however, that in each instance no Change in Control shall be deemed to have occurred, and no rights arising upon a Change in Control as provided in Section 13 hereof shall exist (other than the rights provided for in Section 13(b) hereof), to the extent that the Board of Directors so determines by resolution adopted and not rescinded prior to the Change in Control.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean (i) the Board of Directors, with respect to any Award that may be granted, or that has been granted, to any Eligible Director; (ii) the Compensation Committee, with respect to any Award that may be granted, or that has been granted, to any Eligible Employee, except as otherwise provided in (iii); or (iii) the CEO, with respect to those specific matters pertaining to Awards to Eligible Employees who are not Elected Officers that are within the scope of the authority granted to the CEO under Section 15(d) or delegated to the CEO by the Compensation Committee under to Section 15(e).

“Common Stock” shall mean the common stock ($0.10 par value) of the Corporation.

“Compensation Committee” shall mean the Compensation Committee of the Board of Directors.

“Corporation” shall mean Pall Corporation, a New York Corporation.

“Covered Executive” shall mean any individual who is or could be a “covered employee” of the Corporation for purposes of Section 162(m) of the Code, as determined by the Committee.

“Date of Grant” shall mean, with respect to any Award, the date on which the Committee approves the grant of such Award, or such later date as may be specified as the date of grant of such Award in the instrument evidencing the grant of such Award.

“Director” shall mean any individual who is a member of the Board of Directors.

“Disability” shall mean, unless otherwise provided in the agreement evidencing an Award, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. The determination of a Participant’s Disability shall be made by the Committee in its sole discretion.

“Dividend Equivalent Units” shall mean additional Units credited with respect to a Participant’s Restricted Units, Performance Units, or Annual Award Units pursuant to Section 6(c), Section 7(b) or Section 8(b) and which represent the equivalent value (in Units) of dividends paid on Shares.

“Dividend Payment Date” shall mean each date on which the Corporation pays a dividend on its Common Stock.

“Elected Officer” shall mean any individual who is an Elected Officer under Section 4.01(a)(i) of the By-Laws of the Corporation.

“Eligible Director” shall mean any Director who is not an employee of the Corporation or any of its Affiliated Companies.

“Eligible Employee” shall mean any employee of the Corporation or any of its Affiliated Companies.

“Fair Market Value” shall mean, with respect to any Share or Unit as of any date of reference herein, (i) if the principal trading market for the Common Stock is a national securities exchange, the reported closing price of a share of Common Stock on such exchange for such date or, if such date is not a Trading Day, on the most recent Trading Day preceding such date, (ii) if the Common Stock is not principally traded on such an exchange, the mean between the last reported “bid” and “asked” prices of Common Stock on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Common Stock is not publicly traded or, if publicly traded, is not so reported, the Fair Market Value per share shall be as determined by the Committee in its sole discretion, using such method or means that shall comply with the requirements of a reasonable valuation method as described under Section 409A, if applicable.

“Fees” shall mean, for each calendar year, the sum of all quarterly cash fees paid to an Eligible Director for service on the Board and any committee thereof on which the Eligible Director serves, excluding any expense reimbursement.

“Full Value Award” shall mean any Award other than an Option or other Award for which the Participant pays the intrinsic value of the Award (whether directly or by forgoing a right to receive a cash payment from the Corporation).

“Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code.

“Involuntary Termination of Employment” means the involuntary discharge of an Eligible Employee’s employment (other than for Cause, death or Disability) such that he or she is no longer in the employ of the Corporation or any of its Affiliated Companies. An Eligible Employee’s employment shall be deemed to be due to involuntary discharge if he or she resigns from employment for “Good Reason”. Unless otherwise specifically defined in the instrument evidencing an Award, an Eligible Employee may resign for “Good Reason” due to any one or more of the following events that occur following a Change in Control, unless the Eligible Employee has consented to such action in writing:

(i)	a material diminution of the responsibilities, position and/or title of the Eligible Employee compared with the responsibilities, position and title, respectively, of the Eligible Employee prior to the Change in Control;

(ii)	a relocation of the Eligible Employee’s principal business location to an area outside a 25 mile radius of its location preceding the Change in Control and which requires that the Eligible Employee commute an additional distance of at least 20 miles more than such Eligible Employee was required to commute immediately prior to the Change in Control; or

(iii)	a material reduction in the Eligible Employee’s base salary or bonus opportunities; provided, however, that (i) Good Reason shall not be deemed to exist unless written notice of termination on account thereof is given by the Eligible Employee to the Corporation no later than sixty (60) days after the time at which the event or condition purportedly giving rise to Good Reason first occurs or arises; and (ii) if there exists (without regard to this clause (ii)) an event or condition that constitutes Good Reason, the Corporation shall have thirty (30) days from the date notice of such a termination is given to cure such event or condition and, if the Corporation does so, such event or condition shall not constitute Good Reason hereunder. The Eligible Employee’s right to resign from employment for a Good Reason event or condition shall be waived if the

Eligible Employee fails to resign within sixty (60) days following the last day of the Corporation’s cure period. Notwithstanding the foregoing, if an Eligible Employee and the Corporation (or any of its Affiliated Companies) have entered into an employment agreement or other similar agreement that specifically defines “Good Reason,” then with respect to such Eligible Employee, “Good Reason” shall have the meaning defined in that employment agreement or other agreement.

“Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

“Option” shall mean an option to purchase Shares granted pursuant to Section 5 of the Plan or, solely for purposes of Section 5(h)(ii), granted under any other stock option plan maintained by the Corporation.

“Participant” shall mean any Eligible Employee or Eligible Director who holds an Award granted under the Plan, and any successor, permitted transferee or Beneficiary that succeeds to such individual’s interest in such Award.

“Performance Goals” shall mean the performance goals established by the Committee in connection with Awards granted to Eligible Employees under Section 7 that must be met in order for payment to be made with respect to such Awards.

“Performance Period” shall mean the period established by the Committee for measuring whether, and to what extent, any Performance Goals established in connection with any Award granted under Section 7 hereof have been met.

“Performance Shares” shall mean Shares that may be issued and delivered at the end of a Performance Period pursuant to an Award made to an Eligible Employee under Section 7, depending on the achievement, or the level of achievement, of one or more Performance Goals within such period, as provided in Section 7.

“Performance Units” shall mean Units credited to an Eligible Employee at the beginning of a Performance Period pursuant to an Award made to such employee under Section 7, and any Dividend Equivalent Units that are credited to the employee with respect to such Units during such Performance Period, payment with respect to which Units and related Dividend Equivalent Units depends on the achievement, or the level of achievement, of one or more Performance Goals within such period, as provided in Section 7.

“Plan” shall mean the Pall Corporation 2012 Stock Compensation Plan, as set forth herein and as amended from time to time.

“Pro Rata Portion” shall mean, with respect to any Restricted Shares or Restricted Units granted pursuant to an Award made hereunder to an Eligible Employee, the portion determined by (A) multiplying the number of Shares or Units, as applicable, covered by such Award by the “Applicable Pro Rata Percentage” (as defined below), and (B) subtracting from the number determined under clause (A) such number of Shares or Units, if any, with respect to which such Award has previously become exercisable, vested or with respect to which the applicable Restrictions have lapsed. For purposes of the foregoing, the “Applicable Pro Rata Percentage” with respect to an Eligible Employee shall be determined by dividing (i) the number of full or partial calendar months in the period commencing on the first day of the Restricted Period established for such Restricted Shares or Restricted Units granted to such Eligible Employee and ending on the date of the Eligible Employee’s Termination of Employment, by (ii) the total number of full or partial calendar months in such Restricted Period.

“Reported Closing Price” shall mean the closing price of a share of Common Stock on any Trading Day, as reported by the national securities exchange on which the Common Stock is listed is open for trading.

“Restricted Period” shall mean the period of time during which Restricted Shares or Restricted Share Units are subject to Restrictions as set forth in Section 6. “Restricted Shares” shall mean Shares which are granted subject to Restrictions pursuant to Section 6.

“Restricted Units” shall mean Units awarded pursuant to Section 6, and any Dividend Equivalent Units that are credited to the employee with respect to such Units during such Restricted Period as provided in Section 6.

“Restrictions” shall mean the restrictions to which Restricted Shares or Restricted Units are subject under the provisions of Section 6.

“Retirement” shall mean the termination of a Participant’s employment with the Corporation and all of its Affiliated Companies, if at the time of such termination of employment the Participant has attained age 65.

“Rounding Convention” shall mean the rounding of any fractional Units to one or more decimal places in accordance with such rules and procedures as the Committee shall prescribe as in effect from time to time.

“Section 409A” shall mean Section 409A of the Code and regulations promulgated thereunder.

“Share” shall mean a share of Common Stock.

“Termination of Board Membership” shall mean, with respect to any Eligible Director, his or her ceasing to be a member of the Board of Directors.

“Termination of Employment” shall mean, with respect to any Eligible Employee, his or her ceasing to be employed by the Corporation or any of its Affiliated Companies.

“Trading Day” shall mean any day that the national securities exchange on which the Common Stock is listed is open for trading.

“Unit” shall mean a unit of measurement equivalent to one share of Common Stock, with none of the attendant rights of a shareholder of such share, (including among the rights which the holder of a Unit does not have are the right to vote such share and the right to receive dividends thereon), except to the extent otherwise specifically provided herein.

3.	Awards

	(a)	Form of Awards. Awards under the Plan may be made in the form of Options, Restricted Shares, Restricted Units, Performance Shares, Performance Units, and Annual Award Units. An Award in any of the foregoing forms other than Annual Award Units may be granted to any individual Eligible Employee, or to any group of Eligible Employees, upon terms and conditions that differ from the terms and conditions upon which any other Awards in the same form are made to other individual Eligible Employees or groups of Eligible Employees.

	(b)	Written Instrument. Each Award made to an Eligible Employee or Eligible Director under the Plan shall be evidenced by a written instrument in such form as the Committee shall prescribe, setting forth the terms and conditions of the Award. The instrument evidencing the grant of any

Award hereunder shall specify that the Award shall be subject to all of the terms and provisions of the Plan as in effect from time to time but subject to the limitation on amendments set forth in Section 18 of the Plan.

	(c)	Surrender and Exchange of Awards. The Committee may in its discretion grant to a Participant who has been granted an Award under the Plan or an award under any other employee compensation or benefit plan maintained by the Corporation or any of its Affiliates (any such Award or award is referred to herein as a “Prior Award”), in exchange for the surrender and cancellation of such Prior Award or any portion thereof, a new Award under the Plan. As the Committee may determine in its discretion, the new Award so granted may be in a form different than that of the Prior Award surrendered, and may be granted subject to terms and conditions that differ from those to which the surrendered Prior Award were subject. Notwithstanding the foregoing, no grant of a new Award in exchange for a Prior Award may be made hereunder unless (i) the aggregate fair value of the new Award does not exceed the aggregate fair value of the Prior Award, determined as of the time the new Award is granted; and (ii) the grant of the new Award would not constitute a “repricing” of any Option or would not otherwise be treated as a “material revision” of the Plan for purposes of the applicable rules of the New York Stock Exchange. Except in connection with a corporate transaction involving the Corporation (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended without stockholder approval to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Options.

4.	Shares Available for Awards

Shares distributed in respect of Awards made under the Plan may be authorized but unissued Shares, Shares held in the treasury of the Corporation, or Shares purchased by the Corporation on the open market at such time or times and in such manner as it may determine. The Corporation shall be under no obligation to issue or acquire Shares in respect of an Award made under the Plan before the time when delivery of Shares is due under the terms of the Award. The number of Shares available for distribution in respect of Awards made under the Plan shall be subject to the following limitations:

	(a)	The aggregate number of Shares that may be distributed or issued in respect of Awards made under the Plan shall be limited to 7,100,000 Shares. The maximum aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan shall not exceed 7,100,000 Shares.

	(b)	Upon the grant of any Award, the overall aggregate number of Shares available for further Awards under the Plan, and if the Award so granted was in a form subject to a limitation on the aggregate number of Shares available for Awards in that form, the aggregate number of Shares available for further Awards under the Plan in that form, shall be reduced by the number of Shares subject to the Award so granted; provided, however, that with respect to each Full Value Award, the aggregate number of Shares available for further Awards under the Plan and subject to such a limitation, shall be reduced by 2.31 multiplied by each Share or Unit that is the subject of such Full Value Award (the “Full Value Award Multiple”). In the event of the grant of Performance Shares or Performance Units, the aggregate number of Shares available for further Awards under the Plan shall be reduced by the maximum number of Shares that may be issued with respect to such Award (including by taking into account the Full Value Award Multiple).

	(c)	There shall be added back to the aggregate number of Shares available for the grant of Awards under the Plan, as determined under (a) and (b) above (including by taking into account the Full Value Award Multiple if applicable), the following: (i) any Shares as to which an Option granted hereunder has not been exercised at the time of its expiration, cancellation or forfeiture; and (ii) any Shares included in any form of Award granted hereunder, to the extent that the Participant’s right to receive such Shares is forfeited, canceled, settled in cash or otherwise terminated without a delivery of Shares. Shares that are withheld or tendered by a Participant as full or partial payment for an Award or for taxes shall not be added back to the Shares available for issuance under the Plan and will be counted against the limit in Section 4(a) above. In the case of a performance-based Award that provides for a target number of shares and also provides that a larger number of Shares may be granted if the performance criteria are exceeded, there shall be added back to the aggregate number of Shares available for the grant of Awards under the Plan, as determined under (a) and (b) above, the number of Shares subject to such Award as are not actually issued (including by taking into account the Full Value Award Multiple).

	(d)	The limitations provided in this Section 4 shall be subject to adjustment as provided in Section 14.

5.	Awards of Options

Subject to the limitations set forth in Section 4 and to the other terms and conditions of the Plan, Options may be granted under the Plan to such Eligible Employees and Eligible Directors for the purchase of such number of Shares, at such times, and upon such terms and conditions, as the Committee in its discretion may determine. Options shall be granted in accordance with the provisions set forth below.

	(a)	Type of Options. Each Option granted hereunder shall be identified in the instrument evidencing such grant as either (i) an Option intended to be treated as an Incentive Stock Option, or (ii) an Option that shall be treated as a Non-Qualified Stock Option. If the instrument evidencing a grant of Options does not so specify, the Option shall be considered a Non-Qualified Stock Option.

	(b)	Maximum Number of Shares Subject to Options. The total number of Shares with respect to which Options may be granted to any Eligible Employee during any calendar year shall not exceed 900,000 Shares, subject to adjustment as provided in Section 14.

	(c)	Term of Options. The term during which an Option may be exercised shall be such period of time as determined by the Committee and specified in the instrument evidencing the grant of the Option, but in no event may the term of any Option exceed ten years from the Date of Grant of the Option. Notwithstanding any other provision in the Plan to the contrary, no Option may be exercised after its expiration.

	(d)	Exercise of Options. Each Option granted hereunder shall become exercisable, in whole or in part, at such time or times during its term as the instrument evidencing the grant of such Option shall specify. To the extent that an Option has become exercisable pursuant to the preceding sentence, it may be exercised thereafter at any time or from time to time during its term, as to any or all Shares as to which the Option has become and remains exercisable, subject to the provisions of (e) below.

(e)	Termination of Employment. Except as the instrument evidencing the grant of an Option may otherwise provide or as set forth below or in Section 13 hereof, the portion of any outstanding Option held by an Eligible Employee on the date of his or her Termination of Employment that has not become exercisable prior to such date, and the portion of such Option which was exercisable but had not been exercised prior to such date, shall be forfeited on such date.

The instrument evidencing the grant of an Option may provide for the portion of the Option that is exercisable at the time of the Eligible Employee’s Termination of Employment to remain exercisable, and for the portion of such Option that is not yet exercisable at such time to become exercisable in accordance with the terms of the Option and remain exercisable thereafter, during such period of time after the date on which the Eligible Employee’s Termination of Employment occurs (but not beyond the expiration of the term of the Option), in such circumstances and subject to such terms and conditions, as are specified in such instrument. However, to the extent that any Option granted hereunder to an Eligible Employee as an Incentive Stock Option is exercised more than three months after the date of such employee’s Termination of Employment for any reason other than Disability, or more than one year after such date if the employee’s Termination of Employment occurred because of Disability, the Option shall be treated as a Non-Qualified Stock Option for purposes of the Plan.

Notwithstanding anything contained herein to the contrary, unless otherwise provided in the instrument evidencing the grant of an Option:

(i) If an Eligible Employee who holds an Option incurs a Termination of Employment by reason of his or her death, such Option shall, to the extent not then exercised or expired, become fully exercisable as to all Shares then subject to such Option and such Option may be exercised by such Eligible Employee’s estate or any person who acquires the right to exercise such Option by bequest or inheritance at any time in accordance with its terms for up to one year after the date of such Eligible Employee’s death (but in no event after the earlier of the expiration of the term of the Option or such time as the Option is otherwise canceled or terminated in accordance with its terms). Upon expiration of such one year period, the Option shall be deemed to be canceled, forfeited and of no further force or effect.

(ii) If an Eligible Employee who holds an Option incurs a Termination of Employment by reason of his or her Disability or Retirement, such Option shall continue to be exercisable in accordance with the exercise schedule set forth in the instrument evidencing the Option notwithstanding such Termination of Employment and shall remain exercisable until the earlier of the expiration of the term of such Option or such time as the Option is otherwise canceled or terminated in accordance with its terms.

(iii) If an Eligible Employee’s Termination of Employment occurs as a result of a discharge of his or her employment by the Corporation or any of its Affiliated Companies other than for Cause or Disability, any Option then held by such Eligible Employee may, to the extent then exercisable, be exercised up until ninety (90) days following such Termination of Employment (but in no event after the earlier of the expiration of the term of such Option or such time as the Option is otherwise canceled or terminated in accordance with its terms).

Upon expiration of such 90-day period, no portion of the Options held by such Eligible Employee shall be exercisable and such Options shall be deemed to be canceled, forfeited and of no further force or effect.

(f)	Exercise Price and Method of Exercise. The price at which Shares may be purchased upon any exercise of an Option shall be the price per share determined by the Committee and specified in the instrument evidencing the grant of such Option; provided, however, that the exercise price of any Option shall not be less than 100% of the Fair Market Value of a Share as of the Date of Grant of the Option. The Committee may, in its sole discretion, establish an exercise price for any Option that is based on any method permissible under Section 409A, including but not limited to, an average of selling prices of a share of Common Stock during a period of time specified by the Committee that is within 30 days before or 30 days after the applicable Date of Grant, provided that the Committee irrevocably commits to make the grant using an average selling price before the beginning of the specified period.

An Option shall be exercised by delivery of a written notice of exercise, in such form and manner as is prescribed by the Committee. The notice shall specify the number of Shares with respect to which the Option is being exercised. The notice shall be accompanied by or provide for payment of the exercise price of the Shares for which the Option is being exercised, which payment shall be made or provided in accordance with one or more of the methods of payment provided in paragraph (g) below.

(g)	Payment. Payment of the exercise price for Shares purchased upon the exercise of an Option shall be made by one, or by a combination of any, of the following methods: (i) in cash, which may be paid by check or other instrument acceptable to the Corporation, or by wire transfer of funds, in each case in United States dollars; (ii) if permitted by the Committee and subject to any terms and conditions it may impose on the use of such methods, by the surrender to the Corporation of Shares that otherwise would have been delivered to the Participant upon exercise of the Option; (iii) to the extent permissible under applicable law, through any cashless exercise sale and remittance procedure that the Committee in its discretion may from time to time approve; or (iv) any other method of payment as the Committee may from time to time approve.

For purposes of determining the portion of the exercise price payable upon the exercise of an Option that will be treated as satisfied by the surrender of Shares pursuant to clause (ii) above, Shares so surrendered shall be valued at their Fair Market Value determined in accordance with such procedures as the Committee prescribes.

(h)	Incentive Stock Options. Notwithstanding any other provisions of the Plan, Incentive Stock Options granted under the Plan shall be subject to the following provisions:

(i) Incentive Stock Options shall be granted only to Eligible Employees.

(ii) No Incentive Stock Option may be granted under the Plan on or after the ten-year anniversary of the date the Plan is approved by shareholders of the Corporation, unless the shareholders of the Corporation have approved an extension of the period for granting Incentive Stock Options under the Plan beyond that date.

(iii) To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options granted under the Plan and under all other stock option plans maintained by the Corporation are exercisable for the first time by a Participant during any calendar year shall exceed $100,000, the Incentive Stock Options so exercisable shall be treated as Non-Qualified Stock Options. For purposes of the foregoing, the Fair Market Value of Shares as to which any Incentive Stock Option may be exercised shall be determined as of the date on which such Option is granted. The determination of whether the limitation set forth in the second preceding sentence shall apply with respect to any Incentive Stock Option granted under the Plan shall be made in accordance with applicable provisions of Section 422 of the Code and the regulations issued thereunder.

(iv) No Incentive Stock Option shall be granted to an Eligible Employee if, as of the Date of Grant of such Option, such Eligible Employee owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation, unless (A) the exercise price per Share under such Option is at least 110% percent of the Fair Market Value of a Share determined as of the Date of Grant of such Option, and (B) such Option is not exercisable after the expiration of five years from the Date of Grant of such Option.

(v) The instrument evidencing the grant of any Incentive Stock Option shall require that if any Shares acquired upon the exercise of such option are disposed of within 2 years from the Date of Grant of such option, or within one year from the date as of which the Shares disposed of were transferred to the Participant pursuant to the exercise of such option, the Participant shall give the Corporation written notice of such disposition, within ten days following the date of such disposition.

	(i)	Other Option Provisions. The instrument evidencing the grant of any Option hereunder may contain such other terms and conditions, not inconsistent with the provisions of the Plan or any applicable law, as the Committee may, in its sole discretion, require.

	(j)	Rights of a Shareholder. Upon the exercise of an Option or any portion thereof in accordance with the Plan, the provisions of the instrument evidencing the grant of such Option and any applicable rules and regulations established by the Committee, the holder of the Option shall have all of the rights of a shareholder of the Corporation with respect to the Shares issued as a result of such exercise.

6.	Awards of Restricted Shares and Restricted Units

Subject to the limitations set forth in Section 4 and to the other terms and conditions of the Plan, Restricted Shares or Restricted Units may be granted to such Eligible Employees, at such times, and in such amounts, as the Committee may determine in its discretion. Restricted Shares and Restricted Units shall be granted in accordance with the provisions set forth below.

	(a)	Restrictions and Restricted Period. At the time of each grant of Restricted Shares or Restricted Units to any Participant, the Committee shall, subject to Section 19(c), establish a period of time within which the Restricted Shares or Restricted Units covered by such grant (and the Participant’s right to receive payment with respect to such restricted Units) may not be sold, assigned, transferred (other than a transfer to the Participant’s Beneficiary occurring by reason of the Participant’s death), made subject to gift, or otherwise disposed of, mortgaged, pledged or otherwise encumbered, whether voluntarily or by operation of law. The Committee in its discretion may prescribe a separate Restricted Period for any specified portion of the Restricted Shares or Restricted Units granted pursuant to any Award.

	(b)	Rights While Restricted Shares Remain Subject to Restrictions. Restricted Shares granted to a Participant hereunder shall be issued to the Participant as of the Date of Grant as uncertificated shares. Until the Restrictions to which such shares are subject lapse in accordance with the provisions of (d) below or Section 13, the Restricted Shares granted to a Participant shall be held in the Participant’s name in a bookkeeping account maintained by the Corporation. A separate account shall be maintained for all Restricted Shares granted to a Participant with a Restricted Period ending on the same date.

Except for the Restrictions to which such shares are subject, and subject to the forfeiture provisions applicable under (e) below, a Participant shall have, with respect to all Restricted Shares so held for his account, all of the rights of a shareholder of the Corporation, including full voting rights with respect to such shares and the right to receive currently with respect to the Participant’s Restricted Shares all dividends and other distributions payable generally on the Corporation’s Shares. If any dividends or distributions so payable are paid in Shares, the Shares paid as a dividend or distribution with respect to a Participant’s Restricted Shares shall be subject to the same Restrictions and provisions relating to forfeiture as apply to the Restricted Shares with respect to which they were paid. Such stock dividend Shares shall themselves be treated as Restricted Shares, and shall be credited to the same account which the Corporation maintains for those Restricted Shares of the Participant with respect to which such stock dividends or distributions were paid.

Notwithstanding the foregoing, if the instrument evidencing the grant of any Restricted Shares to a Participant so provides, all cash dividends and distributions payable generally on the Corporation’s Shares that are otherwise payable with respect to the Restricted Shares granted to the Participant shall not be paid currently to the Participant but instead, shall be applied to the purchase or crediting of additional Shares for the Participant’s account. The additional Shares so purchased or credited shall be subject to the same Restrictions and provisions relating to forfeiture as apply to the Restricted Shares with respect to which they were paid. Such additional Shares shall themselves be treated as Restricted Shares. The purchase or crediting of any such additional Shares shall be made either (i) through the Corporation’s Dividend Reinvestment Plan, or (ii) in accordance with such other procedures as may be specified by the Committee or set forth in the instrument evidencing the grant of the Restricted Shares on which such dividends are paid.

(c)	Rights While Restricted Units Remain Subject to Restrictions. No Shares shall be issued at the time any award of Restricted Units is made hereunder. Restricted Units granted to a Participant hereunder shall be credited to a bookkeeping account maintained by the Corporation for the Participant. A separate account shall be maintained for all Restricted Units granted to a Participant with a Restricted Period ending on the same date, and for all Dividend Equivalent Units that are to be credited to such account in accordance with the next following paragraph.

Until the Restrictions applicable to the Restricted Units credited upon grant to any account maintained for a Participant in accordance with the preceding paragraph shall lapse, additional Restricted Units shall be credited to such account with respect to the Restricted Units so credited, as of each Dividend Payment Date. The number of additional Restricted Units to be credited shall be determined by first multiplying (A) the total number of Restricted Units standing to the Participant’s credit in such account on the day immediately preceding such Dividend Payment Date (including all Dividend Equivalent Units credited to such account on all previous Dividend Payment Dates), by (B) the per-share dollar amount of the dividend paid on such Dividend Payment Date and then, dividing the resulting amount by the Closing Price of one share of Common Stock on such Dividend Payment Date.

(d)	Lapse of Restrictions and Payment. Upon the expiration of the Restricted Period for any Restricted Shares or Restricted Units granted to a Participant hereunder but subject to the provisions of (e) below, the Restrictions applicable to such Restricted Shares or Restricted Units shall lapse, and payment with respect to such Restricted Shares or Restricted Units (including any related Dividend Equivalent Units) shall be made in accordance with the following provisions:

	(i)	In the case of Restricted Shares, payment shall be made by delivery to the Participant of a stock certificate for the number of such Restricted Shares, free and clear of all Restrictions to which such shares were subject. However, if the Restricted Shares with respect to which the applicable Restrictions have lapsed includes a fractional Share, payment for such fractional Share shall be made in cash, in an amount equal to the Fair Market Value of such fractional Share determined as of the date on which such Restrictions lapsed. Delivery of such stock certificate and any such cash payment shall be made to the Participant as soon after the lapse of the applicable Restriction as is practicable.

	(ii)	In the case of Restricted Units (including related Dividend Equivalent Units), payment shall be made by the deposit of an equivalent number of whole and fractional Shares into a brokerage account created in the name of the Participant by the third party administrator charged with performing the recordkeeping services for the Plan. Notwithstanding the foregoing, payment for Restricted Units (including related Dividend Equivalent Units) with respect to which the applicable Restrictions have lapsed shall be made solely in cash, in an amount equal to the Fair Market Value of all of such Units and any fractional Unit, determined as of the date on which such Restrictions lapsed, if the instrument evidencing the grant of such Restricted Units so provides. Payment shall be made in such manner and at such time or times as provided in such instrument. If such instrument so permits, payment with respect to any part or all of an Eligible Employee’s Restricted Units (including related Dividend Equivalent Units) may be deferred, at the Eligible Employee’s election, upon such terms and conditions as are specified in such instrument.

(e)	Termination of Employment. Except as the instrument evidencing the grant of any Restricted Shares or Restricted Units may otherwise provide or as set forth below or in Section 13 hereof, upon an Eligible Employee’s Termination of Employment for any reason prior to the expiration of the Restricted Period for any Restricted Shares or Restricted Units (and related Dividend Equivalent Units) standing to his or her credit immediately prior to such Termination of Employment, the Eligible Employee’s right to receive payment with respect to such Restricted Shares, Restricted Units and Dividend Equivalent Units shall be forfeited and canceled as of the date of such Termination of Employment, and no payment of any kind shall be made with respect to such Restricted Shares, Restricted Units and Dividend Equivalent Units, except as otherwise provided in the instrument or instruments evidencing the grant of such Shares or Units.

Notwithstanding anything contained herein to the contrary, unless otherwise provided in the instrument evidencing the grant of an Award:

	(i)	If an Eligible Employee incurs a Termination of Employment by reason of his or her Disability or death, then the Restrictions applicable to such Eligible Employee’s Restricted Shares, Restricted Units, and Dividend Equivalent Units, if any, shall immediately lapse. Any payment required to be made with respect to an Eligible Employee’s Restricted Shares or Restricted Units (and related Dividend Equivalent Units) pursuant to this paragraph shall be made in the manner specified in Section 6(d).

(ii) If an Eligible Employee’s Termination of Employment occurs prior to the end of the applicable Restricted Period established for his or her Restricted Shares or Restricted Units as a result of his or her Retirement, payment shall be made with respect to a Pro Rata Portion of such Eligible Employee’s Restricted Shares or Restricted Units and any related Dividend Equivalent Units. In such case, only the Eligible Employee’s right to receive payment with respect to any remaining portion of the Restricted Shares or Restricted Units (and related Dividend Equivalent Units) for which such Restricted Period was established shall be canceled and forfeited. Any payment required to be made with respect to an Eligible Employee’s Restricted Shares or Restricted Units (and related Dividend Equivalent Units) pursuant to this paragraph shall be made in the manner specified in Section 6(d).

	(f)	Notice of Code Section 83(b) Election. A Participant who files an election under Section 83(b) of the Code to include in gross income the Fair Market Value of any Restricted Shares granted hereunder while such Shares are still subject to Restrictions shall furnish the Corporation with a copy of the election so filed by the Participant, within ten days of the filing of such election with the Internal Revenue Service.

	(g)	Other Award Provisions. The instrument evidencing the grant of any Restricted Shares or Restricted Units hereunder may contain such other terms and conditions, not inconsistent with the provisions of the Plan or any applicable law, as the Committee may, in its sole discretion, require.

7.	Awards of Performance Shares and Performance Units

Subject to the limitations set forth in Section 4 and to the other terms and conditions of the Plan, Performance Shares or Performance Units may be granted to such Eligible Employees, at such times, in such amounts, and upon such terms and conditions, as the Committee may determine in its discretion. Performance Shares and Performance Units shall be granted in accordance with the provisions set forth below.

	(a)	Establishment of Performance Goals and Performance Targets. In connection with each Award of Performance Shares or Performance Units, the Committee shall, subject to Section 19(c), establish in writing, and the instrument evidencing the grant of such Award shall specify, (i) the Performance Goal or Goals and the Performance Period that will apply with respect to such Award; (ii) the level or levels of achievement of the Performance Goal or Goals that must be met in order for payment to be made with respect to the Award; (iii) the number of Performance Shares that will be issued and delivered to the recipient of the Award, or the percentage of the Performance Units (and any related Dividend Equivalent Units) credited to the recipient in connection with the Award as to which payment will be made, if the Performance Goal or Goals applicable to such Award (A) have been fully achieved, (B) have been exceeded, or (C) have not been fully achieved but have been achieved at or beyond any minimum or intermediate level of achievement specified in the instrument evidencing the grant of such Award, and (iv) such other terms and conditions pertaining to the Award as the Committee in its discretion may determine. In connection with any such Award made to any Covered Executive, the matters described in the preceding sentence shall be established within such period of time as may be permitted by the regulations issued under Section 162(m) of the Code.

	(b)	Accounts and Dividend Equivalent Units for Performance Units Awards. No Shares shall be issued at the time any award of Performance Units is made hereunder. Performance Units granted to an Eligible Employee hereunder shall be credited to a bookkeeping account maintained by the Corporation for such employee. A separate account shall be maintained for all Performance Units included in each separate Award of Performance Units made to an Eligible Employee, and for all Dividend Equivalent Units that are to be credited with respect to the Performance Units included in such Award in accordance with the next following sentence. If the instrument evidencing the grant of any Award of Performance Units so provides, Dividend Equivalent Units shall be credited with respect to the Performance Units included in such Award on each Dividend Payment Date occurring within the Performance Period applicable to such Award in the same manner as Dividend Equivalent Units are credited with respect to Restricted Units during the applicable Restricted Period, as set forth in Section 6(c) above. Dividend Equivalent Units shall be subject to the same conditions and terms as the Performance Units to which they relate.

(c)	Limit on Award Amounts. The total number of Shares for which any Award of Performance Shares may be made to any Eligible Employee, and the total number of Units for which any Award of Performance Units may be made to any Eligible Employee (exclusive of any Dividend Equivalent Units credited with respect to the Performance Units awarded to such employee), may not exceed 900,000 Shares or 900,000 Units (determined without regard to the application of the Full Value Award Multiple), for each calendar year included in the Performance Period established for such Award. The foregoing limits shall be subject to adjustment as provided in Section 14.

(d)	Performance Goals for Covered Executives. In the case of any Award of Performance Shares or Performance Units to any Eligible Employee who is a Covered Executive, the Performance Goal or Goals established in connection with such Award shall be based on one or more of the following business criteria, as determined by the Committee in its discretion, which may be applied to the Corporation as a whole, or to an individual Participant, or to a department, unit, division or function within the Corporation or any of its Affiliated Companies, and which may be applied on a pre- or post-tax basis, either alone or relative to past, present or future performance of other businesses or individuals (including industry or general market indices): (a) consolidated earnings, net income or net profit (either in the aggregate or on a per-share basis, reflecting dilution of shares as the Committee deems appropriate and, if the Committee so determines, net of or including dividends) before or after interest and taxes or before or after interest, taxes, depreciation, and amortization; (b) return on equity; (c) return on assets; (d) gross or net revenue or changes in annual revenues; (e) cash flow(s) (including either operating or net cash flows); (f) financial return ratios; (g) total stockholder return, stockholder return based on growth measures or the attainment of a specified share price, or share price appreciation; (h) earnings per share or earnings growth or growth in earnings per share; (i) return measures, including return or net return on assets, net assets, equity, capital, investment, or gross sales; (j) adjusted pre-tax margin; (k) pre-tax profits; (l) operating margins; (m) operating profits; (n) operating expenses; (o) dividends; (p) net income or net operating income; (q) growth in operating earnings or growth in earnings per share; (r) value of assets; (s) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (t) aggregate product price and other product measures; (u) expense or cost levels, in each case, where applicable, determined either on a Corporation-wide basis or in respect of any one or more specified divisions; (v) reduction of losses, loss ratios or expense ratios; (w) reduction in fixed costs; (x) operating cost management; (y) cost of capital; (z) debt reduction; (aa) productivity improvements; (bb) average inventory turnover; or (cc) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures.

Any of the business criteria described in the preceding sentence which the Committee establishes as a Performance Goal may be measured either by the performance of the Corporation and its Affiliated Companies on a consolidated basis, or by the performance of any one or more of the Corporation’s subsidiaries, divisions, or other business units, as the Committee in its discretion may determine. In its discretion, the Committee may also establish Performance Goals, based on any of the business criteria described in this Section 7 (d), that require the attainment of a specified level of performance of the Corporation, or any of its subsidiaries, divisions or other business units, relative to the performance of other specified corporations, in order for such Goals to be met.

The Committee may also, in its discretion, include in any Performance Goal the attainment of which depends on a determination of the net earnings or income of the Corporation or any of its subsidiaries, divisions or other business units, provisions which require such determination to be made by eliminating the effects of any decreases in or charges to earnings for (A) the effect of foreign currency exchange rates, (B) any acquisitions, divestitures, discontinuances of business operations, restructurings or other special charges, (C) the cumulative effect of any accounting changes, and (D) any “extraordinary items” as determined under generally accepted accounting principles, to the extent that such decreases or charges referred to in clauses (A) through (D) are separately disclosed in the Corporation’s Annual Report for each fiscal year within the applicable Performance Period.

(e)	Performance Goals for Non-Covered Executives. In the case of Awards of Performance Shares or Performance Units made hereunder to Eligible Employees who are not Covered Executives, the Performance Goal or Goals applicable to such Awards shall be such corporate or individual goals as the Committee in its discretion may determine.

(f)	Measurement of Performance. At the end of the Performance Period established in connection with any Award, the Committee shall determine the extent to which the Performance Goal or Goals established for such Award have been attained, and shall determine, on that basis, the number of Performance Shares or Performance Units included in such Award that have been earned and as to which payment will be made pursuant to Section 7(h) below, subject to the adjustments provided for in Section 7(g) and the forfeiture provisions of Section 7(i). In the case of any Award granted to a Covered Executive, the Committee shall certify in writing the extent to which it has determined that the Performance Goal or Goals established by it for such Award have been attained.

(g)	Adjustment of Award Amounts. The Number of Shares or the amount of cash otherwise payable with respect to an Award on the basis of the level of attainment of the applicable Performance Goals as determined by the Committee under Section 7(f) shall be subject to adjustment in accordance with the following provisions:

(i) To the extent not inconsistent with the terms of the Plan and if the instrument evidencing the Award so provides, the number of Shares or the amount of cash otherwise so payable with respect to an Award to an Eligible Employee who is not a Covered Executive may be increased or decreased to the extent determined by the Committee in its discretion, based on the Committee’s evaluation of the Eligible Employee’s individual performance or to reflect such other events, circumstances or factors as the Committee in its discretion deems appropriate in determining the extent to which payment should be made with respect to the Eligible Employee’s Award.

	(ii)	The Committee shall not have any authority to increase the number of Shares or the amount of cash otherwise so payable with respect to any Award to a Covered Executive. However, if the instrument evidencing such Award so provides, the Committee may in its discretion reduce the number of Shares or the amount of cash otherwise so payable with respect to such Award (A) to reflect any decreases in or charges to earnings that were not taken into account pursuant to clause (A), (B), (C), or (D) of Section 7(e) in determining net earnings or income for purposes of any Performance Goal established in connection with such Award; (B) to reflect any credits to earnings for extraordinary items of income or gain that were taken into account in determining net earnings or income for such purposes; (C) to reflect the Committee’s evaluation of the Covered Executive’s individual performance; or (D) to reflect any other events, circumstances or factors which the Committee believes to be appropriate in determining the extent to which payment should be made with respect to the Covered Executive’s Award.

(h)	Payment of Awards. Payment with respect to that number of Performance Shares or Performance Units subject to any Award which the Committee has determined under Section 7(f) above to have been earned, as adjusted to the extent determined by the Committee under Section 7(g), shall be made in accordance with the following provisions:

	(i)	In the case of any such Performance Shares, payment shall be made by the issuance and delivery to the Participant of a stock certificate for the requisite number of such Shares. If the instrument evidencing the Award of such Shares so provides, a cash payment shall also be made to the Participant, in an amount equal to all of the dividends that would have been paid to the Participant upon such earned and adjusted number of Shares if such Shares had been issued to the Participant as of the Date of Grant of the Award in question. Such Shares shall be issued and delivered, and, if applicable, such cash payment shall be made, to the Participant as soon as practicable after the end of the Performance Period applicable to the Award in question.

	(ii)	In the case of any such Performance Units, (including related Dividend Equivalent Units), payment shall be made (A) by the issuance and delivery to the Participant of a stock certificate for a number of Shares equal to the total number of such whole Performance Units and related Dividend Equivalent Units, and (B) by payment in cash for any fractional Unit in an amount equal to the Fair Market Value of such fractional Unit determined as of the Trading Day immediately preceding the date as of which payment is to be made. Notwithstanding the foregoing, payment for such Performance Units (including related Dividend Equivalent Units) shall be made solely in cash, in an amount equal to the Fair Market Value of all of such Units and any fractional Unit, determined as of the Trading Day immediately preceding the date as of which payment is to be made, if the instrument evidencing the grant of such Performance Units so provides. Payment shall be made in such manner and at such time or times as provided in such instrument. If such instrument so permits, payment with respect to any part or all of an Eligible Employee’s Performance Units (including any related Dividend Equivalent Units) may be deferred, at the Eligible Employee’s election, upon such terms and conditions as are specified in such instrument.

(i)	Termination of Employment. Except as the instrument evidencing the grant of Performance Shares or Performance Units may otherwise provide or as set forth in Section 13 hereof, upon an Eligible Employee’s Termination of Employment for any reason prior to the end of the Performance Period established for any Award of Performance Shares or Performance Units made to the Eligible Employee hereunder, such Award shall be canceled as of the date of such Termination of Employment, the Eligible Employee’s right to receive payment with respect to any Performance Shares or Performance Units included in such Award and any Dividend Equivalent Units that were credited with respect to such Performance Units, shall be forfeited as of such date, and no payment of any kind shall be made with respect to such Award, except as otherwise provided in the instrument evidencing the grant of such Award.

	(j)	Other Award Provisions. The instrument evidencing the grant of any Performance Shares or Performance Units hereunder may contain such other terms and conditions, not inconsistent with the provisions of the Plan or any applicable law, as the Committee may, in its sole discretion, require.

8.	Awards to Eligible Directors

Subject to the limitations set forth in Section 4 and to the other terms and conditions of the Plan, Annual Award Units shall be granted to Eligible Directors in accordance with the provisions set forth below:

	(a)	Grants of Annual Award Units.

(i) Annual Grants. In each fiscal year of the Corporation, beginning with the fiscal year ending July 31, 2012, each member of the Board of Directors who is an Eligible Director on the Annual Award Grant Date in such fiscal year shall be entitled to receive and shall be automatically granted on the Annual Award Grant Date such number of Annual Award Units as is determined by the Board of Directors. If any Eligible Director has elected not to receive the Annual Award Units to which he is entitled in any fiscal year but, prior to the end of such fiscal year, desires to change his election, the Board of Directors shall have the power to award to such Eligible Director, before the end of such fiscal year, the Annual Award Units which he was entitled to receive during such fiscal year.

(ii) Initial Grants. Each person who is elected a director of the Corporation by shareholders at an annual meeting of shareholders for the first time and thereby becomes an Eligible Director shall automatically be granted such number of Annual Award Units on the date of such annual meeting of shareholders as is determined by the Board of Directors. An Eligible Director who receives a grant of Annual Award Units under this Section 8(a)(ii) shall also be eligible to receive an award of Annual Award Units pursuant to Section 8(a)(i).

	(b)	Accounts and Dividend Equivalent Units. No Shares shall be issued at the time any Annual Award Units are granted hereunder. Annual Award Units granted to an Eligible Director hereunder shall be credited to a bookkeeping account maintained by the Corporation for the Eligible Director (the “Award Unit Account”). As of each Dividend Payment Date occurring prior to the date on which payment with respect to an Eligible Director’s Annual Award Units is made pursuant to paragraph (c) below, Dividend Equivalent Units shall be credited to the Eligible Director’s Award Unit Account with respect to all Annual Award Units (and all Dividend Equivalent Units credited to such account on all previous Dividend Payment Dates) standing to the Eligible Director’s credit in such Award Unit Account immediately prior to such Dividend Payment Date. The number of Dividend Equivalent Units to be so credited shall be determined in the same manner as Dividend Equivalent Units are credited with respect to Restricted Units during the applicable Restricted Period, as set forth in Section 6(c) above.

	(c)	Payment with respect to Annual Award Units. Upon an Eligible Director’s Termination of Board Membership for any reason other than removal for cause in accordance with law, the Eligible Director (or if such Termination has occurred by reason of death, his or her Beneficiary) shall be entitled to receive payment with respect to all Annual Award Units and related Dividend

Equivalent Units then standing to his or her credit in his or her Award Unit Account. Payment shall be made by the deposit of an equivalent number of whole and fractional Shares into a brokerage account created in the name of the Eligible Director, or his or her Beneficiary, by the third party administrator charged with performing the recordkeeping services for the Plan. Payment shall be made as soon as practicable after the date on which the Eligible Director’s Termination of Board Membership occurs.

Notwithstanding the foregoing, however, an Eligible Director may elect, at such time or times and in such manner as the Committee permits in conformity with the requirements of Section 409A, to irrevocably defer payment of all or a portion of his or her Award Unit Account or any Annual Award Units and/or Dividend Equivalent Units that may be credited to his or her Award Unit Account until such date(s) as are elected by such Eligible Director. Such Eligible Director may also elect at such time to have his or her Award Unit Account, Annual Award Units and/or Dividend Equivalent Units distributed in a lump sum or in such equal annual or other periodic installments as the Committee may permit. An Eligible Director who elects to defer all or a portion of his or her Award Unit Account, Annual Award Units and/or Dividend Equivalent Units may irrevocably elect to extend the period of deferral and/or change the form of payment of all or a portion of his or her Award Unit Account, Annual Award Units and/ or Dividend Equivalent Units provided that such extension or change is made in accordance with such procedures as the Committee shall establish in conformity with the requirements of Section 409A.

(d)	Forfeiture of Annual Award Units. Upon an Eligible Director’s Termination of Board Membership as a result of removal for cause in accordance with law, all Annual Award Units and related Dividend Equivalent Units standing to his or her credit immediately prior to such Termination of Board Membership shall be canceled as of the date of such Termination of Board Membership, the Eligible Director’s right to receive payment with respect to such Annual Award Units and Dividend Equivalent Units shall be forfeited as of such date, and no payment of any kind shall be made with respect to such Annual Award Units and Dividend Equivalent Units.

(e)	Rights of Eligible Directors. An Eligible Director’s rights and interests under this Section 8 shall be subject to the following provisions:

(i) An Eligible Director shall have the status of a general unsecured creditor of the Corporation with respect to his or her right to receive any payment of his or her Award Unit Account. The obligations of the Corporation under this Section 8 shall constitute mere promises by the Corporation to make payments in the future of the benefits provided for herein. It is intended that the arrangements reflected in this Section 8 be treated as unfunded for tax purposes.

(ii) An Eligible Director’s right to payments under this Section 8 shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Eligible Director or his or her Beneficiary.

9.	Directors’ Fee Deferrals

Effective as of the date this Plan is adopted, all obligations of the Corporation with respect to the Pall Corporation Director Deferred Fee Plan (the “Deferred Fee Plan”) are assumed and transferred to this Plan and will be subject to the terms and conditions of this Section 9. In addition, any deferral elections made or other elections of participants of the Deferred Fee Plan are transferred and assumed by this Plan, and will be subject to the following terms and conditions:

	(a)	Deferral Elections. Each Eligible Director who first becomes a member of the Board may within 30 days following his or her election or appointment to the Board, elect, in accordance with paragraph (b) below, to have payment of his or her Fees which would otherwise be earned subsequent to the Eligible Director’s deferral election during the calendar year in which the appointment or election, as applicable, takes place, deferred and to have payment of such Fees made instead under the terms of this Section 9. Not later than December 31 of each calendar year, an Eligible Director may make a deferral election, in accordance with paragraph (b) below, with respect to his or her Fees payable for services as an Eligible Director in the immediately succeeding calendar year that relate to services performed as an Eligible Director in such succeeding calendar year and with respect to related amounts payable in accordance with Section 9(c)(ii). If an Eligible Director does not make such an election, then none of his or her Fees payable for services as an Eligible Director in such calendar year shall be deferred under this Plan. Any deferral election made by an Eligible Director pursuant to this Section shall be irrevocable with respect to the covered Fees and related amounts payable in accordance with Section 9(c)(ii).

	(b)	Election Procedures. Any deferral election shall be made in accordance with the following:

		(i)	A deferral election shall be made in writing, on a form provided by the Committee for such purpose.

		(ii)	In the election form, the Eligible Director shall elect that (x) 100% of such Eligible Director’s Fees shall be deferred and credited as Units to his or her Account in accordance with Section 9(c)(i), and (y) amounts payable in respect of cash dividends paid on Common Stock as result of the election under clause (x) shall be deferred and credited as Units to his or her Account in accordance with Section 9(c)(ii).

		(iii)	In the election form, the Eligible Director shall elect that such deferred Eligible Director’s Fees shall be payable either as set forth in Section 9(d)(i) or as set forth in Section 9(d)(ii).

	(c)	Accounts. For each Eligible Director who makes a deferral election, there shall be established on the books and records of the Corporation, for bookkeeping purposes only, a separate “Account” to reflect the Eligible Director’s interest under this Section 9. The Account so established shall be maintained in accordance with the following in respect of each deferral election made pursuant to Section 9(b):

		(i)	On each day that, absent such deferral election, Fees would be paid to the Director for service as an Eligible Director, the Eligible Director’s Account shall be credited with a number of Units (including any fractional Unit rounded in accordance with the Rounding Convention) equal to the quotient obtained by dividing (i) the amount of Fees payable on such date by (ii) the Fair Market Value of one share of Common Stock on such date.

		(ii)	As of each date on which the Corporation pays a cash dividend on its Common Stock, each Eligible Director’s Account shall be credited with additional Units (including any fractional Unit rounded in accordance with the Rounding Convention), the number of which shall be determined by (i) multiplying the number of Units in the Eligible Director’s Account on the record date for such dividend by the per-share amount of the dividend so paid, and (ii) dividing the amount determined pursuant to clause (i) by the Fair Market Value of one share of Common Stock on the dividend payment date.

		(iii)	An Eligible Director’s interest in his or her Account shall be fully vested and nonforfeitable at all times.

	(d)	Payment. An Eligible Director’s Account shall become payable upon the Eligible Director ceasing to be a Director for any reason. Such payment shall be made to the Eligible Director or the Eligible Director’s Beneficiary, as the case may be. Pursuant to the election made by the Participant under Section 9(b)(iii), the Corporation shall make payment either:

		(i)	as soon as practicable, and in any event within 30 days after the date of termination of service as a Director, in a single lump sum consisting of (x) a number of whole shares of Common Stock equal to the total number of whole Units in the Account as of the date of such termination of service and (y) a cash payment for any fractional Unit in the Account (determined by multiplying such fractional part by the Fair Market Value of one share of Common Stock on the date of termination of service); or

		(ii)	in five annual installments, beginning as soon as practicable, and in any event within 30 days after the date of termination of service as a Director, and thereafter on the anniversary of the date of termination of service as a Director, each installment consisting of (x) a number of whole shares of Common Stock equal to the quotient determined by dividing (A) the total number of whole Units in the Account as of the date of such termination of service by (B) five (5) and (y) a cash payment for any fractional Unit in the Account payable on such date (determined by multiplying such fractional part by the Fair Market Value of one share of Common Stock on applicable anniversary date); provided, however, that on each payment date any additional Units (or fraction thereof) that have been credited under Section 9(c)(ii) with respect to any unpaid installment of Units as determined under clause (A) shall be distributed together with such installment.

	(e)	Rights of Participants. An Eligible Director’s rights and interests under this Plan shall be subject to the following provisions:

		(i)	An Eligible Director shall have the status of a general unsecured creditor of the Corporation with respect to his or her right to receive any payment of his or her Account. The obligations of the Corporation under this Section 9 shall constitute mere promises by the Corporation to make payments in the future of the benefits provided for herein. It is intended that the arrangements reflected in this Section 9 be treated as unfunded for tax purposes.

		(ii)	An Eligible Director’s right to payments under this Section 9 shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Eligible Director or his or her Beneficiary.

10.	Transferability of Awards

Any Option granted to an Eligible Employee under the Plan shall be nontransferable and may be exercised during the Eligible Employee’s lifetime only by the Eligible Employee. A Participant’s right to receive payment of Shares or cash with respect to any other Award granted to the Participant under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant.

Notwithstanding the foregoing, if the instrument evidencing the grant of any Award other than an Incentive Stock Option so provides, the recipient of such Award may transfer his or her rights with respect to such Award, or any portion thereof, to any “family member” of the recipient, as that term is defined in the General Instructions to Form S-8 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, subject to such limitations, terms and conditions as may be specified in such instrument.

11.	Listing and Qualification of Shares

The Corporation, in its discretion, may postpone the issuance, delivery, or distribution of Shares with respect to any Award until completion of such stock exchange listing or other qualification of such Shares under any state or federal law, rule or regulation as the Corporation may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations.

12.	Taxes

Notwithstanding any other provision of the Plan, the Corporation or any of its Affiliated Companies may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and foreign taxes required by law to be withheld with respect to the exercise of any Option or with respect any payments to be made in respect of any other form of Award granted to a Participant under the Plan, including but not limited to (i) deducting the amount of taxes so required to be withheld from any other compensation or other amounts then or thereafter payable to the Participant, and/or (ii) withholding delivery of any Shares or payment of any cash amount otherwise required to be delivered or paid to the Participant with respect to the exercise of such Option, or with respect to such other form of Award, until the amount of taxes so required to be withheld has been paid in full to the Corporation or any of its Affiliated Companies (except to the extent that such delayed delivery would cause a violation of Section 409A). With the approval of the Compensation Committee and subject to such terms and conditions as it may require, such amount may be paid in Shares previously owned by the Participant, or by the surrender of a portion of the Shares that otherwise would be delivered or paid to such Participant with respect to his or her Award, or by a combination of payments in cash and Shares.

To the extent applicable, it is intended that the Plan and all Awards hereunder comply with the requirements of Section 409A or an exception to the requirements of Section 409A, and the Plan and all written instruments evidencing Awards shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A. In the event that any provision of the Plan or any instrument evidencing an Award is determined by the Committee to not comply with the applicable requirements of Section 409A, the Committee shall have the authority to take such actions and to make such interpretations or changes to the Plan or such instrument as the Committee deems necessary to comply with such requirements, provided that the Committee shall act in a manner that is intended to preserve the economic value of the Award to the Participant. Each “payment” (as defined by Section 409A) made under this Plan shall be considered a “separate payment” for purposes of Section 409A, and in no event may a Participant, directly or indirectly, designate the calendar year of any payment hereunder.

Notwithstanding anything contained in the Plan to the contrary, to the extent that any Award hereunder does not meet an exception to Section 409A (a “409A Award”), the following shall apply:

	(i)	If any 409A Award becomes payable to a Participant by reason of his or her retirement or other termination of employment or service that does not constitute a “separation from service” within the meaning of Section 409A, the Participant’s right to such payment shall be deferred (subject to clause (iii) below) until the earlier of the date that such a “separation from service” occurs or the earliest date on which the 409A Award may be paid without being subject to an additional tax under Section 409A.

	(ii)	If any 409A Award becomes payable to a Participant solely by reason of a Change in Control, and a Change in Control occurs as defined by the Plan that is not, with respect to the Corporation, a change in ownership or effective control of the Corporation or a change in ownership of a substantial portion of the assets of the Corporation (each within the meaning of Section 409A), then the Participant’s right to such payment shall be deferred until the earliest date on which the 409A Award may be paid without being subject to an additional tax under Section 409A.

	(iii)	No portion of a 409A Award that is payable by reason of a Participant’s separation from service will be made to a Participant who is a “specified employee” (as defined by Section 409A) until the earlier of: (x) the first day following the sixth month anniversary of the Participant’s separation from service, (y) the Participant’s date of death, or (z) the earliest date on which the 409A Award may be paid without being subject to an additional tax under Section 409A.

Notwithstanding anything contained herein to the contrary, in no event shall the Corporation or any officer, director, employee or agent of the Corporation be liable to any Participant for any tax or penalty imposed on such Participant under Section 409A or otherwise.

13.	Change in Control

	(a)	Notwithstanding any other provision in the Plan to the contrary, unless otherwise set forth in the instrument evidencing an Award or in an employment agreement between an Eligible Employee and the Corporation or any of its Affiliated Companies, the following provisions shall apply with respect to any Eligible Employee who incurs an Involuntary Termination of Employment within twenty-four (24) months following a Change in Control:

(i) Each Option held by such Eligible Employee shall become immediately and fully exercisable on the date of the Termination of Employment, and shall remain fully exercisable until the date on which the Option otherwise would expire by the passage of time in accordance with its terms.

(ii) The Restricted Periods applicable to all Restricted Shares and Restricted Units (including any related Dividend Equivalent Units) granted to the Eligible Employee hereunder that are still outstanding on the date of his or her Termination of Employment shall expire on such date; all Restrictions applicable to such outstanding Restricted Shares, Restricted Units and related Dividend Equivalent Units shall lapse on such date; and the Eligible Employee’s rights to receive payment with respect to all such outstanding Shares, Restricted Units and related Dividend Equivalent Units shall become nonforfeitable as of such date. Payment with respect to such outstanding Restricted Shares, Restricted Units and related Dividend Equivalent Units shall be made in accordance with Section 6(d) hereof.

		(iii)	The Performance Periods applicable to all Performance Shares and Performance Units (including any related Dividend Equivalent Units) granted to the Eligible Employee hereunder that are still outstanding on the day immediately preceding the date of his or her Termination of Employment shall end on such date; all Performance Goals that were established in connection with the Award of such Performance Shares or Performance Units shall be deemed to have been attained as of such date to the fullest extent necessary in order for the Eligible Employee to be entitled to receive payment with respect to the number of such Performance Shares deliverable upon attainment of the Performance Goals at target level, or with respect to the target percentage of such Performance Units (and any related Dividend Equivalent Units), as to which payment could be made under the terms of the applicable Awards, as specified in the instrument or instruments evidencing the grant thereof; and the Eligible Employee shall acquire on such date a nonforfeitable right to receive payment with respect to such target number of Performance Shares (including any cash payment with respect to dividends that would have been paid thereon, if the instrument evidencing the grant of such shares provides for such cash payment), or with respect to such target percentage of Performance Units (and any related Dividend Equivalent Units), determined without any adjustment under Section 7(g)(i) or (ii). Payment with respect to such Performance Shares, Performance Units and related Dividend Equivalent Units shall be made in accordance with Section 7(d) hereof.

	(b)	If a Change in Control would be treated as having occurred but for the adoption by the Board of Directors of a resolution described in the “provided, however” clause in the definition of “Change in Control” in Section 2, and if such resolution so provides and has not been rescinded prior to the Change in Control, the Board of Directors shall have the right in its discretion (i) to direct that all Options then outstanding and held by Participants shall be canceled as of a date to be fixed by the Board, provided, however, that not less than 30 days written notice of the date so fixed shall be given to each such Participant, and each such Participant shall have the right during such period (irrespective of the Participant’s Termination of Employment during such period) to exercise his or her Option as to all or any part of the Shares covered thereby, including any Shares as to which the Option has not yet become exercisable, or (ii) to authorize the substitution for each outstanding Option of a new Option, provided that (A) each such new Option has a value at the time it is granted that is at least equal to the value of the outstanding Option in substitution for which it is granted, and contains terms and conditions no less favorable to the Participant than those contained in his or her outstanding Option, and (B) in the case of any new Incentive Stock Option that is granted in substitution of an outstanding Incentive Stock Option, the requirements of Section 424(a) of the Code are met with regard to such substitution.

14.	Certain Adjustments to Shares

In the event of any change in the shares of Common Stock by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase shares of Common Stock at a price substantially below fair market value, or any similar change affecting the shares of Common Stock, (i) the maximum aggregate number and kind of shares specified herein as available for the grant of Awards, or for the grant of any particular form of Award, under the Plan, (ii) the number and kind of shares that may be issued and delivered to Participants upon the exercise of any Option, or in payment with respect to any Award of Restricted Shares or Performance Shares, that is outstanding at the time of such change, (iii) the number and kind of shares represented by any Restricted Units, Performance Units, Annual Award Units or Dividend Equivalent Units that are outstanding at the time of such change, and (iv) the exercise price per share of any Options granted hereunder that are outstanding at the time of such change, shall be appropriately adjusted consistent with such change in such manner as the Compensation Committee, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participants hereunder; provided, however, that any such adjustments shall be made in accordance with Section 409A and Section 424(h) of the Code, respectively, to the extent applicable.

In the case of any outstanding Incentive Stock Option, any such change shall be made in the manner that satisfies the requirements that must be met under in order for such change not to be treated as a “modification” of such Option as defined under Section 424 of the Code.

With respect to Awards which are intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code, no adjustment or action described in this Section 14 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as performance-based compensation, unless the Committee determines that the Award should not so qualify. No action shall be taken under this Section 14 which shall cause an Award to fail to comply with Section 409A, to the extent applicable to such Award.

The Committee shall give notice to each Participant of any adjustment made pursuant to this Section and, upon such notice, such adjustment shall be effective and binding for all purposes.

15.	Administration

The Plan shall be administered in accordance with the provisions set forth below.

(a) In General. Except as otherwise specifically provided in the Plan, the Plan shall be administered by (i) the Board of Directors, with respect to all matters pertaining to Awards that may be granted or that have been granted hereunder to Eligible Directors; (ii) by the Compensation Committee, with respect to all matters pertaining to Awards that may be made or that have been made to Eligible Employees, except as otherwise provided in (iii); and (iii) by the CEO, with respect to those specific matters pertaining to Awards to Eligible Employees who are not Elected Officers that are within the scope of the authority granted to the CEO under (d) below or delegated by the Compensation Committee to the CEO pursuant to (e) below.

(b) The Committee’s Authority and Powers. In addition to the responsibilities and powers assigned to the Committee elsewhere in the Plan, the Committee shall have the authority, in its discretion, to establish from time to time guidelines or regulations for the administration of the Plan, to interpret the Plan, and to make all determinations it considers necessary or advisable for the administration of the Plan. All decisions, actions or interpretations of the Committee under the Plan shall be final, conclusive and binding upon all parties. Notwithstanding the foregoing, any determination made by the Committee after the occurrence of a Change in Control that denies in whole or in part any claim made by any individual for benefits under the Plan shall be subject to judicial review under a “de novo,” rather than a deferential, standard.

(c) Modification of Awards. To the extent not inconsistent with the terms of the Plan (including without limitation, Sections 3(c) and 19(c)) or any provision of applicable law, the Committee in its discretion may waive or modify any of the terms and conditions set forth in the instrument evidencing the grant of any Award made to a Participant hereunder, including without limitation, (i) in the case of any Option, to permit such Option to become exercisable as to any portion of the Shares subject to the Option at any time earlier than the time specified in such instrument, to extend the term of such Option beyond the date specified in such instrument as the expiration date for the term of the Option (but not beyond the day immediately preceding the tenth anniversary of the Date of Grant of the Option), or to permit such Option, to the extent it has become or becomes exercisable, to remain exercisable for any period of time (including any period after the Eligible Employee’s Termination of Employment) beyond the period of time specified in such instrument but not beyond the date of expiration of the Option, including any extension thereof permitted under this clause (i); and (ii) in the case of any Award of Restricted Shares or Restricted Units, to cause the Restricted Period applicable to such Restricted Shares or restricted Units to expire, and the Restrictions applicable to such Restricted Shares or Restricted Units to lapse, as of any date earlier than the date provided for in such instrument;

Notwithstanding the foregoing, no waiver or amendment may be authorized or directed by the Committee pursuant to this Section 15(c) without the consent of the Participant if (A) it would adversely affect, to any material extent, any of the rights or obligations of the Participant with respect to such Award, or (B) in the case of any Option granted hereunder that was intended to constitute an Incentive Stock Option, if such waiver or amendment would cause such Option to fail to be treated as an “incentive stock option” within the meaning of Section 422 of the Code. In addition, no such waiver or amendment may be authorized or directed by the Committee pursuant to this Section 15(c) with respect to any Option, Performance Shares or Performance Units awarded to any Covered Executive, if such waiver or amendment would cause the delivery of Shares or the payment of any cash amounts that are made with respect to such Award to fail to be deductible for federal income tax purposes pursuant to the applicable provisions of Section 162(m) of the Code and the regulations issued thereunder or cause a violation of Section 409A.

(d)	The CEO’s Authority and Powers. With respect to such number of Shares as the Compensation Committee may in its discretion determine to be available from time to time for the grant of Awards in any form to Eligible Employees who are not Elected Officers, the CEO shall have the authority (i) to determine which of such Eligible Employees shall receive Awards in each form specified by the Compensation Committee; (ii) to determine the time or times when Awards in such form shall be made to such Eligible Employees; (iii) to determine the number of Shares that will be subject to any Option, or the number of Restricted Shares, Restricted Units, Performance Shares or Performance Units, to be included in any Award to any such Eligible Employee; (iv) with respect to any Award of Performance Shares or Performance Units made to any such Eligible Employees, to make all determinations which the Committee is authorized to make with respect to such Award under the provisions of Section 7(a)(i), (ii) and (iii), Section 7(e) and Section 7(g)(i); and (v) with respect to any Awards made to any such Eligible Employees pursuant to the CEO’s exercise of the authority granted to him under this Section 15(d), to exercise all of the authority and powers granted to the Committee under (b) above and under the second paragraph of (e) below, but only to the extent that any such exercise by the CEO is not inconsistent with any action taken by the Compensation Committee, or with any determination, decision or interpretation of the Plan made by the Compensation Committee, under (b) above or any delegation made by the Compensation Committee under the second paragraph of (e) below.

Except for the matters specified in the foregoing paragraph and any additional matters pertaining to Awards to Eligible Employees who are not Elected Officers with respect to which authority has been granted to the CEO pursuant to (e) below, the CEO shall not have any of the authority or powers otherwise granted to the Committee under any other provisions of the Plan.

The Compensation Committee in its discretion may at any time, by resolution duly adopted by it and without any amendment of the Plan, revoke or modify in any manner or respect the authority and powers granted to the CEO under this Section 15(d).

(e) Delegation. In addition to the authority and powers granted to the CEO under (d) above, the Compensation Committee in its discretion may, by resolution duly adopted by it, delegate to the CEO authority with respect to such other matters pertaining to Awards to Eligible Employees who are not Elected Officers as the Compensation Committee may specify in such resolution. Any authority so delegated to the CEO may be revoked or modified by the Compensation Committee, in whole or in part, at any time.

The Committee may delegate any ministerial or nondiscretionary function pertaining to the administration of the Plan to any one or more officers or other employees of the Corporation or any of its Affiliated Companies.

(f) Non-U.S. Participants. In order to comply with any applicable provisions of local law and regulations in any foreign country in which the Corporation or any of its Affiliated Companies operates, the Committee may in its sole discretion (i) modify the terms and conditions of Awards granted under the Plan to Eligible Employees located in such foreign country, (ii) establish subplans with such modifications to the terms of the Plan as it determines to be necessary or appropriate under the circumstances applicable in such foreign country, or (iii) take any other action that it deems necessary or appropriate in order to comply with, or obtain any exemptions from the applicability of, the local laws and regulations in such foreign country.

16.	Designation and Change of Beneficiary

Each Participant shall file with the Committee, or with such employee of the Corporation who has been designated by the Committee to receive same, a written designation of one or more persons as the Beneficiary who shall be entitled to receive any Shares or cash amount payable under the Plan upon or after the Participant’s death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any previously designated Beneficiary by filing a new designation with the Committee or its designee. The last such designation received by the Committee or its designee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If at the date of a Participant’s death, there is no designation of a Beneficiary in effect for the Participant pursuant to the provisions of this Section 16, or if no Beneficiary designated by the Participant in accordance with the provisions hereof survives to receive any Shares or cash amount payable under the Plan with respect to the Participant after his or death, the Participant’s estate shall be treated as the Participant’s Beneficiary for purposes of the Plan.

17.	Recoupment of Awards

Notwithstanding anything contained in the Plan or in an instrument evidencing an Award, each Award granted or made under the Plan shall be subject, in the discretion of the Committee, to Termination, Rescission, Recapture and/or Reimbursement (each as defined below) if –

(i) the granting, vesting, or payment of such Award (or portion thereof) was predicated upon the achievement of certain financial results or other performance criteria;

(ii) in the Committee’s view, the Participant either benefited from a calculation that later proves to be materially inaccurate, or engaged in one or more material acts of fraud or misconduct that caused or partially caused the need for a financial restatement by the Corporation or any of its Affiliated Companies; and

	(iii)	in the Committee’s view, a lower granting, vesting, or payment of or with respect to such Award would have occurred based on a correct calculation or upon restated financial results or other performance criteria.

For purposes of the foregoing, the following terms shall have the assigned meanings:

	(a)	“Termination” means the termination, forfeiture or cancelation, in whole or in part, of any outstanding, unexercised, unexpired or unpaid Award.

	(b)	“Rescission” means the rescission or revocation of any exercise, payment or delivery pursuant to the Award.

	(c)	“Recapture” means the recapture of any property or proceeds from a Participant’s sale or other disposition of Shares issued pursuant to or in connection with an Award.

	(d)	“Reimbursement” means the reimbursement to the Corporation for any gains realized by a Participant or Beneficiary with respect to the exercise of an Option.

In each instance, the Committee will, to the extent practicable and allowable under applicable laws, require Termination, Rescission, Recapture and/or Reimbursement relating to, any Award granted to a Participant as is appropriate under the circumstances. In addition and without limitation of the foregoing, any amounts paid hereunder shall be subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Corporation or as is otherwise required by applicable law or stock exchange listing condition.

18.	Amendment or Termination

The Board of Directors may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that (a) no amendment, suspension or termination of the Plan shall adversely affect the rights of any Participant with respect to any Awards previously granted to the Participant without his or her written consent, (b) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Corporation shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (c) stockholder approval is required for any amendment to the Plan that (i) increases the number of Shares available for issuance under the Plan, or (ii) results in a material increase in benefits under the Plan or a change in eligibility requirements of the Plan.

19.	General Provisions

	(a)	Rights of Participants. A Participant’s rights and interests under the Plan shall be subject to the following provisions:

(i) A Participant shall have the status of a general unsecured creditor of the Corporation with respect to his or her right to receive any payment under the Plan. The Plan shall constitute a mere promise by the Corporation or the applicable Affiliated Company to make payments in the future of the benefits provided for herein. It is intended that the arrangements reflected in the Plan be treated as unfunded for tax purposes, as well as for purposes of any applicable provisions of Title I of ERISA.

(ii) Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employment of the Corporation or any of its Affiliated Companies, or shall interfere with the right of the Corporation or any of its

Affiliated Companies with whom the Participant is employed to terminate the Participant’s employment at any time subject, however, to the Participant’s rights under any employment contract in effect between the Participant and the Corporation or any of its Affiliated Companies.

	(iii)	No Award made to a Participant under the Plan, and no payment made with respect to such Award, shall be considered as compensation under any employee benefit plan of the Corporation or any of its Affiliated Companies, except as specifically provided in such plan or as otherwise determined by the Board of Directors.

(b)	Successors. The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation. The Corporation agrees that it will make appropriate provision for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

The provisions of the Plan and the terms and conditions contained in the instrument evidencing any Award made to a Participant hereunder shall be binding upon the Participant, his or her successors and permitted transferees.

(c)	Full Value Award Vesting Limitations. Notwithstanding anything contained herein to the contrary, Full Value Awards made to an Eligible Employee shall, except for acceleration of vesting due to death, disability, retirement or a Change in Control, become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less one year) following the Date of Grant; provided, however, that notwithstanding the foregoing, Full Value Awards that result in the issuance of an aggregate of up to 5% of the Shares available for issuance pursuant to Section 4(a) may be granted to any one or more Eligible Employees without respect to such minimum vesting provisions.

(d)	Additional Forfeiture Events/Representations. The Committee may specify in an instrument evidencing an Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, violation of material policies of the Corporation, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Corporation or its Affiliated Companies. The Committee may also specify in an instrument evidencing an Award that the Participant’s rights, payments and benefits with respect to an Award shall be conditioned upon the Participant making a representation regarding compliance with noncompetition, confidentiality or other restrictive covenants that may apply to the Participant and providing that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment on account of a breach of such representation.

(e)	Paperless Documentation. Notwithstanding anything contained herein to the contrary, any agreement, document, notice or other instrument necessary or appropriate to carry out the purposes of the Plan, including any agreement, document, notice or other instrument expressly stated by the Plan to be in writing, may, to the extent permitted by the Committee, be provided, transmitted or delivered in electronic format, including via facsimile or by use of the internet. Any such agreement, document, notice or other instrument provided or delivered in such manner shall have the same legal effect as if provided in writing.

	(f)	Stock Certificates; Book Entry Procedures.

(i) Notwithstanding anything herein to the contrary, the Corporation shall not be required to issue or deliver any certificates evidencing Shares to be issued under the Plan, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded. All Share certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Share certificate to reference restrictions applicable to such Share. In addition to the terms and conditions provided herein, the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant or Beneficiary to comply with any timing or other restrictions with respect to the settlement of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(ii) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Corporation shall not deliver to any Participant or Beneficiary certificates evidencing Shares issued under the Plan and instead such Shares shall be recorded in the books of the Corporation (or, as applicable, its transfer agent or stock plan administrator).

	(g)	Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York.

20.	Effective Date

The Plan was adopted on September 26, 2011 by the Board of Directors, subject, however, to approval by the shareholders of the Corporation, in accordance with the requirements of the New York Stock Exchange and applicable law, at the 2011 annual meeting of the Corporation’s shareholders including any adjournment thereof. The effective date of the Plan shall be the date of such approval by the Corporation’s shareholders, and no Awards may be granted hereunder prior to such date.

AMENDMENT TO THE
PALL CORPORATION 2012 STOCK COMPENSATION PLAN

WHEREAS, Pall Corporation (the “Corporation”) sponsors and maintains the Pall Corporation 2012 Stock Compensation Plan, as amended (the “Plan”); and

WHEREAS, the Board of Directors desires to amend the Plan to reflect certain changes; and

WHEREAS, Section 18 of the Plan reserves to the Board the right to amend the Plan at any time,

NOW, THEREFORE, the Plan is hereby amended, effective as of August 1, 2012, as follows:

1.	Effective for Annual Awards Units awarded after December 31, 2012, Shares represented by such Units shall be delivered to each Eligible Director immediately following the date of such Award except to the extent that an Eligible Director irrevocably elects in writing on or before December 31 of the year immediately preceding the date of such Award to defer the delivery of such Shares. If and to the extent deferred, delivery of such deferred Units shall be made, as irrevocably elected by the Eligible Director (i) at a date elected by the Eligible Director, (ii) immediately following the Eligible Director’s separation from service as a member of the Board, or (iii) at the earlier of (i) or (ii). In addition, an Eligible Director may irrevocably elect to have such Shares delivered in a single delivery or in annual installments over such number of years as the Committee may permit. In the absence of such an election, the Shares shall be distributed in a single delivery. All deferral elections shall be made in accordance with such procedures as are prescribed by the Committee.

2.	Section 8(a)(i) of the Plan is amended by adding the following new sentence at the end thereof:

“Annual Awards Units shall be for services rendered by an Eligible Director for the calendar year in which such Award is made.”

3.	Each of the foregoing amendments shall be effective the date hereof. Except as amended herein, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the undersigned being a duly authorized officer of the Corporation has executed this Amendment to the Pall Corporation 2012 Stock Compensation Plan as evidence of its adoption by the Corporation.

PALL CORPORATION

By:	/s/ Lawrence Kingsley

Title: Chief Executive Officer

Date: August 22, 2012

Witness:	/s/ Cherita Thomas

AMENDMENT TO THE
PALL CORPORATION 2012 STOCK COMPENSATION PLAN

WHEREAS, Pall Corporation (the “Corporation”) sponsors and maintains the Pall Corporation 2012 Stock Compensation Plan, as amended (the “Plan”); and

WHEREAS, the Board of Directors desires to amend the Plan to reflect certain changes; and

WHEREAS, Section 18 of the Plan reserves to the Board the right to amend the Plan at any time,

NOW, THEREFORE, the Plan is hereby amended, effective as of April 19, 2012, as follows:

1.	Section 3(b) of the 2012 Stock Plan is amended by adding the following new sentences at the end thereof:

“Notwithstanding anything contained in the Plan to the contrary, each instrument evidencing an Award made to an Eligible Employee shall provide, and shall be deemed to provide if not set forth expressly, that in the event an Eligible Employee’s Termination of Employment shall be for Cause, any and all Awards to such Eligible Employee shall immediately be forfeited and cancelled. Without limitation of the provisions of Sections 17 and 19(d) hereof, if following Termination of Employment for any reason, an Eligible Employee engages in any conduct or activity that is in breach of any agreement, obligation or duty to the Corporation or any of its Affiliated Companies (whether arising by statute, common law, agreement, the Corporation’s Code of Ethics or other policy of the Corporation) relating to confidentiality, noncompetition, non-solicitation, proprietary rights, protection of intellectual property, conduct in violation of the Corporation’s Code of Ethics, or similar conduct, then the Eligible Employee, within thirty (30) days after written demand by the Corporation, shall pay to the Corporation any income or gain realized on or after such Termination of Employment in connection with the exercise or vesting of any Award or in connection with the sales of Shares following any such breach that were acquired in connection with an Award.”

2.	Section 5(e)(iii) of the 2012 Stock Plan is amended in its entirety, to read as follows:

“(iii) If an Eligible Employee’s Termination of Employment occurs other than as set forth in clauses (i) or (ii) above, and other then as a result of discharge for Cause, any Option then held by such Eligible Employee may, to the extent then exercisable, be exercised following such Termination of Employment until the later of (i) ninety (90) days, and (ii) thirty (30) days after the end of a blackout period imposed by the Corporation to which the Eligible Employee was subject to prior to such Termination of Employment (but in no event after the earlier of the expiration of the term of such Option or such time as the Option is otherwise canceled or terminated in accordance with its terms).”

3.	Options issued and outstanding under the 2012 Stock Plan on the date of this amendment are hereby amended by adding the amendment to Section 5(e)(iii) of the 2012 Stock Plan above to each Option Grant Agreement.

Except as amended herein, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the undersigned being a duly authorized officer of the Corporation has executed this Amendment to the Pall Corporation 2012 Stock Compensation Plan as evidence of its adoption by the Corporation.

PALL CORPORATION

By: /s/ Lawrence Kingsley

Title: Chief Executive Officer

Date: August 22, 2012

Witness: /s/ Cherita Thomas

THIRD AMENDMENT TO THE
PALL CORPORATION 2012 STOCK COMPENSATION PLAN

WHEREAS, Pall Corporation (the “Corporation”) sponsors and maintains the Pall Corporation 2012 Stock Compensation Plan, as amended (the “Plan”); and

WHEREAS, at the Annual Meeting of the Corporation’s shareholders to be held on December 10, 2014 (the “2014 Annual Meeting”), the Corporation intends to ask the shareholders to approve an amended and restated version of the Plan that would increase the number of shares available for issuance under the Plan by 8,000,000 (the “Plan Proposal”); and

WHEREAS, the Board of Directors desires to amend the Plan to reflect certain changes; and

WHEREAS, Section 18 of the Plan reserves to the Board the right to amend the Plan at any time,

NOW, THEREFORE, the Plan is hereby amended as follows:

(1)	The reference to “2.31” in Section 4(b) shall be changed to “3.39”.

(2)	Section 4(c) of the Plan is deleted and shall be replaced in its entirety with the following:

“(c)

There shall be added back to the aggregate number of Shares available for the grant of Awards under the Plan, as determined under (a) and (b) above (including by taking into account the Full Value Award Multiple, if applicable, as in effect at the time of grant of the underlying Award), the following: (i) any Shares as to which an Option granted hereunder has not been exercised at the time of its expiration, cancellation or forfeiture; and (ii) any Shares included in any form of Award granted hereunder, to the extent that the Participant’s right to receive such Shares is forfeited, canceled, settled in cash or otherwise terminated without a delivery of Shares. Shares that are withheld or tendered by a Participant as full or partial payment for an Award or for taxes shall not be added back to the Shares available for issuance under the Plan and will be counted against the limit in Section 4(a) above. In the case of a performance-based Award that provides for a target number of shares and also provides that a larger number of shares may be granted if the performance criteria are exceeded, there shall be added back to the aggregate number of Shares available for the grant of Awards under the Plan, as determined under (a) and (b) above, the number of Shares subject to such Award as are not actually issued (including by taking into account the Full Value Award Multiple, if applicable, as in effect at the time of the grant of the underlying Award).”

Provided, however, that this Amendment shall become effective only upon approval by the Corporation’s shareholders of the Plan Proposal at the 2014 Annual Meeting and provided further that if the Corporation’s shareholders do not approve the Plan Proposal at the 2014 Annual Meeting then this Amendment shall be void and of no further effect.

Except as amended herein, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the undersigned being a duly authorized officer of the Corporation has executed this Amendment to the Pall Corporation 2012 Stock Compensation Plan as evidence of its adoption by the Corporation.

PALL CORPORATION

By: /s/ Lawrence D. Kingsley

Title: Chief Executive Officer

Date: September 23, 2014

Witness: /s/ Audrey Galatioto

FOURTH AMENDMENT TO THE
PALL CORPORATION 2012 STOCK COMPENSATION PLAN

WHEREAS, Pall Corporation (the “Corporation”) sponsors and maintains the Pall Corporation 2012 Stock Compensation Plan, as amended (the “Plan”); and

WHEREAS, the Board of Directors desires to amend the Plan to increase the number of Shares (as defined in the Plan) that may be distributed in respect of awards made under the Plan; and

WHEREAS, Section 18 of the Plan reserves the Board the right to amend the Plan at any time, provided that stockholder approval is required for any amendment to the Plan that increases the number of Shares available for issuance under the Plan,

NOW, THEREFORE, the following amendment is hereby made a part of the Plan subject to, and effective as of the date of, the approval of the stockholders of the Plan as amended at the Company’s Annual Meeting of Shareholders on December 10, 2014:

Section 4(a) of the Plan shall be, and hereby is, amended to read as follows:

The aggregate number of Shares that may be distributed or issued in respect of Awards made under the Plan shall be limited to 15,100,000 Shares. The maximum aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan shall not exceed 7,100,000 Shares.

Except as amended herein, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the undersigned being a duly authorized officer of the Corporation has executed this Amendment to the Pall Corporation 2012 Stock Compensation Plan as evidence of its adoption by the Corporation.

PALL CORPORATION

By: /s/ Lawrence D. Kingsley

Title: Chief Executive Officer

Date: September 23, 2014

Witness: /s/ Audrey Galatioto

APPENDIX B
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

In addition to financial results reported in accordance with GAAP, we have included in the “Compensation Discussion and Analysis” (“CD&A”) section of this proxy statement a measure, pro forma diluted earnings per share, that is a non-GAAP financial measure. We have included this measure in the CD&A in order to aid shareholders in better understanding the Company’s performance and because it is used in the Company’s compensation programs for named executive officers. A reconciliation of this non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with GAAP follows.

Earnings Per Share Reconciliation

Pro forma earnings per share measures exclude the items described below as they are deemed to be non-recurring in nature and/or not considered by management to be indicative of underlying operating performance. The pro forma tax effects disclosed were calculated using applicable entity-specific tax rates.

	2014	2013
Diluted earnings per share from continuing operations as reported	$3.25	$2.89
Discrete items:
Cost of sales adjustment, after pro forma tax effect (1)	$0.04	–
Restructuring and other costs (“ROTC”), after pro forma tax effect (2)	$0.32	$0.28
Tax adjustments (3)	$(0.14)	$(0.09)
Interest adjustments, after pro forma tax effect (4)	$(0.03)	$(0.04)
Total discrete items	$0.19	$0.15
Pro forma diluted earnings per share from continuing operations	$3.44	$3.04

(1)	Cost of sales in the year ended July 31, 2014 includes purchase accounting adjustments of $7,469 ($4,839 after pro forma tax effect of $2,630) related to the step up of acquired inventory.
(2)

ROTC in the year ended July 31, 2014 of $40,154 ($35,033 after pro forma tax effect of $5,121) primarily includes severance costs related to the Company’s structural cost improvement initiative as well as an increase to environmental reserves.

ROTC in the year ended July 31, 2013 of $40,182 ($31,741 after pro forma tax effect of $8,441) primarily includes severance costs related to the Company’s structural cost improvement initiative, certain employment contract obligations and an adjustment to environmental reserves.

(3)

Provision for income taxes in the year ended July 31, 2014 includes a net benefit of $15,527 related to the resolution of foreign tax audits, partly offset by additional tax costs related to the Blood divestiture.

Provision for income taxes in the year ended July 31, 2013 includes a net benefit of $10,193 related to the resolution of a U.S. tax audit partially offset by the tax cost of repatriation of foreign earnings.

(4)

Interest expense, net, in year ended July 31, 2014 includes the reversal of accrued interest of $4,520 ($3,718 after pro forma tax effect of $802) related to the resolution of foreign tax audits as described in (3) above.

Interest expense, net, in the year ended July 31, 2013 includes the reversal of accrued interest of $6,704 ($4,268 after pro forma tax effect of $2,436) related to the resolution of a U.S. tax audit as described in (3) above.

B-1

Sales Growth Reconciliation

The following table presents sales information excluding the impact of foreign exchange translation (“translational FX”) (i.e., had exchange rates not changed year over year). We consider year over year change excluding translational FX to be an important measure because by excluding the impact of volatility of exchange rates, underlying impact of volume and rate changes are evident. United States (“U.S.”) Dollar amounts in the table below are in thousands.

	Full Year FY14	Full Year FY13	Percent Change	Full Year FY14 Impact of Foreign Currency Translation	% Change Excluding Foreign Currency Translation
Organic	2,721,175	2,648,063	2.80%	(10,556)	3.20%
Acquisitions	67,972	–		–
Total Pall Sales	2,789,147	2,648,063	5.30%	(10,556)	5.70%

B-2

Corporate Headquarters
25 Harbor Park Drive
Port Washington, NY 11050

800.645.6532 toll free
516.484.5400 phone
516.801.9754 fax
www.pall.com/contact

Pall Corporation has offices and
plants throughout the world.

To see how Pall is helping enable a greener, safer and more
sustainable future, visit www.pall.com/betterplanet.

Printed on FSC® certified paper containing 50% post consumer fiber. The FSC trademark identifies products which contain fiber from responsibly managed forests and other responsible sources in accordance to the standards of the Forest Stewardship Council®.

© Copyright 2014, Pall Corporation, Pall, and are trademarks of Pall Corporation. ® indicates a Pall trademark registered in the USA. is a service mark of Pall Corporation.

Proxy-2014

IMPORTANT ANNUAL MEETING INFORMATION

Admission Ticket

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by Internet or telephone must be received by 12:01 a.m., Eastern Time, on December 10, 2014.

Vote by Internet Go to www.envisionreports.com/PLL Or scan the QR code with your smartphone Follow the steps outlined on the secure website

Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card
‚ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ‚

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain

	01 - Amy E. Alving	☐	☐	☐	05 - Ronald L. Hoffman	☐	☐	☐	09 - Katharine L. Plourde	☐	☐	☐

	02 - Robert B. Coutts	☐	☐	☐	06 - Lawrence D. Kingsley	☐	☐	☐	10 - Edward Travaglianti	☐	☐	☐

	03 - Mark E. Goldstein	☐	☐	☐	07 - Dennis N. Longstreet	☐	☐	☐	11 - Bret W. Wise	☐	☐	☐

	04 - Cheryl W. Grisé	☐	☐	☐	08 - B. Craig Owens	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2015.	☐	☐	☐	3.	To approve an amendment to the Pall Corporation 2012 Stock Compensation Plan.	☐	☐	☐

4.	Proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers.	☐	☐	☐

B	AUTHORIZED SIGNATURES — THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO BE COUNTED. DATE AND SIGN BELOW.
NOTE: Please sign below exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian or corporate officer, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

Annual Meeting Admission Ticket

2014 Annual Meeting of
Pall Corporation Shareholders
Wednesday, December 10, 2014
at 1:00 p.m., Eastern time

JW Marriott, Essex House New York
160 Central Park South
New York, New York 10019
1-212-247-0300

ADMISSION: To be admitted to the annual meeting, you must bring this tear-off portion of your proxy card or other proof of ownership of Pall Corporation common stock, which will serve as your admission ticket. Upon arrival, please present this ticket or other proof of share ownership and a valid government-issued form of photo identification at the registration desk. No cameras, recording equipment, other electronic devices, large bags, briefcases or packages will be permitted in the meeting. Directions to attend the meeting and vote in person are available by calling the hotel at 1-212-247-0300 or visiting its website at
http://www.marriott.com/hotels/fact-sheet/travel/nycex-jw-marriott-essex-house-new-york.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON DECEMBER 10, 2014

Copies of the enclosed Proxy Statement for the 2014 Annual Meeting and the 2014 Annual Report, which includes the Form 10-K for the fiscal year ended July 31, 2014, are also available on the Company’s website at www.pall.com/annualreport.

Do you have access to the Internet? If so, consider receiving next year’s Annual Report and proxy materials in electronic rather than printed form. While voting via the Internet, click the box to give your consent and thereby conserve natural resources, as well as significantly reduce printing and mailing costs. If you do not consent to access Pall Corporation’s Annual Report and proxy materials via the Internet, you will continue to receive them in the mail.

Accessing Pall Corporation’s Annual Report and proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies.

‚ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ‚

Proxy — Pall Corporation

Annual Meeting of Shareholders - December 10, 2014

The undersigned hereby appoint(s) RONALD L. HOFFMAN, LAWRENCE D. KINGSLEY and ROYA BEHNIA and each of them, with full power of substitution, proxies of the undersigned to vote all shares of the common stock of Pall Corporation (the “Company”) which the undersigned would be entitled to vote if present at, and to act for the undersigned at, the annual meeting of shareholders of the Company to be held on Wednesday, December 10, 2014, at 1:00 p.m., Eastern time, and at any adjournment thereof, on the matters indicated on the reverse side of this proxy.

This proxy is solicited by the Board of Directors of the Company and, when properly executed, will be voted in accordance with the instructions marked on the reverse side. If you properly sign and date this proxy card and deliver it to the Company but you mark no instructions on it, it will be voted FOR the election of all nominees for director named on the reverse side hereof (or for a substitute nominee if any of those named should become unavailable), FOR the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2015, FOR the approval of an amendment to the Pall Corporation 2012 Stock Compensation Plan and FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers. This proxy confers discretionary authority on the persons named above to vote in accordance with their judgment on any other business which may properly come before the meeting, including but not limited to any proposal omitted from the accompanying proxy statement and this proxy card pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

C	Non-Voting Items
Change of Address — Please print new address below.	Comments — Please print your comments below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.